AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998

                                                        REGISTRATION NO. 333-___

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________
                              SIEBEL SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                               7372                                  94-3187233
(State or other jurisdiction of incorporation            (Primary Standard Industrial            (I.R.S. Employer Identification
             or organization)                             Classification Code Number)                        Number)

                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                                 (650) 295-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ______________________________
                                THOMAS M. SIEBEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SIEBEL SYSTEMS, INC.
                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                                 (650) 295-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:
        James C. Gaither, Esq.                      Howard S. Zeprun, Esq.
       Patrick A. Pohlen, Esq.                      Martin W. Korman, Esq.
          Cooley Godward LLP                  Wilson Sonsini Goodrich & Rosati
Five Palo Alto Square, 3000 El Camino Real        Professional Corporation
        Palo Alto, CA 94306                  650 Page Mill Road, Palo Alto, CA 94304
          (650) 843-5000                              (650) 493-9300
                    --------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable following the effectiveness of this Registration Statement and the effective time of the proposed merger of Syracuse Acquisition Sub, Inc. with and into Scopus Technology, Inc., as described in the Agreement and Plan of Merger and Reorganization, dated as of March 1, 1998, attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement (the "Reorganization Agreement").

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        ______________________________
                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED             PROPOSED
  TITLE OF EACH CLASS OF SECURITIES           AMOUNT               MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
           TO BE REGISTERED            TO BE REGISTERED(1)(2)     PRICE PER SHARE(3)     OFFERING PRICE(3)      REGISTRATION FEE(3)
  ---------------------------------    ---------------------      -----------------      -----------------      ------------------
Common Stock, $.001 par value                8,768,338                  $52.13              $457,093,418            $134,843

(1) Represents the number of shares of common stock of the Registrant which may be issued to the former shareholders of Scopus Technology, Inc. ("Scopus") pursuant to the merger described herein. Each share of common stock of Scopus will be converted into the right to receive 0.36405 shares of common stock of the Registrant (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction) (the "Exchange Ratio") pursuant to the Merger described herein. After giving effect to the 100% dividend to be paid on March 20, 1998 to the Siebel stockholders, the Exchange Ratio will be 0.7281.
(2) The provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of any future stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.
(3) Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of the securities to be received by the Registrant as reported on the Nasdaq National Market on March 10, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY JOINT PROXY STATEMENT                               APRIL ____,1998

                             [SIEBEL SYSTEMS LOGO]
                               1855 GRANT STREET
                          SAN MATEO, CALIFORNIA  94402

DEAR STOCKHOLDER:

          As you may be aware, Siebel Systems, Inc., a Delaware corporation ("Siebel"), and Scopus Technology, Inc., a California corporation ("Scopus"), have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") providing for the acquisition of Scopus by Siebel as described below. Pursuant to the Reorganization Agreement, a special meeting of the stockholders of Siebel (the "Siebel Special Meeting") will be held at 1855 South Grant Street, San Mateo, California on May [__], 1998 at [______], local time.

          At the Siebel Special Meeting you will be asked to consider and vote upon the issuance of shares of common stock, par value $0.001 per share, of Siebel ("Siebel Common Stock") pursuant to the Reorganization Agreement. Pursuant to the Reorganization Agreement, a wholly owned subsidiary of Siebel will be merged with and into Scopus (the "Merger"), and Scopus will become a wholly owned subsidiary of Siebel. In the Merger, each outstanding share of common stock, par value $0.001 per share, of Scopus will be converted into the right to receive 0.36405 shares of Siebel Common Stock (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or similar transaction (the "Exchange Ratio")). After giving effect to the 100% dividend paid to the Siebel stockholders on March 20, 1998, the current Exchange Ratio is 0.7281. The Merger is described more fully in the accompanying Joint Proxy Statement/Prospectus.

          After careful consideration, the Board of Directors of Siebel (the "Siebel Board of Directors") has unanimously approved the Reorganization Agreement and the Merger, and has concluded they are fair to, and in the best interests of, Siebel and its stockholders. The Siebel Board of Directors unanimously recommends that you vote in favor of the issuance of shares of Siebel Common Stock in connection with the Merger.

          In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders to the Siebel stockholders, a Joint Proxy Statement/Prospectus relating to the proposal to be voted upon at the Siebel Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the Merger and the proposal before the stockholders.

          All Siebel stockholders are cordially invited to attend the Siebel Special Meeting in person. If you attend the Siebel Special Meeting, you may vote in person if you wish even though you have previously returned your completed proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE SIEBEL SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF HOW MANY SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

          On behalf of the Siebel Board of Directors, I thank you for your support and ask you to vote in favor of the issuance of shares.
                              Sincerely,

                              Thomas M. Siebel
                              Chairman and  Chief Executive Officer

           YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY

PRELIMINARY JOINT PROXY STATEMENT

                             [SIEBEL SYSTEMS LOGO]
                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY [  ], 1998

TO THE STOCKHOLDERS OF SIEBEL SYSTEMS, INC.:

          NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Siebel Special Meeting") of Siebel Systems, Inc., a Delaware corporation ("Siebel"), will be held on May [__], 1998 at [______] local time at 1855 South Grant Street, San Mateo, California to consider and vote upon the following proposal:

1. To approve the issuance of shares of common stock, $0.001 par value per share, of Siebel ("Siebel Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 1, 1998, by and among Siebel, Scopus Technology, Inc., a California corporation ("Scopus"), and Syracuse Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Siebel ("Merger Sub") (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into Scopus and Scopus will become a wholly owned subsidiary of Siebel (the "Merger"). A copy of the Reorganization Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus accompanying this Notice.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus.

          Stockholders of record at the close of business on April [__], 1998 are entitled to notice of, and to vote at, the Siebel Special Meeting and any adjournments or postponements thereof.

          All stockholders are cordially invited to attend the Siebel Special Meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                              By Order of the Board of Directors

                              James C. Gaither
                              Secretary

San Mateo, California
April ____, 1998

PRELIMINARY JOINT PROXY STATEMENT                          APRIL ____,1998

                            [SCOPUS TECHNOLOGY LOGO]
                               1900 POWELL STREET
                          EMERYVILLE, CALIFORNIA 94608

DEAR SHAREHOLDER:

          As you may be aware, Scopus Technology, Inc., a California corporation ("Scopus"), and Siebel Systems, Inc., a Delaware corporation ("Siebel"), have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") providing for the acquisition of Scopus by Siebel as described below. The combined company is expected to be named Siebel Systems, Inc. Pursuant to the Reorganization Agreement, a special meeting of the shareholders of Scopus (the "Scopus Special Meeting") will be held at the Berkeley Radisson Hotel, 200 Marina Boulevard, Berkeley, California on May [__], 1998 at [______], local time.

          At the Scopus Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Reorganization Agreement which provides for the merger of a wholly owned subsidiary of Siebel with and into Scopus (the "Merger"). Upon consummation of the Merger, Scopus will become a wholly owned subsidiary of Siebel. As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of Scopus ("Scopus Common Stock") will be converted into the right to receive 0.36405 shares of common stock, par value $0.001 per share, of Siebel (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or similar transaction (the "Exchange Ratio")). After giving effect to the 100% dividend paid to the Siebel stockholders on March 20, 1998, the current Exchange Ratio is 0.7281. The Merger is described more fully in the accompanying Joint Proxy Statement/Prospectus.

          After careful consideration, the Board of Directors of Scopus (the "Scopus Board of Directors") has unanimously approved the Reorganization Agreement and the Merger, and has concluded they are fair to, and in the best interests of, Scopus and its shareholders. The Scopus Board of Directors unanimously recommends a vote in favor of the adoption and approval of the Reorganization Agreement and approval of the Merger.

          In the materials accompanying this letter you will find a Notice of Special Meeting of Shareholders to the Scopus shareholders, a Joint Proxy Statement/Prospectus relating to the proposal to be voted upon at the Scopus Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the proposed transaction.

          All Scopus shareholders are cordially invited to attend the Scopus Special Meeting in person. If you attend the Scopus Special Meeting, you may vote in person if you wish even though you have previously returned your completed proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE SCOPUS SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SCOPUS COMMON STOCK. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. PLEASE DO NOT SEND THE STOCK CERTIFICATE(S) REPRESENTING YOUR SCOPUS COMMON STOCK AT THIS TIME.

          On behalf of the Scopus Board of Directors, we thank you for your support and ask you to vote in favor of approval and adoption of the Reorganization Agreement and approval of the Merger.

                              Sincerely,

                              Ori S. Sasson
                              President and Chief Executive Officer

           YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY

PRELIMINARY JOINT PROXY STATEMENT

                            [SCOPUS TECHNOLOGY LOGO]
                                1900 POWELL ST.
                          EMERYVILLE, CALIFORNIA 94608

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY [__], 1998


TO THE SHAREHOLDERS OF SCOPUS TECHNOLOGY, INC.:

          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Scopus Special Meeting") of Scopus Technology, Inc., a California corporation ("Scopus"), will be held on May [__], 1998 at [______], local time, at the Berkeley Radisson Hotel, 200 Marina Boulevard, Berkeley, California to consider and vote upon the following proposal:

1. To approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 1, 1998, among Scopus, Siebel Systems, Inc., a Delaware corporation ("Siebel"), and Syracuse Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Siebel ("Merger Sub"), and to approve the merger of Merger Sub with and into Scopus pursuant to which Scopus will become a wholly owned subsidiary of Siebel. A copy of the Reorganization Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus accompanying this Notice.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus.

     Shareholders of record at the close of business on April [__], 1998 are entitled to notice of, and to vote at, the Scopus Special Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the Scopus Special Meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                              By Order of the Board of Directors


                              A. Aaron Omid
                              Secretary

Emeryville, California
April ____, 1998

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PRELIMINARY JOINT PROXY STATEMENT

[SIEBEL SYSTEMS LOGO]                                 [SCOPUS TECHNOLOGY LOGO]

                             JOINT PROXY STATEMENT
               FOR SPECIAL MEETINGS TO BE HELD ON MAY [__], 1998

                             [SIEBEL SYSTEMS LOGO]
                                   PROSPECTUS

          This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, $0.001 par value per share ("Siebel Common Stock"), of Siebel Systems, Inc., a Delaware corporation ("Siebel" or "the Registrant"), in connection with the solicitation of proxies by the Board of Directors of Siebel (the "Siebel Board of Directors") for use at the Special Meeting of Stockholders of Siebel or any adjournment or postponement thereof (the "Siebel Special Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, $0.001 par value per share ("Scopus Common Stock"), of Scopus Technology, Inc., a California corporation ("Scopus"), in connection with the solicitation of proxies by the Board of Directors of Scopus (the "Scopus Board of Directors") for use at the Special Meeting of Shareholders of Scopus or any adjournment or postponement thereof (the "Scopus Special Meeting"). The Siebel Special Meeting is being called to consider and vote upon a proposal to approve the issuance of shares of Siebel Common Stock to the shareholders of Scopus pursuant to the Agreement and Plan of Reorganization, dated as of March 1, 1998, among Siebel, Syracuse Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Siebel ("Merger Sub"), and Scopus (the "Reorganization Agreement"). The Scopus Special Meeting is being called to consider and vote upon a proposal to adopt and approve the Reorganization Agreement and approve the merger of Merger Sub with and into Scopus (the "Merger").

          Upon consummation of the proposed Merger, Scopus will become a wholly owned subsidiary of Siebel and each outstanding share of Scopus Common Stock will be converted into the right to receive 0.36405 shares of Siebel Common Stock (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or similar transaction (the "Exchange Ratio")). After giving effect to the 100% dividend paid to the Siebel stockholders on March 20, 1998, the current Exchange Ratio is 0.7281.


          The obligations of Siebel and Scopus to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or waiver of various conditions, including the approval of the issuance of Siebel Common Stock in connection with the Merger by holders of a majority of the outstanding shares of Siebel Common Stock present in person or represented by proxy at the Siebel Special Meeting and entitled to vote thereat, and the adoption and approval of the Reorganization Agreement and approval of the Merger by holders of a majority of the outstanding shares of Scopus Common Stock. The Merger is expected to be consummated on a date agreed upon by Siebel and Scopus, which shall be no later than the second business day after the conditions to the consummation of the Merger are satisfied or waived. It is currently anticipated that the Merger will be consummated on or before May 29, 1998.

          All information contained or incorporated by reference herein concerning Siebel has been furnished by Siebel, and all information contained or incorporated by reference herein concerning Scopus has been furnished by Scopus.

          This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Siebel and shareholders of Scopus on or about April [__], 1998.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/
       PROSPECTUS. SHAREHOLDERS OF SCOPUS AND STOCKHOLDERS OF SIEBEL ARE
         STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY
          STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS
             REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE 21.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is April [__], 1998.

                             AVAILABLE INFORMATION

          Siebel and Scopus are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Siebel and Scopus with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Scopus Common Stock and the Siebel Common Stock are each quoted on the Nasdaq National Market and reports and other information concerning Siebel and Scopus may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

          Siebel has filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Siebel Common Stock to be issued in the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made. For further information with respect to Siebel, Scopus, the Merger, the securities offered hereby and related matters, reference is made to the Registration Statement. The Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

          The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed with the Commission by Siebel (Commission File Number 000-20725) pursuant to the Exchange Act are incorporated by reference into this Joint Proxy Statement/Prospectus:

          1. Siebel's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          2. Siebel's Current Reports on Form 8-K filed with the Commission on March 3, 1998 and March 16, 1998; and

          3. The description of the Siebel Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 15, 1996.

          The following documents previously filed with the Commission by Scopus (Commission File Number 000-26948) pursuant to the Exchange Act are incorporated by reference into this Joint Proxy Statement/Prospectus:

          1. Scopus' Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

          2. Scopus' Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1997, September 30, 1997 and December 31, 1997;

          3. Scopus' Current Report on Form 8-K filed with the Commission on March 13, 1998; and

          4. The description of the Scopus Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 16, 1995.

                                       1.

          The information relating to Siebel and Scopus contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

          All documents filed by Siebel and Scopus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Siebel Special Meeting and the Scopus Special Meeting shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

          THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO SIEBEL SYSTEMS, INC., 1855 SOUTH GRANT STREET, SAN MATEO, CALIFORNIA 94402, ATTENTION:
INVESTOR RELATIONS, TELEPHONE (650) 295-5000, WITH RESPECT TO DOCUMENTS RELATING TO SIEBEL, OR TO SCOPUS TECHNOLOGY, INC., 1900 POWELL STREET, EMERYVILLE, CALIFORNIA 94608, ATTENTION: INVESTOR RELATIONS, TELEPHONE (510) 597-5800, WITH RESPECT TO DOCUMENTS RELATING TO SCOPUS. IN ORDER TO ENSURE DELIVERY PRIOR TO THE SPECIAL MEETINGS, REQUESTS SHOULD BE RECEIVED BY MAY [__], 1998.

          This Joint Proxy Statement/Prospectus is being furnished to Siebel's stockholders in connection with the solicitation of proxies by the Siebel Board of Directors for use at the Siebel Special Meeting and to Scopus' shareholders in connection with the solicitation of proxies by the Scopus Board of Directors for use at the Scopus Special Meeting. Each copy of this Joint Proxy Statement/Prospectus mailed to the Siebel stockholders is accompanied by a form of proxy for use at the Siebel Special Meeting, and each copy of this Joint Proxy Statement/Prospectus mailed to the Scopus shareholders is accompanied by a form of proxy for use at the Scopus Special Meeting. This Joint Proxy Statement/Prospectus is also being furnished by Siebel to holders of Scopus Common Stock as a prospectus in connection with the shares of the Siebel Common Stock to be issued upon consummation of the Merger.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING AND THE SOLICITATION MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SIEBEL, MERGER SUB OR SCOPUS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF EITHER SIEBEL OR SCOPUS SINCE THE DATE HEREOF.

          This Joint Proxy Statement/Prospectus contains separate trademarks of Siebel and Scopus as well as trademarks of other companies.

                                       2.

AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY........................................................................    1
THE COMPANIES..................................................................    1
          Siebel Systems, Inc..................................................    1
          Scopus Technology, Inc...............................................    1
          Syracuse Acquisition Sub, Inc........................................    1
THE SIEBEL SPECIAL MEETING.....................................................    2
          Time, Date, Place and Purpose........................................    2
          Record Date and Vote Required........................................    2
THE SCOPUS SPECIAL MEETING.....................................................    2
          Time, Date, Place and Purpose........................................    2
          Record Date and Vote Required........................................    2
THE MERGER.....................................................................    3
          General..............................................................    3
          Effective Time of the Merger; Closing Date...........................    3
          Stock Ownership Following the Merger.................................    3
          Exchange of Scopus Stock Certificates................................    3
          Scopus' Reasons for the Merger.......................................    4
          Recommendation of the Scopus Board of Directors......................    4
          Opinion of Financial Advisor to Scopus...............................    4
          Siebel's Reasons For the Merger......................................    4
          Recommendation of the Siebel Board of Directors......................    4
          Opinion of Financial Advisor to Siebel...............................    4
          Non-Solicitation.....................................................    5
          Conduct of Business..................................................    5
          Conditions to the Merger.............................................    5
          Termination..........................................................    6
          Expenses and Termination Fees........................................    6
          Interests of Certain Persons in the Merger...........................    6
          Voting Agreements....................................................    7
          Affiliate Agreements.................................................    7
          Stock Option Agreement...............................................    7
          Noncompetition Agreements............................................    8
          Certain Federal Income Tax Consequences..............................    8
          Anticipated Accounting Treatment.....................................    8
          Rights of Dissenting Shareholders of Scopus..........................    9
          Risk Factors.........................................................    9
          Markets and Market Prices............................................    9
SIEBEL SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION..................   10
SCOPUS SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION..................   11
UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..........   12
COMPARATIVE PER SHARE DATA.....................................................   13
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS....................   14
RISK FACTORS...................................................................   21
          Risks Relating to the Merger.........................................   21
          Risks Relating to the Business of Siebel.............................   22
          Risks Relating to the Business of Scopus.............................   29
THE SIEBEL SPECIAL MEETING.....................................................   32
          Purpose of the Siebel Special Meeting................................   32
          Proxies..............................................................   32
          Date, Time and Place of Meeting......................................   32
          Voting Rights and Outstanding Shares.................................   32
          Solicitation.........................................................   32
          Vote Required........................................................   32
          Revocability of Proxies..............................................   33

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

THE SCOPUS SPECIAL MEETING.....................................................   34
          Purpose of the Scopus Special Meeting................................   34
          Proxies..............................................................   34
          Date, Time and Place of Meeting......................................   34
          Voting Rights and Outstanding Shares.................................   34
          Solicitation.........................................................   34
          Vote Required........................................................   35
          Revocability of Proxies..............................................   35
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY....................   36
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS................................   37
          Background of the Merger.............................................   37
          Joint Reasons For the Merger.........................................   38
          Scopus' Reasons For the Merger.......................................   39
          Siebel's Reasons For the Merger......................................   40
          Opinion of Financial Advisor to Scopus...............................   41
          Opinion of Financial Advisor to Siebel...............................   44
          Interests of Certain Persons in the Merger...........................   47
          Voting Agreements....................................................   47
          Affiliate Agreements.................................................   48
          Stock Option Agreement...............................................   49
          Noncompetition Agreements............................................   50
          Certain Federal Income Tax Consequences..............................   50
          Anticipated Accounting Treatment.....................................   52
          Regulatory Matters...................................................   52
          Rights of Dissenting Shareholders of Scopus..........................   52
          No Siebel Appraisal Rights...........................................   54
          Resale of Siebel Common Stock........................................   54
THE REORGANIZATION AGREEMENT...................................................   56
          General..............................................................   56
          Merger Consideration.................................................   56
          Stock Options and Employee Stock Purchase Plan.......................   56
          Stock Ownership Following the Merger.................................   57
          Conversion of Shares; Procedures for Exchange of Certificates........   57
          Effect on Certificates...............................................   57
          Corporate Matters....................................................   57
          Conditions to the Merger.............................................   58
          Representations and Warranties.......................................   60
          Covenants............................................................   61
          Termination..........................................................   65
          Expenses And Termination Fees........................................   66
SCOPUS PRINCIPAL SHAREHOLDERS..................................................   68
COMPARISON OF SHAREHOLDERS' RIGHTS.............................................   70
          Size of the Board of Directors.......................................   70
          Classified Board of Directors........................................   70
          Cumulative Voting....................................................   70
          Removal of Directors.................................................   70
          Filling Vacancies on the Board of Directors..........................   71
          Interested Director Transactions.....................................   71
          Indemnification of Directors and Officers............................   71
          Amendments to the Certificate of Incorporation
            and Articles of Incorporation......................................   72
          Amendment of Bylaws..................................................   72
          Power to Call Special Shareholders' Meeting; Action by Consent.......   72
          Inspection of Shareholders' List.....................................   73
          Dividends and Repurchases of Shares..................................   73

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                Page
                                                                                ----
          Approval of Certain Corporate Transactions...........................   73
          Business Combination Following a Change of Control...................   73
          Shareholder Derivative Suits.........................................   74
          Appraisal Rights.....................................................   74
          Dissolution..........................................................   75
EXPERTS .......................................................................   75
CERTAIN LITIGATION.............................................................   75
LEGAL MATTERS..................................................................   75

APPENDICES
 Appendix A    Agreement and Plan of Merger and Reorganization
 Appendix B-1  Opinion of Morgan Stanley & Co., Incorporated
 Appendix B-2  Opinion of NationsBanc Montgomery Securities LLC
 Appendix C-1  Form of the Scopus Voting Agreement
 Appendix C-2  Form of the Siebel Voting Agreement
 Appendix D-1  Form of the Scopus Affiliate Agreement
 Appendix D-2  Form of the Siebel Affiliate Agreement
 Appendix E    Form of the Option Agreement
 Appendix F    Pertinent Statutory Provisions of the California General
               Corporation Law

                                    SUMMARY

          The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not, and is not intended to be, complete by itself. This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of Siebel, Scopus and the combined company (the "Combined Company") following the Merger may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus, and in the documents incorporated herein by reference. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the appendices attached hereto and the documents referred to or incorporated by reference herein. Stockholders of Siebel and shareholders of Scopus are urged to review carefully all of the information contained in this Joint Proxy Statement/Prospectus, the Reorganization Agreement attached as Appendix A and the other appendices attached hereto.

                                 THE COMPANIES
SIEBEL SYSTEMS, INC.

          Siebel is an industry leading provider of enterprise-class sales and marketing information software systems. Siebel designs, develops, markets and supports Siebel Enterprise Applications, a leading Internet-enabled, object oriented client/server application software product family designed to meet the sales, marketing and customer service information system requirements of even the largest multi-national organizations.

          Siebel was incorporated in California in 1993 and reincorporated in Delaware in June 1996. The principal executive offices of Siebel are located at 1855 South Grant Street, San Mateo, California 94402 (the "Siebel Principal Offices"). Siebel's telephone number is (650) 295-5000.

SCOPUS TECHNOLOGY, INC.

          Scopus is a leading provider of client/server software solutions for the customer information management market. Scopus' applications, Scopus SupportTEAM, Scopus ServiceTEAM, Scopus QualityTEAM, Scopus SalesTEAM and Scopus Voyager, automate external customer support, the product design change process, sales and marketing activities and internal help desk support. Scopus applications are designed to enable organizations to build a knowledge base of customer information that can be accessed and used by individuals throughout the enterprise to improve the effectiveness and efficiency of customer support and increase customer satisfaction. Scopus' products are based on a modular, open architecture and support a variety of client computing platforms, industry standard relational databases and server operating systems, and operate over local area networks, intranets and the Internet. Scopus' products offer customers a unique combination of built-in functionality, customizability, adaptability and scalability. Scopus also offers consulting, training and maintenance services to facilitate the installation and use of Scopus' products.

          Scopus was incorporated in California in March 1991. Scopus maintains its executive offices at 1900 Powell Street, Suite 700, Emeryville, California 94608, (the "Scopus Principal Offices") and its telephone number is (510) 428-0500.

SYRACUSE ACQUISITION SUB, INC.

          Merger Sub is a corporation recently organized as a wholly owned subsidiary of Siebel for the purpose of effecting the Merger. Merger Sub has no material assets and has not engaged in any activities except in connection with the Merger.

          The principal executive offices of Merger Sub are located at 1855 South Grant Street, San Mateo, California 94402. Merger Sub's telephone number is (650) 295-5000.

                                       1.

                           THE SIEBEL SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

          The Siebel Special Meeting will be held at the Siebel Principal Offices on May [__], 1998 at [______] local time. The purpose of the Siebel Special Meeting is to consider and vote upon a proposal to approve the issuance of Siebel Common Stock in connection with the Merger pursuant to the Reorganization Agreement. Holders of Siebel Common Stock may also consider and vote upon such other matters as may be properly brought before the Siebel Special Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTE REQUIRED

          Only Siebel stockholders of record at the close of business on April [__], 1998 (the "Siebel Record Date") are entitled to vote at the Siebel Special Meeting. Approval of the proposal will require approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Siebel Special Meeting. At the close of business on the Siebel Record Date, there were ______ shares of Siebel Common Stock outstanding and entitled to vote at the Siebel Special Meeting.

          Mr. Thomas M. Siebel, the Chairman and Chief Executive Officer of Siebel and certain affiliates of Mr. Siebel, who together hold approximately ____% of the Siebel Common Stock outstanding as of the Siebel Record Date, have entered into voting agreements with Scopus pursuant to which such stockholders have agreed to vote in favor of the proposal. See "Approval of the Merger and Related Transactions - Voting Agreements."

          This Joint Proxy Statement/Prospectus and accompanying Notice of Special Meeting of Stockholders were mailed to all Siebel stockholders of record as of the Siebel Record Date and constitute notice of the Siebel Special Meeting in conformity with the requirements of the Delaware General Corporation Law (the "DGCL").

                           THE SCOPUS SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

          The Scopus Special Meeting will be held at the Berkeley Radisson Hotel, 200 Marina Boulevard, Berkeley, California, on May [__], 1998 at [______] local time. The purpose of the Scopus Special Meeting is to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger. Holders of Scopus Common Stock may also consider and vote upon such other matters as may be properly brought before the Scopus Special Meeting or any postponements or adjustments thereof.

RECORD DATE AND VOTE REQUIRED

          Only Scopus shareholders of record at the close of business on April [__], 1998 (the "Scopus Record Date") are entitled to vote at the Scopus Special Meeting. The proposal will require approval by the affirmative vote of the holders of a majority of the outstanding shares of Scopus Common Stock. At the close of business on the Scopus Record Date, there were _____ shares of Scopus Common Stock outstanding and entitled to vote at the Scopus Special Meeting.

          Certain shareholders of Scopus, who together hold approximately _____% of the Scopus Common Stock outstanding as of the Scopus Record Date, have entered into voting agreements with Siebel pursuant to which such shareholders of Scopus have agreed to vote in favor of the proposal and have granted Siebel an irrevocable proxy to vote their shares of Scopus Common Stock in favor of the proposal. See "Approval of the Merger and Related Transactions-Voting Agreements."

          This Joint Proxy Statement/Prospectus and accompanying Notice of Special Meeting of Shareholders were mailed to all Scopus shareholders of record as of the Scopus Record Date and constitute notice of the Scopus Special Meeting in conformity with the requirements of the California General Corporation Law ("CGCL").

                                       2.

                                   THE MERGER

GENERAL

          At the "Effective Time" (as defined herein), Merger Sub will merge with and into Scopus, the separate existence of Merger Sub will cease and Scopus will continue as the surviving corporation of the Merger (the "Surviving Corporation") and become a wholly owned subsidiary of Siebel. It is currently anticipated that the Effective Time will occur on or before May 29, 1998. The Reorganization Agreement provides that, subject to the terms and conditions thereof, the following will occur at the Effective Time:

          Conversion of Scopus Common Stock. Subject to the provisions contained in the Reorganization Agreement relating to the payment of cash in lieu of fractional shares and "Dissenter's Rights" (as defined herein), each share of Scopus Common Stock then outstanding will be converted into the right to receive that number of shares of Siebel Common Stock equal to the Exchange Ratio.

          Scopus Stock Options. All rights with respect to outstanding options to purchase Scopus Common Stock under the Scopus 1991 Stock Option Plan and the Scopus 1995 Director Stock Option Plan shall be converted into and become rights with respect to outstanding options to purchase Siebel Common Stock based on the Exchange Ratio, and Siebel shall assume each such option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. See "The Reorganization Agreement-Stock Options and Employee Stock Purchase Plan."

          Scopus Employee Stock Purchase Plan. Pursuant to the terms of the Reorganization Agreement, Siebel and Scopus shall mutually agree as to the treatment of outstanding rights under the Scopus Employee Stock Purchase Plan prior to the Effective Time. See "The Reorganization Agreement-Stock Options and Employee Stock Purchase Plan."

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

          The Merger will become effective upon the filing of an Agreement of Merger with the Secretary of State of the State of California or at such later time as may be specified in the Agreement of Merger (the "Effective Time"). The consummation of the transactions contemplated by the Reorganization Agreement will take place on a date to be agreed by Siebel and Scopus (the "Closing Date"), which will be no later than the second business day after the satisfaction or waiver of all of the conditions to closing set forth in the Reorganization Agreement. Assuming that all of the conditions to the Merger are satisfied or waived, it is anticipated that the Merger will be consummated on or before May 29, 1998.

STOCK OWNERSHIP FOLLOWING THE MERGER

          Based upon the number of shares of Scopus Common Stock issued and outstanding as of March [__], 1998 (assuming no exercise of outstanding options or other rights to purchase Scopus Common Stock), an aggregate of approximately [__________] shares of Siebel Common Stock will be issued to holders of Scopus Common Stock. Based upon the number of shares of Siebel Common Stock issued and outstanding as of March [__], 1998 (assuming no exercise of outstanding options or other rights to purchase Siebel Common Stock), and after giving effect to the additional shares of Siebel Common Stock that are proposed to be issued in the Merger under the same assumptions, the former holders of Scopus Common Stock would hold approximately [_____]% of Siebel's total issued and outstanding shares after consummation of the Merger. Based on the number of outstanding options to purchase Scopus Common Stock as of April [__], 1998, the total number of outstanding options to purchase Scopus Common Stock shall convert into and become options to purchase an aggregate of [_____] shares of Siebel Common Stock as of the Effective Time.

EXCHANGE OF SCOPUS STOCK CERTIFICATES

          As soon as reasonably practicable after the Effective Time, ChaseMellon Shareholder Services, L.L.C., as transfer agent and registrar for Siebel Common Stock and as Exchange Agent for purposes of the Merger (the "Exchange Agent"), will mail to the holders of Scopus Common Stock (i) a letter of transmittal (the "Letter of Transmittal") with respect to the surrender of valid certificates representing shares of Scopus Common Stock (the "Scopus Stock Certificates") in exchange for certificates representing Siebel Common Stock and
(ii) instructions for

                                       3.

use of the Letter of Transmittal. SCOPUS SHAREHOLDERS SHOULD NOT SURRENDER THEIR SCOPUS STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Reorganization Agreement-Conversion of Shares; Procedures for Exchange of Certificates."

SCOPUS' REASONS FOR THE MERGER

          The Scopus Board of Directors considered a wide variety of information and a number of factors in connection with its evaluation of the proposed Merger and the Reorganization Agreement, and determined that the Merger provides an opportunity that serves the best interests of Scopus and its shareholders. The Scopus Board of Directors believes that the Merger may result in a number of benefits to Scopus and its shareholders, including, among other benefits, the following: (i) ability to achieve greater scale and presence in the customer support software market; (ii) increased management expertise as the business of Scopus and the Combined Company expands; (iii) broader distribution coverage and more effective marketing of Scopus' products; (iv) expanded customer base for Scopus' products; and (v) opportunity for Scopus shareholders to participate in the potential for growth of the Combined Company after the Merger. See "Approval of the Merger and Related Transactions--Scopus' Reasons for the Merger."

RECOMMENDATION OF THE SCOPUS BOARD OF DIRECTORS

          THE SCOPUS BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION
                                                ---
AND APPROVAL OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER BY THE SHAREHOLDERS OF SCOPUS.

OPINION OF FINANCIAL ADVISOR TO SCOPUS

          Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered its opinion dated March 1, 1998 (the "Morgan Stanley Opinion") to the Scopus Board of Directors on March 1, 1998, to the effect that, as of the date of such opinion and subject to various considerations set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of Scopus Common Stock. The full text of the Morgan Stanley Opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with the Morgan Stanley Opinion, is attached hereto as Appendix B-1 and is incorporated herein by reference. Holders of Scopus Common Stock are urged to, and should, read the Morgan Stanley Opinion in its entirety. See "Approval of the Merger and Related Transactions-Opinion of Financial Advisor to Scopus."

SIEBEL'S REASONS FOR THE MERGER

          The Siebel Board of Directors considered a wide variety of information and a number of factors in connection with its evaluation of the proposed Merger and the Reorganization Agreement, and determined that the Merger provides an opportunity that serves the best interests of Siebel and its stockholders. The Siebel Board of Directors believes that the Merger may result in a number of benefits to Siebel and its stockholders, including, among other benefits, the following: (i) ability to provide a more comprehensive product line to its customers; (ii) ability to better compete in the market for customer support systems; (iii) ability to more effectively compete in the enterprise automation market as a whole; and (iv) expanded customer base for Siebel's products. See "Approval of the Merger and Related Transactions-Siebel's Reasons For the Merger."

RECOMMENDATION OF THE SIEBEL BOARD OF DIRECTORS

          THE SIEBEL BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF
                                                ---
SHARES OF SIEBEL COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT BY THE STOCKHOLDERS OF SIEBEL.

OPINION OF FINANCIAL ADVISOR TO SIEBEL

          NationsBanc Montgomery Securities LLC ("NMS") delivered its opinion dated February 28, 1998 (the "NMS Opinion") to the Siebel Board of Directors on February 28, 1998, to the effect that, as of the date of such opinion and subject to the various considerations set forth therein, the consideration to be paid by Siebel pursuant to the Merger was fair to Siebel from a financial point of view. The full text of the NMS Opinion, which sets forth,

                                       4.

among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with the NMS Opinion, is attached hereto as Appendix B-2 and is incorporated herein by reference. Holders of Siebel Common Stock are urged to, and should, read the NMS Opinion in its entirety. See "Approval of the Merger and Related Transactions-Opinion of Financial Advisor to Siebel."

NON-SOLICITATION

          Pursuant to the Reorganization Agreement, Scopus has agreed not to directly or indirectly take certain actions that may encourage an "Acquisition Proposal" (as defined herein). However, Scopus may furnish information, enter into a confidentiality agreement or enter into discussions or negotiations in response to a "Superior Offer" (as defined herein), after consultation with its outside counsel, if the Scopus Board of Directors determines that such action is required in order for it to comply with its fiduciary obligations and certain obligations with respect to informing Siebel are met. See "The Reorganization Agreement-Covenants-Non-Solicitation."

CONDUCT OF BUSINESS

          Pursuant to the Reorganization Agreement, Scopus has made certain covenants regarding the conduct of its business during the period from the date of the execution of the Reorganization Agreement through the Effective Time (the "Pre-Closing Period"), including, without limitation, covenants: (i) to conduct its business and operations (a) in the ordinary course and in accordance with past practices, (b) in a commercially reasonable manner, and (c) in compliance (in all material respects) with legal requirements; and (ii) cause its officers to report regularly to Siebel concerning the status of the business of Scopus. In addition, Scopus has agreed not to take or to agree to take certain actions without the consent of Siebel. Siebel has also agreed not to take certain actions during the Pre-Closing period without the consent of Scopus, although its covenants related to such actions vary from those of Scopus. See "The Reorganization Agreement-Covenants-Conduct of Scopus' Business" and "-Conduct of Siebel's Business."

CONDITIONS TO THE MERGER

          The obligations of Siebel and Merger Sub to effect the Merger and otherwise to consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or waiver of certain conditions relating to, among other things: (i) the accuracy of the representations and warranties of Scopus contained in the Reorganization Agreement (subject to certain materiality limitations); (ii) the performance in all material respects by Scopus of certain covenants and obligations contained in the Reorganization Agreement; (iii) the effectiveness of the Registration Statement; (iv) the approval of the Reorganization Agreement and Merger by the necessary vote of the Scopus shareholders and the approval of the issuance of Siebel Common Stock in the Merger by the necessary vote of the Siebel stockholders; (v) satisfaction of the condition that fewer than 10% of the outstanding shares of Scopus Common Stock shall have Dissenter's Rights as of the Effective Time; (vi) receipt of "Scopus Affiliate Agreements" (as defined herein) from the affiliates of Scopus;
(vii) receipt of "Principal Noncompetition Agreements" (as defined herein) from certain shareholders/employees of Scopus; (viii) receipt of certain letters from the independent auditors of Siebel and Scopus relating to the ability of Siebel to account for the Merger as a pooling of interests; (ix) receipt of certain other certificates, letters and legal opinions; (x) the absence of any material adverse change to the business, financial condition, operations or financial performance of Scopus (other than changes in revenue generation due to the public announcement or pendency of the Merger); (xi) the approval for listing of the Siebel Common Stock to be issued in the Merger on the Nasdaq National Market ("Nasdaq"); (xii) the filing by Scopus with the Internal Revenue Service ("IRS") of a notification required under 1.897-2(h)(2) of the United States Treasury Regulations ("Treasury Regulations"); (xiii) the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (xiv) the absence of restraining orders, injunctions and other orders preventing the consummation of the Merger;
(xv) the absence of certain litigation or administrative actions or proceedings; and (xvi) delivery by Scopus to Siebel of certain audited financial statements for the Scopus fiscal year ended March 31, 1998.

          The obligation of Scopus to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement is subject to the satisfaction of certain conditions relating to: (i) the accuracy of the representations and warranties of Siebel contained in the Reorganization Agreement (subject to certain materiality limitations); (ii) the performance in all material respects by Siebel of certain covenants and obligations contained in the Reorganization Agreement; (iii) the effectiveness of the Registration Statement; (iv) the approval of the Reorganization Agreement and Merger by the necessary vote of the Scopus shareholders and the approval of the issuance of Siebel Common Stock in the Merger by the necessary vote of the Siebel stockholders; (v) receipt of

                                       5.

"Siebel Affiliate Agreements" (as defined herein) from the affiliates of Siebel;
(vi) receipt of certain letters from the independent auditors of Siebel and Scopus relating to the ability of Siebel to account for the Merger as a pooling of interests; (vii) receipt of certain other letters, legal opinions and a certificate; (viii) the absence of any material adverse change to the business, financial condition, operations or financial performance of Siebel (other than changes in revenue generation relating to the public announcement or pendency of the Merger); (ix) the expiration or termination of the waiting period applicable under the HSR Act; (x) the approval for listing of Siebel's Common Stock to be issued in the Merger on Nasdaq; and (xi) the absence of restraining orders, injunctions and other orders preventing the consummation of the Merger. See "The Reorganization Agreement-Conditions to the Merger."

TERMINATION

          The Reorganization Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Siebel and the shareholders of Scopus: (i) by mutual written consent of the Boards of Directors of Siebel and Scopus; (ii) subject to certain exceptions, by either Siebel or Scopus if the Merger shall not have been consummated by September 1, 1998; (iii) by either Siebel or Scopus in connection with certain legal or governmental actions having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) subject to certain limitations, by Siebel or Scopus if the Scopus Special Meeting shall have been held and the Reorganization Agreement and the Merger shall not have been approved by the necessary vote of the Scopus shareholders; (v) by Siebel or Scopus if (at any time prior to the adoption and approval of the Reorganization Agreement and approval of the Merger by the Scopus shareholders) a "Triggering Event" (as defined herein) shall have occurred (provided that Scopus shall not have the right to terminate upon a Triggering Event until May 30, 1998); (vi) by Siebel or Scopus if (at any time prior to the adoption and approval of the Reorganization Agreement and approval of the Merger by the Scopus shareholders) a "Termination Event" (as defined herein) shall have occurred (provided that Scopus shall not have the right to terminate upon a Triggering Event until May 30, 1998); (vii) subject to certain limitations, by Siebel or Scopus if the Siebel Special Meeting shall have been held and the issuance of Siebel Common Stock in the Merger shall not have been approved by the necessary vote of the Siebel stockholders; (viii) by Siebel, subject to certain limitations, if any of the representations and warranties of Scopus contained in the Reorganization Agreement shall be or have become materially inaccurate, or if any of Scopus' covenants contained in the Reorganization Agreement shall have been breached such that certain conditions precedent to Closing would not be satisfied as of the time of such breach or as of the time such representation or warranty became untrue; or (ix) by Scopus, subject to certain limitations, if any of the representations and warranties of Siebel contained in the Reorganization Agreement shall be or have become materially inaccurate, or if any of Siebel's covenants contained in the Reorganization shall have been breached such that certain conditions precedent to Closing would not be satisfied as of the time of such breach or as of the time such representation or warranty became untrue. See "The Reorganization Agreement-Termination."

EXPENSES AND TERMINATION FEES

          Pursuant to the Reorganization Agreement, all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Siebel and Scopus shall share equally all fees and expenses incurred in connection with (i) the printing and filing of this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and (ii) the filing of pre-merger notification and report forms relating to the Merger under the HSR Act. Siebel has agreed that if the Reorganization Agreement is terminated under certain circumstances, it will pay to Scopus a non-refundable fee equal to $12.6 million. Scopus has agreed that if the Reorganization Agreement is terminated under certain circumstances, it will pay to Siebel a non-refundable fee determined in accordance with a specified formula. See "The Reorganization Agreement-Expenses and Termination Fees."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

          Certain members of Scopus' management and the Scopus Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Scopus generally. See "Approval of the Merger and Related Transactions-Interests of Certain Persons in the Merger." The Scopus Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby. See "Approval of the Merger and Related Transactions-Interests of Certain Persons in the Merger."

                                       6.

          The Reorganization Agreement provides that all rights to indemnification existing in favor of the persons serving as directors and officers of Scopus as of the date of the Reorganization Agreement for acts or omissions occurring prior to the Effective Time, as provided in the amended and restated articles of incorporation of Scopus (the "Scopus Articles of Incorporation") or the bylaws of Scopus (the "Scopus Bylaws") and in any indemnification agreements between Scopus and such directors and officers, will survive the Merger, and that Siebel will cause the Surviving Corporation to perform its obligations arising thereunder for at least eight years from the Effective Time. Subject to certain limitations, Siebel has also agreed to cause the Surviving Corporation to maintain in effect for three years after the Effective Time a policy of directors' and officers' liability insurance in existence at the date of the Reorganization Agreement for the benefit of persons serving as directors and officers of Scopus as of such date. See "Approval of the Merger and Related Transactions - Interests of Certain Persons in the Merger."

VOTING AGREEMENTS

          Pursuant to certain voting agreements dated March 1, 1998 (each a "Scopus Voting Agreement" and collectively, the "Scopus Voting Agreements"), Ori
S. Sasson, A. Aaron Omid, GAP Coinvestment Partners, L.P., General Atlantic Partners V, L.P., General Atlantic Partners 13, L.P. and General Atlantic Partners 17, L.P. (each a "Scopus Voting Agreement Shareholder" and, collectively, the "Scopus Voting Agreement Shareholders"), who, as of the Scopus Record Date, beneficially owned in the aggregate approximately ___% of the outstanding shares of Scopus Common Stock, have agreed that, subject to certain exceptions, they will vote their shares of Scopus Common Stock in favor of: (i) approval of the Merger; (ii) approval and adoption of the Reorganization Agreement; and (iii) each of the other actions contemplated by the Reorganization Agreement. The Scopus Voting Agreement Shareholders have also delivered to Siebel irrevocable proxies with respect to such matters. A form of the Scopus Voting Agreement and related irrevocable proxy is set forth as Appendix C-1 to this Joint Proxy Statement/Prospectus.

          Pursuant to certain voting agreements dated March 1, 1998 (each a "Siebel Voting Agreement" and, collectively the "Siebel Voting Agreements"), Thomas M. Siebel, Thomas M. Siebel as Trustee of the Siebel Living Trust u/a/d 7/29/93, Siebel Asset Management, L.P., the Thomas and Stacey Siebel Foundation and First Virtual Capital, Inc. (each a "Siebel Voting Agreement Stockholder" and, collectively, the "Siebel Voting Agreement Stockholders"), who, as of the Siebel Record Date, beneficially owned in the aggregate approximately ___% of the outstanding shares of Siebel Common Stock, have agreed that they will vote their shares of Siebel Common Stock in favor of: (i) the issuance of Siebel Common Stock in connection with the Merger; and (ii) each of the other actions contemplated by the Reorganization Agreement. A form of the Siebel Voting Agreement is set forth as Appendix C-2 to this Joint Proxy Statement/Prospectus. See "Approval of the Merger and Related Transactions-Voting Agreements."

AFFILIATE AGREEMENTS

          Scopus has agreed to deliver to Siebel prior to the mailing of this Joint Proxy Statement/Prospectus to the shareholders of Scopus and stockholders of Siebel executed agreements (each a "Scopus Affiliate Agreement") that: (i) restrict the sale, transfer or other disposition of Siebel Common Stock received in the Merger from certain individuals who may be deemed to be affiliates of Scopus for purposes of Rule 145 under the Securities Act, in order to comply with the requirements of certain federal securities laws; and (ii) restrict the sale, transfer or other disposition of Scopus Common Stock held prior to the Effective Time and Siebel Common Stock received in the Merger from certain individuals who may be deemed affiliates of Scopus so as to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. A form of the Scopus Affiliate Agreement is set forth as Appendix D-1 to this Joint Proxy Statement/Prospectus.

          Siebel has agreed to deliver to Scopus prior to the mailing of this Joint Proxy Statement/Prospectus to the shareholders of Scopus and stockholders of Siebel executed agreements (each a "Siebel Affiliate Agreement") that restrict the sale, transfer or other disposition of Siebel Common Stock so as to help ensure that the Merger will be accounted for as a pooling of interests. A form of the Siebel Affiliate Agreement is set forth as Appendix D-2 to this Joint Proxy Statement/Prospectus. See "Approval of the Merger and Related Transactions-Affiliate Agreements" and "-Resale of Siebel Common Stock."

STOCK OPTION AGREEMENT

          Siebel and Scopus have entered into a Stock Option Agreement dated March 1, 1998 (the "Option Agreement"). The Option Agreement grants Siebel the right, under certain conditions, to purchase up to 3,493,879 shares of Scopus Common Stock (subject to certain adjustments, the "Option Shares") at a purchase price of $20.00

                                       7.

per share. Siebel has agreed that in the event that the option granted pursuant to the Option Agreement becomes exercisable and such option or the Scopus Common Stock (or any rights therein) subject to such option are sold, transferred or otherwise disposed of by Siebel at any time within the subsequent ten years, any proceeds from such transfer in excess of the cost of the option or the Scopus Common Stock so transferred, as applicable (and including interest on the aggregate purchase price of the Scopus Common Stock if such Scopus Common Stock is transferred) shall be paid to Scopus. In addition, during the 180 day period commencing with the date 270 days following the acquisition by Siebel of any shares of Scopus Common Stock issuable pursuant to the option granted in the Option Agreement, Scopus may repurchase such shares of Scopus Common Stock at a price equal to the aggregate exercise price plus interest from the date such shares of Scopus Common Stock were acquired. Scopus has also granted Siebel rights to register the shares of Scopus Common Stock acquired pursuant to the option granted in the Option Agreement under the Securities Act under certain circumstances. The form of the Option Agreement is set forth as Appendix E to this Joint Proxy Statement/Prospectus. See "Approval of the Merger and Related Transactions-Stock Option Agreement."

NONCOMPETITION AGREEMENTS

          Mr. Ori Sasson, the Chief Executive Officer of Scopus, and Mr. A. Aaron Omid, Scopus' Senior Vice President of Worldwide Operations (each a "Principal") have entered into noncompetition agreements with Siebel and Scopus dated as of March 1, 1998 (each a "Principal Noncompetition Agreement" and, collectively, the "Principal Noncompetition Agreements"). The Principal Noncompetition Agreements contain provisions restricting such employees from owning a substantial interest or participating in or providing any service or support (whether as an employee or consultant) to certain businesses competitive with Siebel for a period of time lasting from the Effective Time until the later of (i) the third anniversary of the Effective Time and (ii) the first anniversary of such Principal's termination as an employee of Siebel.

          In addition, Scopus has agreed to use its best efforts to obtain the agreement of certain key Scopus employees (each a "Key Employee") to be identified mutually by Scopus and Siebel to agree to enter into a noncompetition agreement with Siebel and Scopus (each a "Key Employee Noncompetition Agreement" and, collectively, the "Key Employee Noncompetition Agreements"). The Key Employee Noncompetition Agreements contain provisions restricting such Key Employee from owning a substantial interest or participating in or providing any service or support (whether as an employee or consultant) to certain businesses competitive with Siebel for a period of time lasting from the Effective Time until the first anniversary of such Key Employee's termination as an employee of Siebel. Both the Principal Noncompetition Agreements and the Key Employee Noncompetition Agreements contain restrictions against (i) soliciting employees of Siebel or any subsidiary of Siebel to leave his or her employment with such company and (ii) interfering or attempting to interfere with any commercial relationship or prospective commercial relationship of Siebel or its subsidiaries.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Scopus shareholders on the exchange of Scopus Common Stock for Siebel Common Stock, except to the extent that Scopus shareholders receive cash in lieu of fractional shares. The Reorganization Agreement does not require the parties to obtain a ruling from the IRS as to the tax consequences of the Merger. As a condition to the closing of the Merger, Scopus and Siebel are to receive opinions from their respective counsel that, based on certain assumptions and certifications, the Merger will be treated as a tax-free reorganization for federal income tax purposes. SCOPUS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES. See "Approval of the Merger and Related Transactions-Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

          The Merger is intended to be accounted for as a pooling of interests for financial reporting purposes in accordance with U.S. generally accepted accounting principles ("GAAP"). As a condition to the closing of the Merger, Scopus and Siebel shall each receive a letter from their respective accounting firms stating that, after reasonable investigation, such firm is not aware of any fact that could preclude the Merger from being accounted for as a pooling of interests. See "Approval of the Merger and Related Transactions-Anticipated Accounting Treatment."

                                       8.

RIGHTS OF DISSENTING SHAREHOLDERS OF SCOPUS

          Holders of Scopus Common Stock are generally entitled to dissenters' rights with respect to the Merger under the CGCL, if, and only if, the holders of 5% or more of the outstanding shares of Scopus Common Stock elect to exercise dissenters' rights in respect of their shares. If the Merger is approved by the affirmative vote of the holders of a majority of the outstanding Scopus Common Stock and is not terminated in accordance with the Merger Agreement, Scopus' shareholders who vote against the Merger and who have fully complied with all applicable provisions of the CGCL and whose shares constitute "Dissenting Shares" (as defined herein) of Scopus will have the right to require Scopus to purchase their shares of Scopus Common Stock held by them for cash at the fair market value thereof as of the date preceding the public announcement of the Merger, excluding any appreciation or depreciation resulting from the Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Under the CGCL, no shareholder of Scopus who is entitled to exercise dissenters' rights has any right at law or in equity to contest the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had legally been voted in favor of the Merger. For a more detailed description the procedures applicable to the exercise of dissenters' rights, see "Approval of the Merger and Related Transactions-Rights of Dissenting Shareholders of Scopus." The full text of the pertinent statutory provisions of the CGCL relating to the proper exercise of such dissenters' rights is attached hereto as Appendix F and should be read carefully and in its entirety.

          Holders of Siebel Common Stock are not entitled to appraisal rights under the DGCL because Siebel is not a constituent corporation to the Merger under the DGCL.

RISK FACTORS

          The Merger and an investment in securities of Siebel by the Scopus shareholders involve certain risks and uncertainties, including risks related to the integration of Siebel and Scopus, risks associated with a fixed Exchange Ratio, risks relating to the respective businesses of Siebel and Scopus and other risks and uncertainties discussed under "Risk Factors" beginning on page 21 and elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. See "Risk Factors."

MARKETS AND MARKET PRICES

          Siebel Common Stock is quoted on Nasdaq under the symbol "SEBL." On February 27, 1998, the last trading day before the announcement by Siebel and Scopus of the Reorganization Agreement, the closing sale price of Siebel Common Stock as reported by Nasdaq was $30.75 (after giving effect to the 100% dividend paid to the Siebel stockholders on March 20, 1998). On March 12, 1998, the closing sale price of Siebel Common Stock as reported by Nasdaq was $26 (after giving effect to the 100% dividend paid to the Siebel stockholders on March 20,
1998). There can be no assurance as to the actual price of Siebel Common Stock prior to, at or at any time following the Effective Time.

          Scopus Common Stock is quoted on Nasdaq under the symbol "SCOP." During the trading week preceding the announcement of the Reorganization Agreement (February 23,1998 to 27, 1998), the average closing sales price of Scopus Common Stock as reported by Nasdaq was $11.90 per share and on February 27, 1998, the last trading day before the announcement by Siebel and Scopus of the Reorganization Agreement, the closing sale price of Scopus Common Stock as reported by Nasdaq was $14.125 per share. On March 12, 1998, the closing sale price of Scopus Common Stock as reported by Nasdaq was $18.25. There can be no assurance as to the actual price of Scopus Common Stock prior to or at the Effective Time. Following the consummation of the Merger, Scopus Common Stock will cease to be quoted on Nasdaq. See "Risk Factors-Risks Relating to the Merger-Risks Associated with Fixed Exchange Ratio" and "Comparative Per Share Market Price Data and Dividend Policy."

                                       9.

         SIEBEL SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

          The following selected historical consolidated financial information of Siebel as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997, has been derived from and should be read in conjunction with the audited consolidated financial statements of Siebel and related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical consolidated financial information of Siebel as of December 31, 1993, 1994 and 1995, and for the period from September 13, 1993 (inception) to December 31, 1993, and the year ended December 31, 1994 has been derived from and should be read in conjunction with the audited consolidated financial statements of Siebel which are not included or incorporated by reference herein.

                                                     PERIOD FROM
                                                      SEPTEMBER                           YEAR ENDED DECEMBER 31,
                                                      13, 1993
                                                 (INCEPTION) TO      -------------------------------------------------------------
                                                    DECEMBER 31,          1994           1995             1996           1997
                                                        1993         --------------  --------------  --------------  -------------
                                                    -----------                    (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues..............................          $  --               $    50         $ 8,038          $39,152        $118,775
Write-off of acquired
 research and development...................             --                    --              --               --          22,740

Operating income (loss).....................           (114)               (1,779)            372            6,714           7,132

Net income (loss)/(1)/......................           (114)               (1,766)            317            5,025          (2,427)

Diluted net income (loss)

 per share/(1)(2)/..........................                                                 0.01             0.07           (0.04)

Basic net income (loss) per

 share/(1)(2)/..............................                                                 0.01             0.10           (0.04)

                                                                                 ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------------------
                                                        1993          1994           1995             1996           1997
                                                   --------------  -----------  --------------  --------------  --------------
                                                                                (IN THOUSANDS)
   .........................................
BALANCE SHEET DATA:

Total assets................................           $750           $1,203       $16,091          $99,501        $149,312

Total stockholders' equity..................           $746           $1,189        $9,934          $81,191        $112,565

-------------
(1) Net loss and net loss per share information for the year ended December 31, 1997, includes the write-off of acquired research and development of $22,740,000 in connection with the acquisitions of InterActive WorkPlace, Inc. and Nomadic Systems, Inc. Net income and diluted net income per share before the write-off of acquired research and development were $20,313,000 and $0.25, respectively.

(2) Gives effect to the 100% dividend on Siebel Common Stock to be paid on March 20, 1998.

                                      10.

         SCOPUS SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

          The following selected historical consolidated financial information of Scopus as of March 31, 1996 and 1997 and for each of the years in the three-year period ended March 31, 1997 has been derived from and should be read in conjunction with the audited consolidated financial statements of Scopus and related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical consolidated financial information of Scopus as of March 31, 1993, 1994 and 1995 and for each of the years in the two-year period ended March 31, 1994 have been derived from and should be read in conjunction with the audited consolidated financial statements of Scopus not included or incorporated by reference in this Joint Proxy Statement/Prospectus. The selected financial information of Scopus as of December 31, 1997 and for each of the nine-month periods ended December 31, 1996 and 1997 have been derived from and should be read in conjunction with the unaudited consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus, which have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Scopus' financial position and results of operations for such periods.

                                                                                                         NINE MONTHS ENDED
                                                                     YEAR ENDED MARCH 31,                    DECEMBER 31,
                                             --------------------------------------------------------    --------------------
                                               1993        1994        1995        1996        1997        1996        1997
                                             --------    --------    --------    --------    --------    --------    --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net revenues...............................   $ 2,704     $ 6,535     $15,250     $28,596     $63,130     $41,627     $66,131

Merger termination expenses................        --          --          --          --          --          --       3,298

Operating income...........................       314         676       1,486       2,691      11,632       6,944       2,146

Net income/(1)/............................       201         567         973       1,990       8,416       5,009       2,706

Diluted net income per share/(1)/ /(2)/....      0.02        0.05        0.07        0.12        0.42        0.26        0.12

Basic net income per share/(1)/ /(2)/......      0.03        0.07        0.07        0.13        0.45        0.28        0.13

                                                                      AS OF MARCH 31,
                                             ---------------------------------------------------------     AS OF DECEMBER 31,
                                               1993        1994       1995          1996        1997             1997
                                             --------    --------   --------      --------    --------     -------------------
BALANCE SHEET DATA:                                                 (IN THOUSANDS)                             (UNAUDITED)
Total assets...............................   $2,385      $ 5,504    $11,424       $41,581    $108,529          $114,492

Mandatorily redeemable preferred stock.....    1,000        1,400      1,400            --          --                --

Total shareholders' equity.................      449        1,126      5,900        33,455      92,324            98,825

--------------------
(1) Net income and net income per share information for the nine months ended December 31, 1997, includes merger termination expenses of $2,078,000, net of tax effect. Net income and diluted net income per share before the merger termination expenses were $4,784,000 and $0.22, respectively.

(2) In December 1997, Scopus implemented the provisions of Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share." Scopus' earnings per share for the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the nine-month period ended December 31, 1996 have been restated, as required, to conform to the computation provisions of SFAS No. 128.

                                      11.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.
     UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

          The unaudited pro forma combined condensed financial information set forth below gives effect to the Merger as a pooling of interests, assuming that
0.7281 shares of Siebel Common Stock are issued in exchange for each share of Scopus Common Stock (after giving effect to the 100% dividend on Siebel Common Stock to be paid on March 20, 1998). The pro forma information combines Siebel's consolidated statements of operations for each of the years in the three-year period ended December 31, 1997 with Scopus' unaudited results of operations for each of the twelve-month periods in the three-year period ended December 31, 1997. This data should be read in conjunction with the selected historical consolidated financial information, the unaudited pro forma combined condensed financial statements and the separate historical consolidated financial statements of Siebel and Scopus and the notes thereto incorporated or included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations. Additionally, the pro forma information assumes that for purposes of reporting combined information, all historical consolidated financial information of Scopus will be restated to conform Scopus' fiscal year-end of March 31 to Siebel's fiscal year-end of December 31. Subsequent to the consummation of the Merger, actual historical consolidated financial statements of the Combined Company may or may not conform fiscal year-ends of Scopus and Siebel for all historical periods presented.


                                                                     YEAR ENDED DECEMBER 31
                                                           ------------------------------------------
                                                              1995             1996            1997
                                                           -----------      ----------     ----------
PRO FORMA COMBINED CONDENSED STATEMENT OF                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
  OPERATIONS DATA/(1)/:
Net revenues.............................................      $33,342         $89,922       $206,409
Acquired in-process research and development
  and merger termination expenses........................           --              --         26,038
Operating income.........................................        1,827          15,291         13,966
Net income/(2)/..........................................        1,361          11,250          3,686
Diluted net income per share/(2)//(3)/...................         0.02            0.14           0.04
Basic net income per share/(2)//(3)/.....................         0.03            0.18           0.04

                                                                                              AS OF
                                                                                          DECEMBER 31,
                                                                                             1997
                                                                                          ------------
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:                                         (IN THOUSANDS)
Total assets.............................................                                 $263,804
Total stockholders' equity/(4)/..........................                                  201,390

-------------------
(1) The unaudited selected pro forma combined condensed financial information gives effect to the completion of the Merger as if it had occurred on January 1, 1995.
(2) Net income and net income per share information for the year ended December 31, 1997 includes acquired in-process research and development and merger termination expenses of $24,818,000, net of tax effect. Net income and diluted net income per share before these expenses were $28,504,000 and $0.30, respectively.
(3) Gives effect to the 100% dividend on Siebel Common Stock to be paid on March 20, 1998.
(4) Includes the effect of estimated expenses of approximately $10 million expected to be incurred by the Combined Company in connection with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges.

                                      12.

                           COMPARATIVE PER SHARE DATA

          The following table sets forth certain historical per share data of Siebel and Scopus and combined per share data on an unaudited pro forma basis after giving effect to the Merger as a pooling of interests. This data should be read in conjunction with the selected historical and unaudited pro forma combined condensed financial information and the unaudited pro forma combined condensed financial statements of Siebel and Scopus and notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. The pro forma combined per share data are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position. Additionally, the pro forma information assumes that for purposes of reporting combined information, all historical financial information of Scopus will be restated to conform Scopus' fiscal year-end of March 31 to Siebel's fiscal year-end of December 31. Subsequent to the consummation of the Merger, actual historical financial statements of the Combined Company may or may not conform fiscal year-ends of Scopus and Siebel for all historical periods presented.

                                                                          YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------
                                                                     1995        1996         1997
                                                                  ---------   ---------   -----------
Historical - Siebel:/(1)/
   Net income (loss) per diluted share........................        $0.01       $0.07       $(0.04)
   Net income (loss) per basic share..........................         0.01        0.10        (0.04)

                                                                          YEAR ENDED MARCH 31,             NINE MONTHS ENDED
                                                                  -----------------------------------         DECEMBER 31,
                                                                     1995        1996         1997               1997
                                                                  ---------   ---------   -----------      -----------------
Historical - Scopus:
   Net income per diluted  share..............................        $0.07       $0.12       $ 0.42             $0.12
   Net income per basic share.................................         0.07        0.13         0.45              0.13

                                                                         YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------
                                                                     1995        1996         1997
                                                                  ---------   ---------   -----------
Pro Forma Combined Net Income:/(1)//(2)/
   Per Siebel share - diluted.................................        $0.02       $0.14       $ 0.04
   Per Siebel share - basic...................................         0.03        0.18         0.04
   Equivalent per Scopus share - diluted/(4)/.................         0.02        0.10         0.03
   Equivalent per Scopus share - basic/(4)/...................         0.02        0.13         0.03

                                                                          AS OF              AS OF
                                                                        MARCH 31,         DECEMBER 31,
                                                                          1997               1997
                                                                      -----------        -------------
Book value per share:/(3)/
   Historical - Siebel/(1)/...................................                                $1.59
   Historical - Scopus........................................            $4.57                4.81
   Pro forma combined per Siebel share/(1)/ /(2)/ /(4)/.......                                 2.35
 Equivalent pro forma combined
   per Scopus share/(1)//(2)//(4)/............................                                 1.71

----------------
(1) Gives effect to the 100% dividend on Siebel Common Stock to be paid on March 20, 1998.

(2) Siebel and Scopus estimate they will incur direct transaction costs of approximately $10 million associated with the Merger, which will be charged to operations upon consummation of the Merger. The pro forma combined book value per share data gives effect to the estimated direct transaction costs, as if such costs had been incurred as of the respective balance sheet date. The pro forma combined book value per share data does not include additional costs, which costs are not currently estimable, expected to be incurred relating to integrating the companies. The direct transaction costs and integration-related charges are not included in the pro forma combined net income per share data. See "Unaudited Pro Forma Combined Condensed Financial Statements" and accompanying notes thereto.

(3) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Common Stock outstanding as of December 31, 1997.

(4) The Scopus equivalent pro forma combined per share amounts are calculated by multiplying the Siebel combined pro forma share amounts by the current Exchange Ratio of 0.7281 (after giving effect to the 100% dividend to be paid on Siebel Common Stock on March 20, 1998).


                                      13.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

          The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger, using the pooling of interests method of accounting. These financial statements reflect certain assumptions deemed probable by management regarding the Merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial statements have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of varying outcomes, individually or in the aggregate, would not be material.

          The unaudited pro forma combined condensed balance sheet as of December 31, 1997 gives effect to the Merger as if it had occurred on December 31, 1997, and combines the historical consolidated balance sheet of Siebel and the historical unaudited consolidated balance sheet of Scopus as of such date.

          The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Siebel and Scopus as if the Merger had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed statements of operations for each of the years in the three-year period ended December 31, 1997 combine the historical consolidated statements of operations of Siebel for each of the years in the three-year period ended December 31, 1997 with the unaudited historical consolidated results of operations of Scopus for each of the twelve-month periods in the three-year period ended December 31, 1997. The historical pro forma information assumes that for purposes of reporting combined information, all historical consolidated financial information of Scopus will be restated to conform Scopus' fiscal year-end of March 31 to Siebel's fiscal year-end of December 31. Subsequent to the consummation of the merger, actual historical consolidated financial statements may or may not conform fiscal year-ends of Scopus and Siebel for all historical periods presented.

          Siebel and Scopus estimate that they will incur direct transaction costs of approximately $10.0 million associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, the Combined Company will incur additional costs, which can not currently be estimated, associated with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined condensed financial statements.

          Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Siebel and Scopus and notes thereto, incorporated by reference elsewhere in this Joint Proxy Statement/Prospectus. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the Combined Company.

          All of the Siebel share and per share information in the unaudited pro forma combined condensed financial statements and related notes thereto give effect to the 100% dividend on Siebel Common Stock to be paid on March 20, 1998.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                 ASSETS
                                                                                              PRO FORMA               PRO FORMA
                                                        SIEBEL            SCOPUS              ADJUSTMENTS              COMBINED
                                                     -----------      -------------         --------------          -------------
Current assets:
  Cash and cash equivalents......................     $ 31,257           $ 34,805            $        --               $ 66,062
  Short-term investments.........................       62,894             32,243                     --                 95,137
  Accounts receivable, net.......................       33,246             27,615                     --                 60,861
  Deferred income taxes..........................        3,076                 --                     --                  3,076
  Prepaid expenses and other current assets......        4,954              3,966                     --                  8,920
                                                      --------           --------             ----------               --------
      Total current assets.......................      135,427             98,629                     --                234,056
Property and equipment, net......................       11,129             12,773                     --                 23,902
Other assets.....................................        2,756              3,090                     --                  5,846
                                                      --------           --------             ----------               --------
      Total assets...............................     $149,312           $114,492             $       --               $263,804
                                                      ========           ========             ==========               ========
                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................     $  1,702           $  2,475             $       --               $  4,177
  Accrued expenses...............................       20,802              8,833                     --                 29,635
  Accrued transaction costs......................           --                 --                 10,000/3//(a)/         10,000
  Income taxes payable...........................        1,178                511                     --                  1,689
  Deferred revenue...............................       12,903              3,848                     --                 16,751
                                                      --------           --------             ----------               --------
     Total current liabilities...................       36,585             15,667                 10,000                 62,252
Deferred income taxes............................          162                 --                     --                    162
                                                      --------           --------             ----------               --------
     Total liabilities...........................       36,747             15,667                 10,000                 62,414
Stockholders' equity:
   Common stock..................................           71                 --                     15/3//(b)/             86
   Additional paid-in capital....................      110,564             83,929                    (15)/3//(b)/       194,478
   Notes receivable from stockholders............         (406)                --                     --                   (406)
   Deferred compensation.........................         (578)                --                     --                   (578)
   Retained earnings.............................        2,914             14,896                (10,000)/3//(a)/         7,810
                                                      --------           --------             ----------               --------
      Total stockholders' equity.................      112,565             98,825                (10,000)               201,390
                                                      --------           --------             ----------               --------
      Total liabilities and stockholders' equity.     $149,312           $114,492             $       --               $263,804
                                                      ========           ========             ==========               ========



See accompanying notes to unaudited pro forma combined condensed financial statements.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.

                              UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                     PRO FORMA
                                                 SIEBEL    SCOPUS     COMBINED
                                                ------    ------     ---------
Revenues:
  Software..................................   $ 7,636    $16,929     $24,565
  Maintenance, consulting and other.........       402      8,375       8,777
                                               -------    -------     -------
    Total revenues..........................     8,038     25,304      33,342
                                               -------    -------     -------
Cost of revenues:
  Software..................................        41      1,162       1,203
  Maintenance, consulting and other.........       385      7,227       7,612
                                               -------    -------     -------
    Total cost of revenues..................       426      8,389       8,815
                                               -------    -------     -------
    Gross margin............................     7,612     16,915      24,527
                                               -------    -------     -------
Operating expenses:
  Product development.......................     2,816      4,764       7,580
  Sales and marketing.......................     3,232      8,988      12,220
  General and administrative................     1,192      1,708       2,900
                                               -------    -------     -------
    Total operating expenses................     7,240     15,460      22,700
                                               -------    -------     -------
    Operating income........................       372      1,455       1,827
Other income, net...........................       156        201         357
                                               -------    -------     -------
    Income before income taxes..............       528      1,656       2,184
Income tax expense..........................       211        612         823
                                               -------    -------     -------
    Net income..............................   $   317    $ 1,044     $ 1,361
                                               =======    =======     =======
Diluted net income per share................   $  0.01    $  0.07     $  0.02
                                               =======    =======     =======
Shares used in diluted net income per
    share computation.......................    50,102     15,194      61,165
                                               =======    =======     =======
Basic net income per share..................   $  0.01    $  0.10     $  0.03
                                               =======    =======     =======
Shares used in basic net income per
    share computation.......................    32,296     10,470      39,919
                                               =======    =======     =======



See accompanying notes to unaudited pro forma combined condensed financial statements.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.

                              UNAUDITED PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    PRO FORMA
                                                 SIEBEL    SCOPUS    COMBINED
                                                -------   -------   ---------
Revenues:
  Software...................................   $35,658   $37,272     $72,930
  Maintenance, consulting and other..........     3,494    13,498      16,992
                                                -------   -------     -------
     Total revenues..........................    39,152    50,770      89,922
                                                -------   -------     -------
Cost of revenues:
  Software...................................       106     1,421       1,527
  Maintenance, consulting and other..........     2,113     8,731      10,844
                                                -------   -------     -------
     Total cost of revenues..................     2,219    10,152      12,371
                                                -------   -------     -------
     Gross margin............................    36,933    40,618      77,551
                                                -------   -------     -------
Operating expenses:
  Product development........................     5,894     7,691      13,585
  Sales and marketing........................    19,577    20,095      39,672
  General and administrative.................     4,748     4,255       9,003
                                                -------   -------     -------
     Total operating expenses................    30,219    32,041      62,260
                                                -------   -------     -------
     Operating income........................     6,714     8,577      15,291
Other income, net............................     1,391     1,306       2,697
                                                -------   -------     -------
     Income before income taxes..............     8,105     9,883      17,988
Income tax expense...........................     3,080     3,658       6,738
                                                -------   -------     -------
     Net income..............................   $ 5,025   $ 6,225     $11,250
                                                =======   =======     =======
Diluted net income per share.................   $  0.07   $  0.32     $  0.14
                                                =======   =======     =======
Shares used in diluted net income per
     share computation.......................    67,462    19,379      81,572
                                                =======   =======     =======
Basic net income per share...................   $  0.10   $  0.35     $  0.18
                                                -------   -------     -------
Shares used in basic net income per..........    49,600    17,924      62,650
     share computation                          =======   =======     =======




See accompanying notes to unaudited pro forma combined condensed financial statements.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.

                              UNAUDITED PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               PRO FORMA
                                                        SIEBEL      SCOPUS      COMBINED
                                                       -------     -------     ---------

Revenues:
  Software...........................................  $100,700    $58,666      $159,366
  Maintenance, consulting and other..................    18,075     28,968        47,043
                                                       --------    -------      --------
     Total revenues..................................   118,775     87,634       206,409
                                                       --------    -------      --------
Cost of revenues:
   Software..........................................     2,272      2,464         4,736
   Maintenance, consulting and other.................     7,617     18,600        26,217
                                                       --------    -------      --------
     Total cost of revenues..........................     9,889     21,064        30,953
                                                       --------    -------      --------
     Gross margin....................................   108,886     66,570       175,456
                                                       --------    -------      --------
Operating expenses:
   Product development...............................    13,349     11,205        24,554
   Sales and marketing...............................    55,983     38,364        94,347
   General and administrative........................     9,682      6,869        16,551
   Write-off of acquired research and development....    22,740         --        22,740

   Merger termination expenses.......................        --      3,298         3,298
                                                       --------    -------      --------
     Total operating expenses........................   101,754     59,736       161,490
                                                       --------    -------      --------
     Operating income................................     7,132      6,834        13,966
Other income, net....................................     2,892      2,870         5,762
                                                       --------    -------      --------
     Income before income taxes......................    10,024      9,704        19,728
Income taxes expense.................................    12,451      3,591        16,042
                                                       --------    -------      --------
     Net income (loss)...............................  $ (2,427)   $ 6,113      $  3,686
                                                       ========    =======      ========
Diluted net income (loss) per share..................  $  (0.04)   $  0.28      $   0.04
                                                       --------    -------      --------
Shares used in diluted net income (loss) per
     share computation...............................    68,856     21,605        96,351
                                                       ========    =======      ========
Basic net income (loss) per share....................  $  (0.04)   $  0.30      $   0.04
                                                       --------    -------      --------
Shares used in basic net income (loss) per
     share computation...............................    68,856     20,347        83,671
                                                       ========    =======      ========




See accompanying notes to unaudited pro forma combined condensed financial statements.

                SIEBEL SYSTEMS, INC. AND SCOPUS TECHNOLOGY, INC.
                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1.        PRO FORMA BASIS OF PRESENTATION

          The pro forma information presented is not necessarily indicative of the future consolidated results of operations of the Combined Company or the consolidated results of operations which would have resulted had the Merger taken place during the periods presented. The Unaudited Pro Forma Financial Statements reflect the effects of the Merger, assuming the Merger and related events occurred as of December 31, 1997 for the purposes of the unaudited pro forma combined condensed balance sheet and as of January 1, 1995 for the purposes of the unaudited pro forma combined condensed statements of operations.

          The Siebel balance sheet as of December 31, 1997 and statements of operations for each of the years in the three-year period ended December 31, 1997, have been combined with the Scopus balance sheet as of December 31, 1997 and statements of operations for each of the twelve-month periods in the three-year period ended December 31, 1997.

2.        UNAUDITED PRO FORMA COMBINED SHARES OUTSTANDING

          These Unaudited Pro Forma Combined Condensed Financial Statements reflect the issuance of 14,963,478 shares of Siebel Common Stock in exchange for an aggregate of 20,551,405 shares of Scopus Common Stock (outstanding at December 31, 1997) in connection with the Merger, based on the current Exchange Ratio of .7281 (after giving effect to the 100% dividend to be paid on Siebel Common Stock on March 20, 1998) set forth in the following table:

          Scopus Common Stock outstanding as of December 31, 1997........................      20,551,405
          Exchange Ratio.................................................................          0.7281
                                                                                               ----------
          Number of shares of Siebel Common Stock exchanged..............................      14,963,478
          Number of shares of Siebel Common Stock  outstanding as of December 31,
           1997...................................................... ...................      70,894,314
                                                                                               ----------
          Number of shares of Combined Company common stock outstanding after
           completion of the Merger......................................................      85,857,792
                                                                                               ==========

          Additionally, at the Effective Time, all outstanding options to purchase Scopus Common Stock will be exchanged for options to purchase Siebel Common Stock, based on the current Exchange Ratio of .7281 (after giving effect to the 100% dividend to be paid on Siebel Common Stock on March 20,
1998). As of December 31, 1997, 3,189,742 options to purchase Scopus Common Stock were outstanding. The actual number of shares of Siebel Common Stock and Scopus Common Stock options to be exchanged will be determined at the Effective Time based on the number of shares of Scopus Common Stock and Scopus Common Stock options outstanding on that date.

3.        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

          (a) Siebel and Scopus estimate they will incur direct transaction costs of approximately $10 million associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations during the quarter in which the Merger is consummated. The charge is a preliminary estimate only and is subject to change.

          It is expected that following the Merger, the Combined Company will incur additional costs associated with integrating the two companies. These costs have not been reflected on the pro forma combined balance sheet.

          (b) Reflects the reclassification of additional paid-in capital associated with the Siebel Common Stock issued in the combination.

4.        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

          The direct transaction costs discussed in Note 3(a) are not reflected in the pro forma combined condensed statements of operations because they are non-recurring.

5.        PRO FORMA NET INCOME (LOSS) PER SHARE

          Share and per share information of Siebel gives effect to the 100% dividend on Siebel Common Stock to be paid in March 20, 1998.

          The following table reconciles the number of shares used in the pro forma earnings per share computations to the numbers set forth in Siebel's and Scopus' historical statements of operations (in thousands, except the Exchange Ratio and per share amounts):

                                                                              YEARS ENDED DECEMBER 31,
                                                                     ---------------------------------------
                                                                       1995          1996          1997
                                                                     ----------   ------------  ------------
Shares used in diluted per share computation:
   Historical Scopus/(1)/.......................................         15,194         19,379       21,605
   Exchange Ratio...............................................         0.7281         0.7281       0.7281
                                                                         ------         ------       ------
                                                                         11,063         14,110       15,731
   Historical Siebel............................................         50,102         67,462       68,856
   Dilutive potential common shares excluded from historical
      Siebel diluted per share computation/(2)/.................             --            --        11,764
                                                                         ------         ------       ------
   Pro forma combined...........................................         61,165         81,572       96,351
                                                                         ------         ------       ------
Shares used in basic per share computation:
   Historical Scopus/(1)/.......................................         10,470         17,924       20,347
   Exchange Ratio...............................................         0.7281         0.7281       0.7281
                                                                         ------         ------       ------
                                                                          7,623         13,050       14,815
   Historical Siebel............................................         32,296         49,600       68,856
                                                                         ------         ------       ------
   Pro forma combined...........................................         39,919         62,650       83,671
                                                                     ---------------------------------------

----------------------------
(1) Reflects twelve months ended December 31, 1995, 1996 and 1997 for Scopus.
(2) Potential common shares were excluded from the computation of historical Siebel diluted net loss per share amounts for the year ended December 31, 1997 as the effect was anti-dilutive.

                                  RISK FACTORS

          This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of Scopus, Siebel and the Combined Company may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed under this section as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. In addition to the other information in this Joint Proxy Statement/Prospectus, the following risk factors should be considered carefully by Scopus shareholders in determining whether or not to vote in favor of the adoption and the approval of the Reorganization Agreement and approval of the Merger and by Siebel stockholders in determining whether or not to vote in favor of the issuance of shares of Siebel Common Stock in the Merger.

RISKS RELATING TO THE MERGER

          Uncertainty Relating to Integration. The Merger involves the integration of two companies that have previously operated independently. The successful combination of the two companies will require significant effort from each company, including the coordination of their research and development, integration of the companies' product offerings, coordination of their sales and marketing efforts and business development efforts. Following the Merger, in order to maintain and increase profitability, the Combined Company will need to integrate and streamline overlapping functions successfully. Costs generally associated with this type of integration that may be incurred by the Combined Company include integration of product lines, sales force cross-training and market positioning of the Combined Company's products. While these costs have not been currently identified, any such costs may have an adverse effect on the Combined Company's operating results in the periods in which they are incurred. Each of Siebel and Scopus has different systems and procedures in many operational areas that must be rationalized and integrated. Among other things, the Combined Company must integrate product offerings, and coordinate research and development and sales and marketing efforts. There may be substantial difficulties associated with integrating two separate companies, and there can be no assurance that such integration will be accomplished smoothly, expeditiously or successfully. The integration of certain operations following the Merger will require the dedication of management resources that may temporarily distract attention from the normal operations of the Combined Company. The business of the Combined Company may also be disrupted by employee uncertainty and lack of focus during such integration. There can be no assurance that the Combined Company will be able to retain key technical, managerial and other employees. Failure to quickly and effectively accomplish the integration of the operations of Siebel and Scopus could have a material adverse effect on the Combined Company's business, financial condition and results of operations. Moreover, uncertainty in the marketplace or customer concern regarding the impact of the Merger and related transactions could have a material adverse effect on the Combined Company's business, financial condition and results of operations.

          Risks Associated with Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Scopus Common Stock will be converted into the right to receive that number of shares of Siebel Common Stock equal to the Exchange Ratio. Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either Siebel or Scopus Common Stock, the specific value of the consideration to be received by Scopus shareholders in the Merger will depend on the market price of Siebel Common Stock at the Effective Time. In the event that the market price of Siebel Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of Siebel Common Stock to be received by Scopus shareholders in the Merger would correspondingly decrease or increase. The market prices of Siebel Common Stock and Scopus Common Stock as of a recent date are set forth herein under "Summary-Market Price and Data," and "Comparative Per Share Market Price Data and Dividend Policy." Scopus shareholders are advised to obtain recent market quotations for Siebel Common Stock and Scopus Common Stock. Siebel Common Stock and Scopus Common Stock historically have been subject to price volatility. No assurance can be given as to the market prices of Siebel Common Stock or Scopus Common Stock at any time. See "Comparative Per Share Market Price Data and Dividend Policy."

          Effect of the Merger on Customers and Existing Agreements. Certain of Scopus' and Siebel's existing customers may view the Merger as disadvantageous to them. As a consequence, the Combined Company's relationship with these customers could be adversely affected. The Merger will require the consent of certain parties who have entered into contracts with Scopus. There can be no assurance that such consents will be given and, if not given, that such contracts will not terminate.

          Retention of Employees by the Combined Company. The success of the Combined Company will be dependent in part on the retention and integration of management, technical, marketing, sales and customer support personnel. There can be no assurance that the Combined Company will be able to retain such personnel or that the Combined Company will be able to attract, hire and retain replacements for employees that leave in connection with or following consummation of the Merger. The Combined Company's failure to attract, hire and retain such skilled employees could have a material adverse effect on its business, operating results and financial condition.

          Rights of Holders of Scopus Common Stock Following the Merger. Following the Merger, holders of Scopus Common Stock outstanding as of the Effective Time will become holders of Siebel Common Stock. Certain material differences exist between the rights of shareholders of Scopus under California law, the Scopus Articles of Incorporation and the Scopus Bylaws, and the rights of stockholders of Siebel under Delaware law, the amended and restated certificate of incorporation, as amended, of Siebel (the "Siebel Certificate of Incorporation") and the bylaws of Siebel (the "Siebel Bylaws"). See "Comparison of Shareholders' Rights."

RISKS RELATING TO THE BUSINESS OF SIEBEL

          Limited Operating History. Siebel commenced operations in July 1993 and shipped version 1.0 of Siebel Sales Enterprise in April 1995, version 2.2 in December 1996 and version 3.0 in February, 1997. The Company shipped
Siebel Service Enterprise version 2.2 in December 1996 and subsequently shipped version 3.0 in February 1997. Siebel has only a limited operating history, and its prospects must be evaluated in light of the risks and uncertainties encountered by a company in its early stage of development.

          Uncertainty of Future Operating Results; Fluctuations in Quarterly
Operating Results.   Prior growth rates in Siebel's revenue and net income
should not be considered indicative of future operating results. Future operating results will depend upon many factors, including the demand for Siebel's products, the level of product and price competition, the length of Siebel's sales cycle, the size and timing of individual license transactions, the delay or deferral of customer implementations, Siebel's success in expanding its customer support organization, direct sales force and indirect distribution channels, the timing of new product introductions and product enhancements, the mix of products and services sold, levels of international sales, activities of and acquisitions by competitors, the timing of new hires, changes in foreign currency exchange rates and the ability of Siebel to develop and market new products and control costs. In addition, the decision to implement a sales and marketing information system is discretionary, involves a significant commitment of customer resources and is subject to the budget cycles of Siebel's customers. Siebel's sales generally reflect a relatively high amount of revenue per order. The loss or delay of individual orders, therefore, would have a significant impact on the revenue and quarterly results of Siebel. The timing of license revenue is difficult to predict because of the length and variability of Siebel's sales cycle, which has ranged to date from two to eighteen months from initial contact to the execution of a license agreement. Siebel's operating expenses are based on anticipated revenue trends and, because a high percentage of these expenses are relatively fixed, a delay in the recognition of revenue from a limited number of license transactions could cause significant variations in operating results from quarter to quarter and could result in operating losses. To the extent such expenses precede, or are not subsequently followed by, increased revenues, Siebel's operating results would be materially and adversely affected. To date, Siebel has not experienced significant seasonality of operating results. Siebel expects future revenues for any period may be affected by the fiscal or quarterly budget cycles of its customers. As a result of these and other factors, revenues for any period are subject to significant variation, and Siebel believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that Siebel's future operating results from time to time will not meet the expectations of market analysis or investors, which would likely have an adverse effect on the price of Siebel Common Stock. In addition, fluctuations in operating results may also result in volatility in the price of Siebel Common Stock.

          Reliance on Andersen Consulting; Dependence on System Integrators. Siebel has established strategic relationships with a number of organizations that it believes are important to its worldwide sales, marketing and support activities and the implementation of its products. Siebel believes that its relationships with such organizations provide marketing and sales opportunities for Siebel's direct sales force and expand the distribution of its products. These relationships also assist Siebel in keeping pace with the technological and marketing developments of major software vendors, and, in certain instances, provide it with technical assistance for its product development efforts. In particular, Siebel has established a non-exclusive strategic relationship with Andersen Consulting, a principal stockholder of Siebel. In 1997 and 1996, approximately 41% and 46%, respectively, of Siebel's revenues were derived from customers for which Andersen Consulting had been engaged to provide system integration services. Any deterioration of Siebel's relationship with Andersen Consulting could have a material adverse effect on Siebel's business, financial condition and results of operations.

          Limited Deployment. Many of Siebel's customers are in the pilot phase of implementing Siebel's software. There can be no assurance that enterprise-wide deployments by such customers will be successful. Siebel's customers frequently contemplate the deployment of its products commercially to large numbers of sales, marketing and customer service personnel, many of whom have not previously used application software systems, and there can be no assurance of such end-users' acceptance of the product. If any of Siebel's customers are not able to customize and deploy Siebel Enterprise Applications successfully and on a timely basis to the number of anticipated users, Siebel's reputation could be significantly damaged, which could have a material adverse effect on Siebel's business, operating results and financial condition.

          Reliance on Single Product Family.   Approximately 79% of Siebel's
license revenues in fiscal 1997 were attributable to sales of Siebel Sales Enterprise. The remaining revenues were attributable to sales of Siebel Service Enterprise. Siebel currently expects Siebel Sales Enterprise and related maintenance and training services to continue to account for a substantial majority of Siebel's future revenues. As a result, factors adversely affecting the pricing of or demand for Siebel Sales Enterprise, such as competition or technological change, could have a material adverse effect on Siebel's business, operating results and financial condition.

          Lengthy Sales and Implementation Cycles.   The license of Siebel's
software products is often an enterprise-wide decision by prospective customers and generally requires Siebel to provide a significant level of education to prospective customers regarding the use and benefits of Siebel's products. In addition, the implementation of Siebel's products involves a significant commitment of resources by prospective customers and is commonly associated with substantial reengineering efforts which may be performed by the customer or third-party system integrators. The cost to the customer of Siebel's product is typically only a portion of the related hardware, software, development, training and integration costs of implementing a large-scale sales and marketing information system. For these and other reasons, the period between initial contact and the implementation of Siebel's products is often lengthy (ranging to date from between two and twenty-four months) and is subject to a number of significant delays over which Siebel has little or no control. Siebel's implementation cycle could be lengthened by increases in the size and complexity of its license transactions and by delays in its customers' implementation of client/server computing environments. Delay in the sale or implementation of a limited number of license transactions could have a material adverse effect on Siebel's business and operations and cause Siebel's operating results to vary significantly from period to period. Therefore, Siebel believes that its operating results are likely to vary significantly in future periods.

          Risks Associated with Expanding Distribution.   To date, Siebel has
sold its products primarily through its direct sales force and has supported its customers with its technical and customer support staff. Siebel's ability to achieve significant revenue growth in the future will depend in large part on its success in recruiting and training sufficient direct sales, technical and customer support personnel and establishing and maintaining relationships with its strategic partners. Siebel believes the complexity of its products and the large-scale deployment anticipated by its customers will require a number of highly trained customer support personnel. There can be no assurance that Siebel will successfully expand its technical and customer support staff to meet customer demands. Any failure by Siebel to expand its direct sales force or other distribution channels, or to expand its technical and customer support staff, could materially and adversely affect Siebel's business, operating results and financial condition.

          Dependence on Large License Fee Contracts and Customer Concentration. A relatively small number of customers have accounted for a significant percentage of Siebel's revenues. For 1997 and 1996, sales to Siebel's 10 largest customers accounted for 46% and 59% of total revenues, respectively. For 1997, one company accounted for 13% of total revenues. Siebel expects that sales of its products to a limited number of customers will continue to account for a significant percentage of revenue for the foreseeable future. The loss of any major customer or any reduction or delay in orders by any such customer, or the failure of Siebel to market successfully its products to new customers could have a material adverse effect on Siebel's business, financial condition and results of operations.

          Risk Associated with New Versions and New Products; Rapid
Technological Change.   The software market in which Siebel competes is
characterized by rapid technological change, frequent introductions of new products, changes in customer demands and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. For example, Siebel's customers have adopted a wide variety of hardware, software, database and networking platforms, and as a result, to gain broad market acceptance, Siebel must support Siebel Sales Enterprise and Siebel's other products on a variety of such platforms. Siebel's future success will depend upon its ability to address the increasingly sophisticated needs of its customers by supporting existing and emerging hardware, software, database and networking platforms and by developing and introducing enhancements to Siebel Enterprise Applications and new products on a timely basis that keep pace with technological developments, evolving industry standards and changing customer requirements. There can be no assurance that Siebel will be successful in developing and marketing enhancements that respond to technological developments, evolving industry standards or changing customer requirements, or that Siebel will not experience difficulties that could delay or prevent the successful development, introduction and sale of such enhancements or that such enhancements will adequately meet the requirements of the marketplace. If release dates of any future product enhancements or new products are delayed or if these products or enhancements fail to achieve market acceptance when released, Siebel's business, operating results and financial condition could be materially and adversely affected. In addition, the introduction or announcement of new product offerings or enhancements by Siebel or Siebel's competitors or major hardware, systems or software vendors may cause customers to defer or forgo purchases of Siebel's products, which could have a material adverse effect on Siebel's business, financial condition and results of operations.

          Competition. The market for Siebel's products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Siebel's products are targeted at the emerging market for sales, marketing and customer service information systems. The Company faces competition from customers' internal development efforts, custom system integration products, as well as other application software providers that offer a variety of products and services designed to address this market. Many of Siebel's customers and potential customers have in the past attempted to develop sales, marketing and customer service information systems, in-house either alone or with the help of systems integrators and there can be no assurance that Siebel will be able to compete successfully against such internal development efforts.

          Siebel relies on a number of systems consulting and systems integration firms, particularly Andersen Consulting, for implementation and other customer support services, as well as recommendations of its products during the evaluation stage of the purchase process. Although Siebel seeks to maintain close relationships with these service providers, many of them have similar, and often more established, relationships with Siebel's competitors. If Siebel is unable to develop and retain effective, long-term relationships with these third parties, Siebel's competitive position could be materially and adversely affected. Further, there can be no assurance that these third parties, many of which have significantly greater resources than Siebel, will not market software products in competition with Siebel in the future or will not otherwise reduce or discontinue their relationships with, or support of, Siebel and its products.

          A large number of personal, departmental and other products exist in the sales, marketing and customer service information systems market. Some of Siebel's current and potential competitors and their products include Symantec (ACT!), Borealis Corporation (Arsenal), Saratoga Systems (Avenue), Early Cloud & Co. (CallFlow), Epiphany (Clarity, Momentum, Relevance), Clarify, Inc. (ClearSales, ClearSupport), Sales Technologies (Cornerstone), Onyx (Customer Center), IMA (EDGE), Applix (Enterprise), Dendrite International, Inc. (Force
One), Marketrieve Company (Marketrieve PLUS), Firstwave Technologies, Inc. (Netgain), BroadVision, Inc. (One-To-One Application System), Oracle Corporation (Oracle Sales and Marketing, Oracle Service and Oracle Call, Front Office Application), Pivotal Software, Inc. (Relationship), SAP AG (Sales Force Automation Solution), Software Artistry (SA Expert Sales), SalesKit Software Corporation (SalesKit), SalesLogix (SalesLogix), Kieffer & Veittinger GMBH (K&V) International (SALES Manager) (SAP AG has recently announced its intention to acquire a 50% equity interest in K&V), Scopus Technology, Inc. (SalesTEAM, ServiceTEAM, Voyager), Aurum Software, Inc. (SalesTrak) (recently acquired by Baan Company N.V.), MEI (UniverSell) and The Vantive Corporation (Vantive Enterprise). Some of these competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than Siebel. In addition, many competitors have well-established relationships with current and potential customers of Siebel. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products, than can Siebel.

          It is also possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Siebel also expects that competition will increase as a result of consolidation in the software industry. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect Siebel's business, operating results and financial condition. There can be no assurance that Siebel will be able to compete successfully against current and future competitors or that competitive pressures faced by Siebel will not materially and adversely affect its business, operating results and financial condition.

          Risk of Product Defects.   Software products as internally complex as
those offered by Siebel frequently contain errors or failures, especially when first introduced or when new versions are released. Although Siebel conducts extensive product testing during product development, Siebel has been forced to delay commercial release of products until the correction of software problems and, in some cases, has provided product enhancements to correct errors in released products. Siebel could, in the future, lose revenues as a result of software errors or defects. Siebel's products are intended for use in sales applications that may be critical to a customer's business. As a result, Siebel expects that its customers and potential customers have a greater sensitivity to product defects than the market for software products generally. There can be no assurance that, despite testing by Siebel and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of revenue or delay in market acceptance, diversion of development resources, damage to Siebel's reputation, or increased service and warranty costs, any of which could have a material adverse effect upon Siebel's business, operating results and financial condition.

          Management of Growth; Dependence upon Key Personnel. In the event that the significant growth of Siebel's revenues continues, such growth may place a significant strain upon Siebel's management systems and resources. Siebel's ability to compete effectively and to manage future growth, if any, will require Siebel to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its employee work force. There can be no assurance that Siebel will be able to do so successfully. Siebel's failure to do so could have a material adverse effect upon Siebel's business, operating results and financial condition. Siebel's future performance depends in significant part upon the continued service of its key technical, sales and senior management personnel, particularly Thomas M. Siebel, Siebel's Chairman and Chief Executive Officer, none of whom has entered into an employment agreement with Siebel. The loss of the services of one or more of Siebel's executive officers could have a material adverse effect on Siebel's business, operating results and financial condition. Siebel's future success also depends on its continuing ability to attract and retain highly qualified technical, customer support, sales and managerial personnel. Competition for such personnel is intense, and there can be no assurance that Siebel will be able to retain its key technical, sales and managerial employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

          Proprietary Rights; Risks of Infringement.   Siebel relies primarily
on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect its proprietary rights. Siebel also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are essential to establishing and maintaining a technology leadership position. Siebel seeks to protect its software, documentation and other written materials under patent, trade secret and copyright laws, which afford only limited protection. Siebel currently has 10 patent applications pending in the United States, and one issued patent. There can be no assurance that any patents issued to Siebel will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to Siebel or that any of Siebel's pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by Siebel, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to Siebel's technology or design around any patents issued to Siebel. Despite Siebel's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Siebel's products or to obtain and use information that Siebel regards as proprietary. Policing unauthorized use of Siebel's products is difficult, and while Siebel is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect Siebel's proprietary rights as fully as do the laws of the United States. There can be no assurance that Siebel's means of protecting its proprietary rights in the United States or abroad will be adequate or that Siebel's competitors will not independently develop similar technology. Siebel has entered into agreements with substantially all of its customers which require Siebel to place Siebel Enterprise Applications source code into escrow. Such agreements generally provide that such parties will have a limited, non-exclusive right to use the source code in the event that there is a bankruptcy proceeding by or against Siebel, if Siebel ceases to do business or if Siebel fails to meet its support obligations. Entering into such agreements may increase the likelihood of misappropriation by third parties.

          Siebel is not aware that it is infringing any proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by Siebel of their intellectual property rights. Siebel expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in Siebel's industry segment grows and the functionality of products in different industry segments overlaps. Furthermore, there can be no assurance that former employers of Siebel's present and future employees will not assert claims that such employees have improperly disclosed confidential or proprietary information to Siebel. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require Siebel to pay money damages or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Siebel, if at all. In the event of a successful claim of product infringement against Siebel and failure or inability of Siebel to license the infringed or similar technology, Siebel's business, operating results and financial condition would be materially and adversely affected.

          Siebel relies upon certain software that it licenses from third parties, including software that is integrated with Siebel's internally developed software and used in Siebel Sales Enterprise and Siebel's other products to perform key functions. There can be no assurance that these third-party software licenses will continue to be available to Siebel on commercially reasonable terms. In addition, Siebel is dependent, to a certain extent, upon such third parties' ability to enhance their current products, to develop new products on a timely and cost-effective basis and to respond to emerging industry standards and other technological changes. There can be no assurance that Siebel would be able to replace the functionality provided by the third party software currently offered in connection with Siebel's products in the event such software becomes obsolete or incompatible with future versions of Siebel's products or is otherwise not adequately maintained or updated. The loss of, or inability to maintain, any such software licenses could result in shipment delays or reductions until equivalent software could be developed, identified, licensed and integrated which would materially adversely affect Siebel's business, operating results and financial condition.

          International Operations. Siebel's sales are primarily to large multi-national companies. To service the needs of such companies, both domestically and internationally, Siebel must provide worldwide product support services. As a result, Siebel has expanded and intends to continue to expand its international operations and enter additional international markets, which will require significant management attention and financial resources and could adversely affect Siebel's operating margins and earnings, if any. Revenues from international sales accounted for approximately 28% and 11% of Siebel's total revenues in fiscal 1997 and 1996, respectively. Siebel believes that in order to increase sales opportunities and profitability it will be required to expand its international operations. Siebel has committed and continues to commit significant management time and financial resources to developing direct and indirect international sales and support channels. There can be no assurance, however, that Siebel will be able to maintain or increase international market demand for its products. To the extent that Siebel is unable to do so in a timely manner, Siebel's international sales will be limited, and Siebel's business, operating results and financial condition could be materially and adversely affected.

          The growth in Siebel's revenues from international sales is expected to continue to subject a portion of Siebel's revenues to the risks associated with international sales, including foreign currency fluctuations, economic or political instability, shipping delays and various trade restrictions, any of which could have a significant impact on Siebel's ability to deliver products on a competitive and timely basis. Future imposition of, or significant increases in the level of, customs duties, export quotas or other trade restrictions, could have an adverse effect on Siebel's business, financial condition and results of operations. As Siebel develops an international sales force, it expects to be more directly subject to foreign currency fluctuations. To the extent such direct sales are denominated in foreign currency, any such fluctuation may adversely affect Siebel's business, financial condition and results of operations. Finally, the laws of certain foreign countries do not protect Siebel's intellectual property rights to the same extent as do the laws of the United States.

          Product Liability.   Siebel's license agreements with its customers
typically contain provisions designed to limit Siebel's exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in Siebel's license agreements may not be effective under the laws of certain jurisdictions. Although Siebel has not experienced any product liability claims to date, the sale and support of products by Siebel may entail the risk of such claims, and there can be no assurance that Siebel will not be subject to such claims in the future. A successful product liability claim brought against Siebel could have a material adverse effect upon Siebel's business, operating results and financial condition.

          Control by Existing Stockholders.   Siebel's current officers,
directors and affiliated entities together beneficially owned approximately 41.5% of the outstanding shares of Siebel Common Stock as of December 31, 1997. In particular, Thomas M. Siebel, Siebel's Chairman and Chief Executive Officer, owned approximately 27.8% of the outstanding shares of Siebel Common Stock as of December 31, 1997. As a result, these stockholders will be able to exercise control over matters requiring stockholder approval, including the election of directors, and the approval of mergers, consolidations and sales of all or substantially all of the assets of Siebel. This may prevent or discourage tender offers for Siebel Common Stock unless the terms are approved by such stockholders.

          Possible Volatility of Stock Price.   Siebel's stock price has
fluctuated substantially since its initial public offering in June 1996. The trading price of Siebel Common Stock is subject to significant fluctuations in response to variations in quarterly operating results, the gain or loss of significant orders, changes in earning estimates by analysts, announcements of technological innovations or new products by Siebel or its competitors, general conditions in the software and computer industries and other events or factors. In addition, the stock market in general has experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to that of Siebel and which have been unrelated to the operating performance of these companies. These market fluctuations have adversely affected and may continue to adversely affect the market price of Siebel Common Stock.

          Effect of Certain Charter Provisions; Antitakeover Effects of the Siebel Certificate of Incorporation, the Siebel Bylaws and the DCGL. The
Siebel Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the Siebel stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the Siebel Common Stock. The rights of the holders of Siebel Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Siebel. Pursuant to the Siebel Certificate of Incorporation, Siebel has instituted a classified board of directors. This and certain other provisions of Siebel's Certificate of Incorporation and certain provisions of the Siebel Bylaws and of the DCGL, could delay or make more difficult a merger, tender offer or proxy contest involving Siebel.

          Risks Relating to Acquisitions. In addition to the Merger, Siebel has acquired in the past, and may acquire in the future, other products or businesses which are complementary to Siebel's business. The integration of products and personnel as a result of any such acquisitions has and will continue to divert Siebel's management and other resources. There can be no assurance that difficulties will not arise in integrating such operations, products, personnel or businesses. The failure to successfully integrate such products or operations would have a material adverse effect on Siebel's business, financial condition and results of operations.

RISKS RELATING TO THE BUSINESS OF SCOPUS

          Variability of Operating Results; Uncertainty of Future Operating Results. Scopus was incorporated in 1991 and introduced its first product in 1992. Although Scopus has been profitable each fiscal year since inception, there can be no assurance that Scopus will be able to sustain profitability on a quarterly or annual basis in the future. In addition, Scopus' revenues and operating results have varied substantially in the past and are likely to vary substantially in the future due to a variety of factors, including (i) the timing and size of the Scopus' individual license transactions, and, in particular, the fact that Scopus' revenues in any quarter can be largely dependent on a limited number of large licenses, (ii) the fact that a significant portion of Scopus' revenues in any given quarter are recognized in the last month, weeks or even days of the quarter, (iii) the relatively long sales cycle for Scopus' software products, which is typically six to nine months, (iv) the relative proportion of total revenues derived from license revenues and services and maintenance revenues, (v) the timing of the introduction of new products or product enhancements by Scopus and its competitors, (vi) the extent of customization required by any individual license transaction, which can result in deferral of significant revenues until completion or acceptance of certain customized portions of the software, (vii) changes in customers budgets, (viii) seasonality of technology purchases by customers and general economic conditions, (ix) the mix of revenues among various distribution channels and between domestic and international customers,
(x) the relative proportion of implementation services performed by Scopus for which Scopus engages independent contractors, which are typically more costly than internal personnel and (xi) the relative proportion of license revenues derived from third party products distributed by Scopus in conjunction with its products. Therefore, Scopus believes that period to period comparisons of its revenues and operating results are not necessarily meaningful and that such comparison cannot be relied upon as indicators of future performance.

          Estimating future revenues is difficult because Scopus ships its products soon after an order is received and as such does not have a significant backlog. Thus, quarterly license revenues are heavily dependent upon orders received and shipped within the same quarter. Moreover, Scopus has generally recorded a significant portion of its total quarterly revenues in the third month of the quarter, with a concentration of these revenues in the last half of that third month. This concentration of revenues is influenced by customer tendencies to make significant capital expenditures at the end of a fiscal quarter. Scopus expects these revenue patterns to continue for the foreseeable future. In addition, quarterly license revenues are dependent on the timing of revenue recognition, which can be affected by many factors, including the timing of customer installations, a shift in the mix of license transactions towards larger transactions and a lengthening of the sales cycle with respect to these larger transactions, completion of customization activity and the fulfillment of acceptance criteria. Scopus has from time to time experienced delays in recognizing revenues with respect to certain orders. Despite the uncertainties in its revenue patterns, Scopus' operating expenses are based upon anticipated revenue levels and such expenses are incurred on an approximately ratable basis throughout the quarter. As a result, if expected revenues are deferred or otherwise not realized in a quarter for any reason, Scopus' business, operating results and financial condition would be materially adversely affected.

          Scopus intends to continue to increase its research and development expenditures in order to pursue its strategy of developing applications tailored to the requirements of specific additional vertical markets, and to continue to increase sales and marketing expenditures significantly as Scopus expands its domestic and international sales and marketing staff and develops indirect sales and distribution channels. In addition, general and administrative expenses have increased as Scopus invests in the infrastructure needed to support its growing operations. Accordingly, to the extent that such expenses precede or are not subsequently followed by increased revenues, Scopus' business, operating results and financial condition will be materially adversely affected.

          Dependence on Implementation Relationships. Scopus has historically relied on internal resources and subcontracted consultants on an as-needed basis to provide consulting and implementation services for Scopus' products. In recent periods, Scopus has sought to increase the use of third party consultants and system integrators to provide implementation, customization and consulting services directly to Scopus' customers. Scopus' increasing reliance on such third party consultants and systems integrators poses several risks that could have a material adverse effect on Scopus' business, operating results or financial condition. For example, there can be no assurance that these third party providers, who will have direct obligations to Scopus' customers, will be able to provide a level of quality of service required to meet the needs of such customers. If Scopus is unable to develop further and to maintain effective, long term relationships with these third parties, or if these third parties fail to meet the needs of Scopus' customers in a timely fashion, Scopus' business, operating results and financial condition will be materially and adversely affected. Further, there can be no assurance that these third party providers, many of whom have significantly greater financial, technical, personnel and marketing resources than Scopus, will not market software products that compete with Scopus' products, or will not otherwise reduce or discontinue their relationship with or support of Scopus and its products. Finally, many of these current and potential third party providers have existing relationships or may undertake relationships with Scopus' direct competitors. The inability to recruit, or the loss of, important third party systems integrators or professional consulting firms would have a material adverse effect on Scopus' business, operating results and financial condition.

          Expansion of Distribution Channels. Scopus has historically sold its products through its direct sales force and a limited number of distributors. Scopus' ability to achieve significant revenue growth in the future will depend in large part on its success in recruiting and training sufficient sales personnel and establishing relationships with distributors, resellers and systems integrators. Scopus is currently investing, and plans to continue to invest, significant resources to expand its domestic and international direct sales force and develop distribution relationships with certain third party distributors, resellers and systems integrators. Scopus' existing distribution relationships are generally non-exclusive and can be terminated by either party without cause. Scopus' distributors also sell or can potentially sell products offered by Scopus' competitors. There can be no assurance that Scopus will be able to retain or attract a sufficient number of its existing or future third party distribution partners or that such partners will recommend, or continue to recommend, Scopus' products. The inability to establish or maintain successful relationships with distributors, resellers or systems integrators could have a material adverse effect on Scopus' business, operating results or financial condition. In addition, there can be no assurance that Scopus will be able to successfully expand its direct sales force or other distribution channels. Any failure by Scopus to expand its direct sales force or other distribution channels would materially adversely affect Scopus' business, operating results and financial condition.

          Expansion of International Operations; Foreign Currency Fluctuations. An important element of Scopus' strategy is to expand its international operations. Scopus has established subsidiaries in the United Kingdom, Canada and France and is currently investing significant resources in its international operations, including the development of certain third party distributor relationships and the hiring of additional sales representatives. However, international sales to date have been limited and there can be no assurance that Scopus will be successful in expanding its international revenue base. If Scopus is able to achieve a material increase in international revenues,

Scopus' business, operating results or financial condition could be materially adversely affected by risks inherent in conducting business internationally, such as changes in currency exchange rates, longer payment cycles, difficulties in staffing and managing international operations, problems in collecting accounts receivable, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, increases in tariffs, duties, price controls or other restrictions on foreign currencies and trade barriers imposed by foreign nationalities. In this regard, to the extent Scopus' international operations expand, Scopus expects that an increasing portion of its international license revenues will be denominated in foreign currencies. In addition, Scopus has only limited experience in developing localized versions of its products and marketing and distributing its products internationally. There can be no assurance that Scopus will be able to successfully localize, market, sell and deliver its products internationally. The inability of Scopus to successfully expand its international operations in a timely manner could materially adversely affect Scopus' business, operating results or financial condition.

          Management of Growth. Scopus' business has grown rapidly. The growth of Scopus' business and expansion of its customer base has placed and is expected to continue to place a significant strain on Scopus' management and operations. Scopus' future operating results will depend on its ability to continue to broaden Scopus' senior management group. From time to time, sales personnel, engineers and other employees have left Scopus for various reasons, and Scopus' future success will depend on its ability to attract, hire and retain skilled employees and to hire replacements for employees that leave Scopus. Scopus' expansion has also resulted in substantial growth in the number of its employees and the burden placed upon its operating and financial systems, resulting in increased responsibility for both existing and new management personnel. Scopus has recently experienced some turnover of sales personnel and understands that it is important to focus its efforts on continuing to maintain and build a quality sales organization. In addition, Scopus' ability to effectively manage and support its growth will be substantially dependent on its ability to continue to build upon its financial and management controls, reporting systems and procedures on a timely basis and to expand and maintain highly trained internal and third party resources to provide product customization, implementation, training and other support services. Scopus also expects to increase its customer support operations to the extent the installed base of Scopus' products continues to grow. Accordingly, Scopus' future operating results will depend on the ability of its management and other key employees to continue to implement and improve its systems for operations, financial control and information management, to recruit, train and manage its employee base, in particular, its direct sales force and customer support organization, and to work effectively with third party consulting and implementation service providers. It can be expected that the integration challenges associated with the proposed Merger will place significant further demands upon the management of Scopus. There can be no assurance that Scopus will be able to manage or continue to manage its recent or any future growth successfully, and any inability to do so would have a material adverse effect on Scopus' business, operating results and financial condition. There also can be no assurance that Scopus will be able to sustain the rates of revenue growth that it has experienced in the past.

          Product Concentration. Scopus currently markets five application products, together with related application service modules and a customization tool, which are licensed for use in conjunction with Scopus' applications. Although Scopus' application service modules and customization tool are offered separately from Scopus' applications, Scopus believes it is unlikely that any significant revenues could be derived from such modules and such tool unless the customer is using at least one of Scopus' applications. Accordingly, in the event Scopus' applications are not accepted by the marketplace, Scopus' business, operating results and financial condition would be materially adversely affected.

          Dependence on Key Personnel. Scopus' success depends to a significant extent upon a limited number of members of senior management and other key employees, including Ori Sasson, Scopus' Chairman, President and Chief Executive Officer. Scopus does not maintain key man life insurance on any such persons. The loss of the service of one or more key managers or other employees could have a material adverse effect upon Scopus' business, operating results and financial condition. In addition, Scopus believes that its future success will depend in large part upon its ability to attract and retain additional highly skilled technical, management, sales and marketing personnel. Competition for such personnel in the computer software industry is intense. There can be no assurance that Scopus will be successful in attracting and retaining such personnel, and the failure to do so could have a material adverse effect on the business, operating results or financial condition of Scopus.

                           THE SIEBEL SPECIAL MEETING

PURPOSE OF THE SIEBEL SPECIAL MEETING

          The purpose of the Siebel Special Meeting is to consider and vote upon a proposal to approve the issuance of the Siebel Common Stock in connection with the Merger pursuant to the Reorganization Agreement. Holders of Siebel Common Stock may also consider and vote upon such other matters as may be properly brought before the Siebel Special Meeting or any postponements or adjournments thereof. The Merger will occur only if the proposal is approved.

          THE SIEBEL BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                ---
ISSUANCE OF SHARES OF SIEBEL COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT BY THE STOCKHOLDERS OF SIEBEL.

PROXIES

          The Siebel Proxy accompanying this Joint Proxy Statement/Prospectus is being solicited on behalf of the Siebel Board of Directors for use at the Siebel Special Meeting.

DATE, TIME AND PLACE OF MEETING

          The Siebel Special Meeting will be held at the Siebel Principal Offices on May [__], 1998, at [______], local time.

VOTING RIGHTS AND OUTSTANDING SHARES

          Only holders of record of Siebel Common Stock at the close of business on the Siebel Record Date will be entitled to notice of and to vote at the Siebel Special Meeting. At the close of business on the Siebel Record Date there were [________] shares of Siebel Common Stock outstanding and entitled to vote. Except for the stockholders identified as principal stockholders in the information incorporated by reference herein, as of the Siebel Record Date, to the knowledge of Siebel, no other person beneficially owns more than 5% of the outstanding Siebel Common Stock.

          Each holder of record of Siebel Common Stock on the Siebel Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Siebel Special Meeting.

SOLICITATION

          This Joint Proxy Statement/Prospectus was mailed to all Siebel stockholders of record as of the Siebel Record Date and constitutes notice of the Siebel Special Meeting in conformity with the requirements of the DGCL.

          Regardless of whether the Merger is consummated, each of Siebel and Scopus will pay its own costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus will be shared equally by Siebel and Scopus. See "The Reorganization Agreement -- Expenses and Termination Fees."

          Subject to the foregoing, the cost of the solicitation of proxies from holders of Siebel Common Stock and all related costs will be borne by Siebel. In addition, Siebel may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Siebel. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTE REQUIRED

          The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Siebel Common Stock entitled to vote at the Siebel Special Meeting is necessary to constitute a quorum.

          Approval of the proposal requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Siebel Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes on each proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

          Pursuant to the Siebel Voting Agreements, the Siebel Voting Agreement Stockholders have agreed that, prior to the earlier of the (i) Effective Time or
(ii) the termination of the Reorganization Agreement (the "Expiration Date"), they will vote their shares of Siebel Common Stock in favor of the issuance of Siebel Common Stock pursuant to the Merger and, in certain instances, to require any party to whom shares of Siebel Common Stock (or securities convertible into shares of Siebel Common Stock) held as of the date of the Reorganization Agreement or acquired prior to the Expiration Date are sold, pledged, granted an option to purchase, or otherwise transferred to execute a counterpart of the Siebel Voting Agreement.

REVOCABILITY OF PROXIES

          Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of Siebel at Siebel's Principal Offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                           THE SCOPUS SPECIAL MEETING

PURPOSE OF THE SCOPUS SPECIAL MEETING

          The purpose of the Scopus Special Meeting is to consider and vote upon the approval and adoption of the Reorganization Agreement and approval of the Merger. Holders of Scopus Common Stock may also consider and vote upon such other matters as may be properly brought before the Scopus Special Meeting or any postponements or adjustments thereof. The Merger will occur only if the proposal is approved.

          THE SCOPUS BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE
                                                ---
REORGANIZATION AGREEMENT AND FOR APPROVAL OF THE MERGER.

PROXIES

          The Scopus Proxy accompanying this Joint Proxy Statement/Prospectus is being solicited on behalf of the Scopus Board of Directors for use at the Scopus Special Meeting.

DATE, TIME AND PLACE OF MEETING

          The Scopus Special Meeting will be held at the Berkeley Radisson Hotel, 200 Marina Boulevard, Berkeley, California on May [__], 1998, at [______], local time.

VOTING RIGHTS AND OUTSTANDING SHARES

          Only holders of record of Scopus Common Stock at the close of business on the Scopus Record Date will be entitled to notice of and to vote at the Scopus Special Meeting. At the close of business on the Scopus Record Date there were [___] shares of Scopus Common Stock outstanding and entitled to vote. See "Scopus Principal Shareholders." Except for the shareholders identified herein under "Scopus Principal Shareholders," as of the Scopus Record Date, to the knowledge of Scopus, no other person beneficially owns more than 5% of the outstanding Scopus Common Stock.

          Each holder of record of Scopus Common Stock on the Scopus Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Scopus Special Meeting.

SOLICITATION

          This Joint Proxy Statement/Prospectus was mailed to all Scopus shareholders of record as of the Scopus Record Date and constitutes notice of the Scopus Special Meeting in conformity with the requirements of the CGCL.

          Regardless of whether the Merger is consummated, each of Siebel and Scopus will pay its own costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus and will be shared equally by Siebel and Scopus. See "The Registration Agreement -- Expenses and Termination Fees."

          Subject to the foregoing, the cost of the solicitation of proxies from holders of Scopus Common Stock and all related costs will be borne by Scopus. In addition, Scopus may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Scopus. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTE REQUIRED

          The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Scopus Common Stock entitled to vote at the Scopus Special Meeting is necessary to constitute a quorum.

          Approval of the proposal requires approval of a majority of the outstanding shares of Scopus Common Stock as of the Scopus Record Date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

          Pursuant to the Scopus Voting Agreements, the Scopus Voting Agreement Shareholders, who, as of the Scopus Record Date, beneficially owned in the aggregate approximately [__] % of the outstanding shares of Scopus Common Stock (based upon the number of shares of Scopus Common Stock issued and outstanding as of the Scopus Record Date), have agreed that, prior to the Expiration Date, they will vote their shares of Scopus Common Stock in favor of the adoption and approval of the Reorganization Agreement and the approval of the Merger. The Scopus Voting Agreement Shareholders have also delivered to Siebel irrevocable proxies with respect to the matters covered by the Siebel Voting Agreements. In addition, subject to certain exceptions, the Scopus Voting Agreement Shareholders have agreed not to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer ("Transfer") any of their shares of Scopus Common Stock (or securities convertible into Scopus Common Stock) held as of the date of the Reorganization Agreement or acquired prior to the Expiration Date unless and until the other party to the Transfer shall have (i) executed a counterpart of the Scopus Voting Agreement and the corresponding irrevocable proxy and (ii) agreed to hold such Scopus securities subject to all of the terms and provisions of the Scopus Voting Agreement. See "Approval of the Merger and Related Transactions-Voting Agreements."

REVOCABILITY OF PROXIES

          Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of Scopus at Scopus' Principal Offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

          COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY

          Since June 27, 1996, Siebel Common Stock has been quoted on Nasdaq under the symbol "SEBL." Since November 16, 1995, the Scopus Common Stock has been quoted on Nasdaq under the symbol "SCOP." The table below sets forth, for the quarters indicated, the reported high and low sale prices of Siebel Common Stock and Scopus Common Stock as reported on Nasdaq. The prices of Siebel Common Stock have been adjusted to reflect the 100% dividend to be paid to the Siebel stockholders on March 20, 1998.

                                                                    SIEBEL                       SCOPUS
                                                                  COMMON STOCK                COMMON STOCK
                                                           -------------------------   ------------------------
                                                              HIGH           LOW           HIGH         LOW
                                                           ----------   ------------   -----------  -----------
1995 CALENDAR YEAR
   Fourth Quarter (for Scopus from
   November 16, 1995)................................                                     $ 19.17      $ 11.17
1996 CALENDAR YEAR
   First Quarter.....................................                                       16.83         9.25
   Second Quarter (for Siebel from
   June 27, 1996)....................................      $  8.780        $ 6.185          15.50         8.67
   Third Quarter.....................................         11.97           5.56          21.33         9.50
   Fourth Quarter....................................         15.13          11.50          33.33        20.17
1997 CALENDAR YEAR
   First Quarter.....................................         12.75           7.50          33.67        21.75
   Second Quarter....................................        16.125          6.625         37.750       19.000
   Third Quarter.....................................         21.25         15.155         31.375       15.750
   Fourth Quarter....................................         24.50         16.375         16.875        8.938
1998 CALENDAR YEAR
   First Quarter (through March 5, 1998).............        31.750         18.375         20.000       10.675

          As of the Siebel Record Date, there were approximately [___] record holders of Siebel Common Stock. As of the Scopus Record Date, there were approximately [___] record holders of Scopus Common Stock. Neither Siebel nor Scopus has ever paid cash dividends on their respective common stock. The policies of Siebel and Scopus are to retain earnings for use in their respective businesses.

          The following table sets forth the closing sale price per share of Siebel Common Stock as reported on Nasdaq and the equivalent per share price (as explained below) of Scopus Common Stock during the week preceding the announcement of the Merger (the average of the closing sales prices from February 23, 1998 to 27, 1998), on February 27, 1998, the business day preceding the announcement of the Merger, and on April [__], 1998:

                                             SIEBEL          EQUIVALENT
                                          COMMON STOCK         SCOPUS
                                         PER SHARE PRICE   PER SHARE PRICE
                                         ---------------   ---------------
The week of February 23, 1998
  to 27, 1998...........................         $28.667           $11.90
February 27, 1998.......................          30.750            22.389
April [__] 1998.........................

          The equivalent per share price of a share of Scopus Common Stock represents 0.7281 (the current Exchange Ratio) of the price of one share of Siebel Common Stock.

SIEBEL STOCKHOLDERS AND SCOPUS SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SIEBEL COMMON STOCK AND SCOPUS COMMON STOCK.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

          In evaluating its strategic direction in the second half of 1997, Siebel determined that expansion of its enterprise-related software product line would better position Siebel in its efforts to provide a single integrated solution for its customers' needs with respect to enterprise automation. To further the development of this strategy, on July 17, 1997, Siebel retained
NMS for general buy-side financial advisory services. Also in 1997, Scopus engaged in a number of discussions during the course of the year with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), as financial advisor, to consider long term strategies, potential strategic acquisitions, combinations and other potential corporate opportunities. During the year, Scopus initiated and received informal contacts with several potential strategic partners, both through Morgan Stanley and through Scopus' management and Board of Directors. These contacts generally did not lead to further discussions. In October 1997 Scopus did negotiate and enter into an agreement to acquire all of the outstanding capital stock of Clear With Computers, Inc., a supplier of sales configuration software. In January 1998, however, this agreement was terminated by mutual agreement.

          During the latter part of 1997, representatives of NMS suggested to Thomas M. Siebel, Chairman and CEO of Siebel, that Mr. Siebel and Ori S. Sasson, Chairman and CEO of Scopus, meet one another (having never done so previously) to explore a potential combination of the two corporations. Such meeting did not occur, however, and the parties had no further communication until February 1998. In early February 1998, Mr. Siebel requested that NMS arrange a meeting with Mr. Sasson to pursue strategic discussions. On February 19, 1998, Messrs. Siebel and Sasson and representatives of NMS met at NMS's offices in San Francisco to discuss the feasibility of a combination of the two corporations. At the conclusion of this meeting, Messrs. Siebel and Sasson agreed that, subject to an agreement on valuation and other terms, a merger was potentially in the best interests of both companies.

          On February 20, 1998, representatives of NMS communicated to Mr. Sasson a preliminary offer by Siebel for a stock-for-stock merger between Siebel and Scopus. Mr. Sasson indicated that, while he supported the merger from a strategic perspective, he believed that the valuation set forth in the preliminary offer by Siebel was too low. On February 21, 1998 representatives of NMS spoke with Mr. Sasson, agreed to a meeting on February 22, 1998 with Morgan Stanley, as Scopus' financial advisor, to discuss the valuation of Scopus, and scheduled a meeting between Messrs. Siebel and Sasson and the two companies' respective advisors for February 23, 1998.

          On the morning of February 23, 1998 Messrs. Siebel and Sasson and their respective financial advisors met to discuss further the possible combination of the two companies. They discussed an exchange ratio higher than the previous preliminary offer by Siebel, and additional key terms. The principals and their advisors met the evening of February 23, 1998 and negotiated further the key terms under which an agreement could be reached. On February 24, 1998, management of each company met with certain members of their respective boards of directors to discuss the proposed transaction. On February 25, 1998, Scopus and Siebel agreed in principle upon the Exchange Ratio, subject to satisfactory resolution of other key terms, executed a mutual non-disclosure agreement and a seven day "no-shop" agreement, and commenced business due diligence.

          On February 25, 1998, Cooley Godward, LLP ("Cooley Godward"), counsel for Siebel, delivered a draft of the Reorganization Agreement to Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR"), counsel for Scopus. On February 27, 1998, representatives of Cooley Godward and WSGR met at Cooley Godward's Palo Alto offices to negotiate the terms of the Reorganization Agreement. These negotiations continued on February 28 and March 1, 1998 at Cooley Godward's Palo Alto offices and at the principal executive offices of Siebel. Messrs. Siebel and Sasson participated in portions of these negotiations on February 28, and March 1, 1998. In the course of these sessions, the terms of the transaction were resolved and the definitive Reorganization Agreement was finalized.

          Commencing on February 25, 1998 and continuing until March 1, 1998, representatives of Siebel, Scopus, NMS and Morgan Stanley met at Cooley Godward's offices in San Francisco to conduct due diligence with respect to financial, technical and operational matters of the two companies. In addition, an outside member of the Board of Directors of Scopus met with Mr. Siebel in the evening of February 26, 1998 to discuss the proposed combination of the two companies. Additional due diligence was conducted by legal counsel to the respective companies at the offices of

WSGR and Cooley Godward beginning on February 26, 1998 and continuing through the time of the execution of the Reorganization Agreement.

          The Siebel Board of Directors met on the morning of February 28, 1998 to discuss the status of the negotiations and the principal unresolved issues with respect to the Reorganization Agreement, and reviewed the opinion of NMS, dated February 28, 1998, with respect to the fairness as of such date and from a financial point of view of the Exchange Ratio to the Siebel stockholders. The Siebel Board of Directors met again on the morning of March 1, 1998 to consider the definitive Reorganization Agreement, and after due consideration, the Siebel Board of Directors unanimously approved and adopted the Reorganization Agreement and approved the Merger and the issuance of the Siebel Common Stock in connection with the Merger.

          During the period from February 19, 1998 through February 27, 1998, Mr. Sasson contacted members of the Board of Directors of Scopus for individual discussions regarding the proposed transaction. In addition, the Board of Directors of Scopus met as a board on the evening of February 24, in the afternoon of February 28 and in the morning of March 1, 1998, to discuss the proposed transaction and advise management in its negotiations. In these meetings, the Board of Directors considered, among other things, the potential benefits of the proposed Merger as well as risks of the proposed Merger and potential reasons not to undertake the Merger, as discussed in part below under "Joint Reasons for the Merger" and "Scopus' Reasons for the Merger." Having considered these and other factors, and after extensive discussions with Scopus management and Scopus' legal and financial advisors, on March 1, 1998 the Scopus Board of Directors unanimously approved the Reorganization Agreement and the Merger.
          Following approval by the Siebel Board of Directors and the Scopus Board of Directors, the Reorganization Agreement in its definitive form was executed and jointly announced in the early morning of March 2, 1998.

JOINT REASONS FOR THE MERGER

          The Boards of Directors of Siebel and Scopus believe that the proposed Merger will afford to each company the complementary strengths of the two individual companies, will provide the Combined Company significant potential advantages and potentially will enable the Combined Company to address emerging strategic opportunities more quickly and effectively.

          The potential benefits to the Combined Company include principally the following:

         . The combination of the two companies' product lines and expertise would potentially allow the Combined Company to address a broader range of customer needs and offer a comprehensive and integrated customer interaction and customer care solution.

         . The broadening and integration of the companies' product lines provides the opportunity to cross-market the two companies' products to a larger combined customer base.

         . The combined experience, financial resources, size and breadth of product offerings of the Combined Company would potentially enable it to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

         . Combined technological resources may allow the Combined Company to compete more effectively against larger competitors by providing the Combined Company with an enhanced ability to develop new products and extend the functionality of existing products.

         . The creation of a combined customer service and technical support system may permit the Combined Company to provide more efficient support coverage to its customers.

          Siebel and Scopus have each identified additional reasons for the Merger, as discussed below. It should be noted, however, that the potential benefits of the Merger may not be realized. See "Risk Factors."

SCOPUS' REASONS FOR THE MERGER

          In addition to the anticipated joint benefits described above, the Scopus Board believes that the following are additional reasons the Merger will be beneficial to Scopus and recommends the shareholders of Scopus vote FOR approval and adoption of the Reorganization Agreement and approval of the
Merger:

         . Given the complementary nature of the product lines of Scopus and Siebel, the Merger would enhance the opportunity for realization of Scopus' strategic objective of achieving greater scale and presence in the customer support software market.

         . The combination of the two companies' management teams potentially would provide broader and deeper management expertise as the business of Scopus and the Combined Company expands.

         . The combination of the two companies' sales forces and distribution channels would potentially enable broader distribution coverage and more effective marketing of Scopus' products.

         . The combination with Siebel would provide an opportunity for expanded distribution of Scopus' products to a larger combined customer base.

         . Scopus shareholders would have the opportunity to participate in the potential for growth of the Combined Company after the Merger.

          In the course of its deliberations during Scopus' Board meetings held on February __, February 28, and March 1, 1998, the Scopus Board of Directors reviewed with Scopus management a number of additional factors relevant to the Merger, including (i) information concerning Scopus' and Siebel's respective businesses, historical financial performance and condition, operations, technology, products, customers, competitive positions, prospects and management; (ii) Scopus management's view as to the financial condition, results of operations and business and financial potential of Scopus and Siebel before and after giving effect to the Merger, based on management's due diligence;
(iii) current financial market conditions and historical market prices, volatility and trading information with respect to Scopus Common Stock and Siebel Common Stock; (iv) the consideration to be received by Scopus shareholders in the Merger and the relationship between the market value of Siebel Common Stock to be issued in exchange for each share of Scopus Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Reorganization Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) reports from management, legal and financial advisors as to the results of their due diligence investigation of Siebel; (vii) the view of Scopus' management and the Scopus Board of Directors as to the long term opportunities and prospects of Scopus as a standalone company and of Scopus and Siebel as a combined company; (viii) the view of Scopus' management and Board of Directors as to the potential for Scopus to enter into strategic relationships with alternative companies, in light of discussions held with other potential candidates over several prior months as well as an assessment by the Scopus Board of Directors, management, and Scopus' financial advisors as to market dynamics and strategic opportunities and the likelihood of additional suitors, particularly as weighted against the proposed terms of the Siebel offer; (ix) the potential impact of the Merger on customers and employees of Scopus and Siebel; (x) the likely reaction to the Merger in the financial markets; and (xi) detailed financial analysis and pro forma and other information with respect to the companies presented by management and Morgan Stanley in Board presentations, as well as Morgan Stanley's opinion that the consideration to be paid pursuant to the Reorganization Agreement was fair from a financial point of view to Scopus (a copy of which opinion is attached hereto as Appendix B-1 and which opinion shareholders are urged to carefully review). The Scopus Board also considered the terms of the proposed Reorganization Agreement regarding Scopus' right to consider, negotiate and undertake other acquisition proposals that might arise following announcement of the Merger. In the course of these deliberations, legal counsel to Scopus advised the Scopus Board as to its fiduciary obligations in the context of considering the proposed transaction.

          The Scopus Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk to Scopus shareholders that the value to be received in the Merger could be significantly reduced in the event of a decline in Siebel's stock price, due to the fixed Exchange Ratio in the Merger; (ii) the impact of the loss of Scopus' status as an independent company on shareholders, employees and customers of Scopus; (iii) the risk that the potential benefits sought in the Merger might not be fully realized; (iv) the impact of the proposed transaction on alternative potential strategic transactions by Scopus; (v) the possibility that the Merger might not be consummated and the potential adverse effect of public announcement of the Merger on (a) Scopus' sales and operating results, (b) Scopus' ability to attract and retain key management, marketing and technical personnel, (c) progress of certain development projects; and (d) Scopus' overall competitive position; (vi) the risk that despite the efforts of the Combined Company, key technical and management personnel might not remain employees of the Combined Company; and (vii) the other risks described under "Risk Factors" herein.
After due consideration, the Scopus Board concluded that the risks associated with the proposed Merger were outweighed by the potential benefits of the Merger.

          The foregoing discussion of the factors considered by the Scopus Board of Directors is not intended to be exhaustive but is intended to include all of the material factors considered by the Scopus Board of Directors. In view of the complexity and variety of factors considered by the Scopus Board of Directors, the Scopus Board of Directors did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

SIEBEL'S REASONS FOR THE MERGER

          At meetings convened on February 28, 1998 and March 1, 1998, the Siebel Board of Directors determined that the terms of the Reorganization Agreement and the transactions contemplated thereby were in the best interests of Siebel and its stockholders, approved and adopted the Reorganization Agreement and the transactions contemplated thereby, and unanimously recommended that the Siebel stockholders approve the issuance of Siebel Common Stock in connection with the Merger pursuant to the Reorganization Agreement. In reaching the foregoing conclusions and recommendations, the Siebel Board of Directors considered a number of factors, including the following:

         . The combination couples Siebel's concentration in sales force automation software with Scopus' focus on customer support software, thus providing a comprehensive and integrated set of products to potential customers seeking a single source for enterprise automation solutions.

         . The combination of the two companies' product lines, sales forces and distribution channels would immediately enhance Siebel's ability to compete in the enterprise software solutions market.

         . The combination of the two companies' financial resources, management and product lines would enable the Combined Company to compete more effectively against existing and potential competitors, including competitors with significantly more resources than Siebel currently possesses, in the enterprise automation market as a whole.

         . The combination with Scopus would provide an opportunity for expanded distribution of Siebel's products to a larger combined customer base.

          In addition to the factors set forth above, in the course of its meetings on February 27, 1998, February 28, 1998 and March 1, 1998, the Siebel Board of Directors reviewed and considered a wide variety of information relevant to the Merger including: (i) information concerning Siebel's and Scopus' respective businesses, historical financial performance and condition, operations, technology, products, customers, competitive positions, prospects and management; (ii) Siebel's management's view as to the financial condition, results of operations and business and financial potential of Siebel and Scopus before and after giving effect to the Merger, based on management's due diligence; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Siebel Common Stock and Scopus Common Stock; (iv) the consideration to be paid to the Scopus shareholders in the Merger and the relationship between the market value of Siebel Common Stock to be issued in exchange for each share of Scopus Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Reorganization Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) reports from management, legal and financial advisors as to the results of their due diligence investigation of Scopus; (vii) the potential impact of the Merger on customers and employees of Siebel and Scopus; (viii) the likely reaction to the Merger from the financial markets; and (ix) detailed financial analysis and pro forma and other information with respect to the companies presented by management and NMS in presentations to the Siebel Board of Directors, as well as NMS' opinion that the consideration to be paid pursuant to the Reorganization Agreement was fair from a financial point of view to Siebel (a copy of which opinion is attached hereto as Appendix B-2 and which opinion stockholders are urged to review carefully).

          The Siebel Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the possibility that the Merger would not be consummated; (ii) the potential disruption to the business of both companies following announcement of the Merger, including the effects of employee uncertainty, the possibility that key employees may leave Siebel or Scopus, and the possibility that key customers may not approve of the Merger or may determine to terminate their relationship with the Combined Company, if their agreements permit termination as a result of the Merger; (iii) the dilutive effects of the issuance of shares in the Merger and the higher level of expenses that will be borne by the Combined Company; (iv) additional potential problems and costs associated with the integration of both companies into a single enterprise; and (v) the other risks described under "Risk Factors" herein. After due consideration, the Siebel Board of Directors concluded that the benefits of the transaction to Siebel and its stockholders outweighed the risks associated with the foregoing factors.

          The foregoing discussion of the factors considered by the Siebel Board of Directors is not intended to be exhaustive but is intended to include all of the material factors considered by the Siebel Board of Directors. In view of the complexity and variety of factors considered by the Siebel Board of Directors, the Siebel Board of Directors did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

OPINION OF FINANCIAL ADVISOR TO SCOPUS

          Pursuant to a letter agreement dated as of February 19, 1998 (the "Morgan Stanley Engagement Letter"), Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the Merger. Morgan Stanley was selected by the Scopus Board to act as Scopus' financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Scopus. At the meeting of the Scopus Board on February 28, 1998, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of March 1, 1998, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Scopus Common Stock.

          THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED MARCH 1, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SCOPUS SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE SCOPUS BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF SCOPUS COMMON STOCK AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SCOPUS COMMON STOCK AS TO HOW TO VOTE AT THE SCOPUS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

          In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Siebel and Scopus, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Scopus prepared by the management of Scopus; (iii) discussed the past and current operations and financial condition and the prospects of Siebel, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Siebel; (iv) discussed the past and current operations and financial condition and the prospects of Scopus, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Scopus; (v) reviewed the pro forma impact of the Merger on the earnings per share of Siebel; (vi) reviewed the reported prices and trading activity for Siebel Common Stock and Scopus Common Stock; (vii) compared the financial performance of Siebel and Scopus and the prices and trading activity of Siebel Common Stock and Scopus Common Stock with that of certain other publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed and discussed with the senior managements of Siebel and Scopus the strategic rationale for the Merger and certain alternatives to the Merger;
(x) participated in discussions and negotiations among representatives of Siebel and Scopus and their financial and legal advisors; (xi) reviewed the Merger Agreement and certain related agreements; and (xii) considered such other factors as Morgan Stanley have deemed appropriate.

          The following is a brief summary of the analysis performed by Morgan Stanley in preparation of its opinion letter dated March 1, 1998.

          COMPARATIVE STOCK PRICE PERFORMANCE Morgan Stanley reviewed the recent stock price performance of Scopus and Siebel and compared such performance with that of a group of enterprise software companies (the "Enterprise Software Companies") and a group of customer information management companies (the "CIM Software Companies"). Morgan Stanley observed that over the period from January 1, 1997 to February 26, 1998, the market price of Scopus Common Stock depreciated approximately 63% compared with an approximate appreciation of 120% for Siebel Common Stock and 95% for an index of the Enterprise Software Companies, and an approximate depreciation of 48% for an index of the CIM Software Companies.

          PEER GROUP COMPARISON Morgan Stanley compared certain financial information of Scopus and Siebel with that of the Enterprise Software Companies and the CIM Software Companies. Such information included, among other things, market valuation and stock price as a multiple of earnings per share. Such analysis showed that as of February 26, 1998, based on earnings per share projections from securities research analysts, Scopus traded at 23.3 times calendar year 1999 projected earnings per share, compared to a multiple of 55.7 times for Siebel and median multiples of 48.8 times for the Enterprise Software Companies and 22.9 times for the CIM Software Companies. No company used in the peer group comparison is identical to Scopus or Siebel.

          ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS Morgan Stanley reviewed 22 transactions (collectively, the "Software Transactions") and compared certain statistics for the Software Transactions to the relevant financial statistics for Scopus based on the value of Scopus implied by the Exchange Ratio and the closing price for Siebel Common Stock as of February 26, 1998. Analysis of the Software Transactions showed a median multiple of next twelve months' earnings of 48.7 times and median premia over target closing prices of 26.0% based on one day prior to announcement and 37.6% based on one month prior to announcement. These statistics compared to a multiple of 64.9 times calendar year 1998 earnings and premiums of 88.6% and 66.8% over the closing prices of Scopus Common Stock as of February 26, 1998 and 30 trading days prior to that date, respectively, based on the value of Scopus implied by the merger. No transaction used in the analysis of the Software Transactions is identical to the Merger.

          EXCHANGE RATIO ANALYSIS Morgan Stanley reviewed and analyzed the average historical ratios of the closing prices per share of Scopus Common Stock divided by the corresponding prices for the Siebel Common Stock during the last 10 days, 20 days, 30 days, 60 days, 120 days and last twelve months prior to February 26, 1998. The average exchange ratios over these periods were 0.217,0.237, 0.260, 0.338 and 0.767, respectively, which corresponded to premiums/(discounts) relative to the transaction exchange ratio of 67.8%, 53.7%, 40.1%, 7.7% and (52.5)%, respectively.

          RELATIVE CONTRIBUTION ANALYSIS Morgan Stanley analyzed the pro forma contribution of each of Scopus and Siebel to the Combined Company assuming consummation of the Merger and based on securities research analyst forecasts for both companies. The analysis showed, among other things, that in terms of calendar year 1998 projected revenue and earnings and calendar year 1999 projected earnings, Scopus would contribute 42.5%, 20.0% and 20.4%, respectively, to the Combined Company. These figures, adjusted as appropriate to reflect each company's respective capital structure, were compared to the pro forma fully-diluted ownership of the Combined Company by Scopus shareholders of 15.3% implied by the Merger. Morgan Stanley also noted that Siebel's historical and projected revenue and earnings growth exceeded Scopus' historical and projected revenue and earnings growth. In addition, Morgan Stanley noted that Siebel's operating margins had improved to 19.7%, 23.6%, 26.0% and 27.9% over the quarters ended March 31, June 30, September 30 and December 31, 1997, respectively. Scopus, however, experienced operating margins that declined to 21.8%, 15.2%, 4.5% and 5.1% over the same period. Siebel's operating margin of 25.2% also exceeded Scopus' operating margin of 11.6% for the twelve months ended December 31, 1997.

          PRO FORMA MERGER ANALYSIS Morgan Stanley analyzed the pro forma impact of the Merger on Siebel's projected earnings per share for the calendar years 1998 and 1999. Such analysis was based on earnings projections by securities research analysts for both companies. Morgan Stanley observed that, assuming that the Merger was treated as a pooling transaction, the Merger would result in earnings per share accretion for Siebel shareholders of 4.6% and 4.5% for calendar years 1998 and 1999, respectively, before taking into account any one-time charges or synergies. Morgan Stanley noted that, based on these earnings projections and illustrative multiples of earnings per share ranging from 30.0 times to 60.0 times, the implied value per equivalent share of Scopus Common Stock would range from $12.21 to $24.42.

          DISCOUNTED EQUITY VALUE Morgan Stanley performed an analysis of the present value per share of the implied value of Scopus based on Siebel's future trading price assuming consummation of the Merger and based on securities research analyst earnings per share projections for both companies for calendar years 2000 and 2001, illustrative multiples of earnings per share ranging from 35.0 times to 55.7 times and illustrative discount rates ranging from 13.0% to 17.0%. Based on this analysis, Morgan Stanley estimated a present value per equivalent share of Scopus Common Stock ranging from $17.83 to $38.01. Morgan Stanley compared this range to the stand-alone discounted equity value of Scopus Common Stock. Morgan Stanley observed that, based on securities research analyst earnings per share projections for calendar years 2000 and 2001, illustrative multiples of earnings per share ranging from 20.0 times to 25.0 times and illustrative discount rates ranging from 15.6% to 17.0%, the present value per share of the Scopus Common Stock on a stand-alone basis ranged from $11.68 to $17.69.

          Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and/or other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Scopus and Siebel, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best then available estimates and judgments of the future financial performance and prospects of Siebel and Scopus, respectively. Morgan Stanley relied upon the assessment by the managements of Siebel and Scopus of their ability to retain key employees of both Siebel and Scopus. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Siebel and Scopus of the strategic and other benefits expected to result from the Merger. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Siebel and Scopus of Siebel's and Scopus' technologies and products, the timing and risks associated with the integration of Scopus with Siebel, and the validity of, and risks associated with, Siebel's and Scopus' existing and future products and technologies. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or technology of Siebel or Scopus, respectively, nor was it furnished with any such appraisals. Morgan Stanley assumed that the Merger would be accounted for as a "pooling-of-interests" business combination in accordance with GAAP, would be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986 (the "Code"), as amended, and would be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of March 1, 1998

          In connection with the review of the Merger by the Scopus Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Scopus or Siebel. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Scopus and Siebel. Any estimates contained in the fairness opinion are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the Merger to Scopus shareholders and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Scopus Common Stock or Siebel Common Stock might actually trade. The terms of the Merger were determined through arm's-length negotiations between Scopus and Siebel and were approved by the Scopus Board. Morgan Stanley did not recommend any specific exchange ratio to Scopus or that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger.

          The Scopus Board of Directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley makes a market in Scopus Common Stock. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account for the accounts of customers, in the equity securities of Scopus or Siebel.

          Pursuant to the Morgan Stanley Engagement Letter, Morgan Stanley provided financial advisory services and a financial opinion in connection with the Merger, and Scopus agreed to pay Morgan Stanley a customary fee in connection therewith. In addition, Scopus has also agreed to indemnify Morgan Stanley and its affiliates, their respective directions, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Scopus and have received fees for the rendering of these services

OPINION OF FINANCIAL ADVISOR TO SIEBEL

          Pursuant to an engagement letter dated July 17, 1997 (the "NMS Engagement Letter"), the Siebel Board of Directors retained NMS to act as its financial advisor in connection with the Merger. NMS is a nationally recognized investment banking firm and, as part of its activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Siebel selected NMS as its financial advisor on the basis of NMS's experience and expertise in transactions similar to the Merger and its reputation in the customer relationship management and enterprise resource planning software industries and its historical investment banking relationship with Siebel.

          On February 28, 1998, NMS delivered to the Siebel Board of Directors its oral opinion, subsequently confirmed in writing as of the same date, that the consideration to be paid by Siebel pursuant to the Merger is fair to Siebel from a financial point of view, as of that date. The amount of such consideration was determined pursuant to negotiations between Siebel and Scopus and not pursuant to recommendations from NMS. No limitations were imposed by the Siebel Board of Directors on NMS with respect to the investigations made or procedures followed in rendering its opinion.

  THE FULL TEXT OF NMS'S WRITTEN OPINION TO THE SIEBEL BOARD OF DIRECTORS IS ATTACHED HERETO AS APPENDIX B-2 AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF NMS'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. NMS'S OPINION IS DIRECTED TO THE SIEBEL BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SIEBEL STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF THE SIEBEL COMMON STOCK IN CONNECTION WITH THE MERGER. NMS'S OPINION ADDRESSES ONLY THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE PAID BY SIEBEL PURSUANT TO THE MERGER AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF THE SIEBEL BOARD OF DIRECTORS TO PROCEED WITH OR EFFECT THE MERGER OR ANY OTHER ASPECT OF THE MERGER. IN FURNISHING ITS OPINION, NMS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, NOR DID IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF THE SECURITIES ACT, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THE NMS OPINION.

          In connection with its opinion, NMS, among other things: (i) reviewed publicly available financial and other data with respect to Scopus and Siebel, including the consolidated financial statements for recent years and interim periods to December 31, 1997 in the case of Scopus and September 30, 1997 in the case of Siebel and certain other relevant financial and operating data relating to Scopus and Siebel made available to NMS from published sources and from the internal records of Scopus and Siebel; (ii) reviewed the financial terms and conditions of the Reorganization Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Scopus Common Stock and Siebel Common Stock; (iv) compared Scopus and Siebel from a financial point of view with certain other companies in the enterprise resource planning and customer relationship management software industry which NMS deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the enterprise resource planning and customer relationship management software industries which NMS deemed to be comparable, in whole or in part, to the Merger; (vi) analyzed the effects of the Merger on Siebel's pro forma earnings per share; (vii) reviewed and discussed with representatives of the management of
                                      44

Scopus and Siebel certain information of a business and financial nature regarding Scopus and Siebel, including financial forecasts for Siebel and Scopus obtained by NMS from NMS and third party research reports; (viii) made inquiries regarding and discussed the Merger and the Reorganization Agreement and other matters related thereto with Siebel's counsel; and (ix) performed such other analyses and examinations as NMS deemed appropriate.

          In connection with its review, NMS has not assumed any obligation independently to verify the foregoing information and has relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Scopus and Siebel obtained by NMS from NMS and third party research reports, NMS has prepared projections based on such financial forecasts, provided them to Siebel and with Siebel's consent NMS has relied solely upon such projections for its analysis. NMS has also assumed that there have been no material changes in Scopus' or Siebel's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to NMS. NMS has relied on advice of counsel and independent accountants to Siebel as to all legal and financial reporting matters with respect to Siebel and Merger Sub, the Merger and the Reorganization Agreement. NMS has assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NMS has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Scopus or Siebel, nor has NMS been furnished with any such appraisals. Siebel has informed NMS, and NMS has assumed, that the Merger will be recorded as a pooling-of-interests under GAAP and will be treated as a tax free reorganization pursuant to the Code. Finally, NMS's opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to NMS as of, the date of its opinion.

          NMS has further assumed with Siebel's consent that the Merger will be consummated in accordance with the terms described in the Reorganization Agreement, without any further amendments thereto, and without waiver by Siebel or Scopus of any of the conditions to its obligations thereunder.

          The following is a brief summary of the analyses performed by NMS in preparation of its opinion letter dated February 28, 1998.

          COMPARABLE COMPANY ANALYSIS. Based on public and other available information, NMS calculated the multiples of aggregate value (defined as equity value plus debt less cash and cash equivalents) to (a) estimated calendar year 1998 revenues, estimated calendar year 1998 earnings before interest and taxes ("EBIT"), and equity value as to estimated calendar year 1998 net income (derived from publicly available analysts' estimates) and (b) last twelve months ("LTM") revenues, LTM EBIT and LTM net income for seven companies in the enterprise resource planning and customer relationship management software industries. Such analysis indicated the following mean and median multiples, respectively: (a) 5.6x and 4.1x calendar year 1998 revenue, 28.5x and 22.7x calendar year 1998 EBIT and 48.4x and 42.1x calendar year 1998 net income and
(b) 9.4x and 6.4x LTM revenue, 46.7x and 46.4x LTM EBIT and 77.8x and 83.3x LTM net income. NMS noted that applying median multiples to Scopus' estimated calendar year 1998 and LTM revenues, EBIT and net income (as estimated by NMS based upon NMS and third party research reports) yielded a range of implied equity values of $13.32 to $32.76 per share price for Scopus Common Stock which implies an equity value of $419.8 million to $505.3 million.

          COMPARABLE TRANSACTIONS ANALYSIS. NMS reviewed the consideration paid in 20 acquisitions of comparable technology companies that have been announced since January 31, 1996. NMS analyzed the aggregate value of the consideration paid in such transactions as a multiple of the target companies' LTM revenues and EBIT and equity value as to net income. Such analysis yielded the following mean and median multiples, respectively: 6.6x and 5.0x LTM revenue, 65.6x and 34.8x LTM EBIT and 83.9x and 55.7x LTM net income. NMS noted that applying median multiples to Siebel's estimated LTM revenues, EBIT and net income yielded a range of implied equity values of $20.40 to $24.55 per share for Scopus Common Stock which implies an equity value of $274.2 million to $674.3 million.

          No other company or transaction used in the comparable company or comparable transactions analysis as a comparison is identical to Siebel, Scopus or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Siebel and the Merger are being compared.

          PREMIUMS PAID ANALYSIS. NMS reviewed the consideration paid in 177 selected technology mergers and acquisitions of public companies. NMS calculated the premiums paid or offered in these transactions over the applicable stock price of the target company one day, one week and one month prior to the announcement of the acquisition offer, and then calculated the median and mean of those premiums. These calculations yielded median and mean premiums paid of 32.2% and 29.5% at one day, 38.7% and 35.4% at one week and 46.8% and 43.6% at one month. The implied premiums for the Merger based on the exchange ratio of 0.36405 and Siebel's closing stock price of $61.50 as of February 27, 1998 were 58.5% for one day, 91.5% for one week and 87.5% for one month.

          PRO FORMA EARNINGS ANALYSIS. Using the financial forecasts for Scopus and Siebel obtained by NMS from NMS and third party research reports, NMS compared estimated earnings per share ("EPS") on a stand-alone basis for Siebel to the estimated EPS of the Combined Company for calendar year 1998. NMS noted that, based on such forecasts, the Merger would be accretive to EPS by 4.3% in the calendar year 1998.

          CONTRIBUTION ANALYSIS. Using the financial forecasts for Scopus and Siebel obtained by NMS from NMS and third party research reports, NMS reviewed the estimated contribution of each of Siebel and Scopus to estimated calendar 1998 revenue, EBIT and net income for the Combined Company. NMS then compared such contributions to the pro forma share ownership of the Combined Company to be contributed by each of Siebel and Scopus, assuming consummation of the Merger as described in the Reorganization Agreement. Such analysis indicated that Siebel stockholders would own approximately 84.7% of the Combined Company. Such analysis also indicated that, based on such forecasts, Siebel would contribute approximately 63.8%, 83.3% and 80.2% of the Combined Company's estimated 1998 revenue, EBIT and net income, respectively.

          EXCHANGE RATIO ANALYSIS. NMS reviewed and analyzed the historical ratio of the per share market closing price of Siebel Common Stock divided by the corresponding price for Scopus Common Stock during the three month, six month, nine month and twelve month periods prior to the Merger. The average exchange ratio during these periods were 0.2620, 0.3610, 0.5284 and 0.7677, respectively compared to the Exchange Ratio of 0.36405 (on the date of the Reorganization Agreement).

          While the foregoing summary describes all analyses and examinations that NMS deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually conducted by NMS. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. NMS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Siebel Board of Directors. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be NMS's view of the actual value of Siebel.

          In performing its analyses, NMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Siebel and Scopus. The analyses performed by NMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of NMS's analysis of the financial fairness of the consideration to be paid by Siebel pursuant to the Merger and were provided to the Siebel Board of Directors in connection with the delivery of NMS's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

          As described above, NMS's opinion and presentation to the Siebel Board of Directors were among the many factors taken into consideration by the Siebel Board of Directors in making its determination to approve the Merger and to recommend that the Siebel stockholders approve the issuance of shares of Siebel Common Stock in connection with the Merger.

          Pursuant to the NMS Engagement Letter, the Siebel Board of Directors engaged NMS to act as its financial advisor in connection with an acquisition of or investment in one or more businesses. Upon execution of the

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

Engagement Letter, Siebel agreed to pay NMS a customary fee based on a percentage of the consideration paid in such a Merger, subject to a minimum fee of $500,000, upon the consummation of such a transaction. The NMS Engagement Letter also calls for Siebel to reimburse NMS for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, Siebel has agreed to indemnify NMS, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

          In the ordinary course of its business, NMS actively trades the equity securities of Siebel and Scopus for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. NMS also acted as underwriter in connection with offerings of the securities of Scopus and Siebel and has performed various investment banking services for Siebel.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

          Certain members of Scopus' management and the Scopus Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Scopus generally. The Scopus Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby.

          Indemnification and Insurance. The Reorganization Agreement provides that all rights to indemnification existing in favor of the persons serving as directors and officers of Scopus as of the date of the Reorganization Agreement for acts or omissions occurring prior to the Effective Time, as provided in the Scopus Articles of Incorporation or Scopus Bylaws and in certain indemnification agreements between Scopus and such directors and officers, will survive the Merger, and that Siebel will cause the Surviving Corporation to perform its obligations arising thereunder for at least eight years from the Effective Time. Subject to certain limitations, Siebel has also agreed to cause the Surviving Corporation to maintain in effect for three years after the Effective Time a policy of directors' and officers' liability insurance for the benefit of persons serving as directors and officers of Scopus as of the date of the Reorganization Agreement. See "The Reorganization Agreement-Covenants-Indemnification and Insurance."

          Change of Control Arrangements.

          Michelle Axelson. Pursuant to an offer letter delivered to Ms. Axelson prior to the commencement of her employment with Scopus in July 1996, Ms. Axelson, who serves as Scopus' Chief Financial Officer, is entitled to the acceleration of options to purchase 239,000 shares of Scopus Common Stock immediately upon a "change of control event." The Merger constitutes a "change in control" event under such offer letter.

          Jeffrey Bork. Pursuant to a letter agreement dated December 15, 1997, Mr. Bork, who serves as Scopus' Senior Vice President of Marketing, is entitled to acceleration of options to purchase 136,250 shares of Scopus Common Stock in the event that Mr. Bork is terminated without cause within twelve months following a "change in control event." The Merger constitutes a "change in control" event under such letter agreement.

VOTING AGREEMENTS

          Scopus Voting Agreements. Pursuant to the Scopus Voting Agreements, the Scopus Voting Agreement Shareholders, who beneficially own an aggregate of 5,257,000 outstanding shares of Scopus Common Stock (representing approximately 25.36% of the shares of Scopus Common Stock as of December 31, 1997) have agreed that, prior to the Expiration Date, they will vote their shares of Scopus Common Stock in favor of: (i) approval of the Merger; (ii) approval and adoption of the Reorganization Agreement; and (iii) each of the other actions contemplated by the Reorganization Agreement. The Scopus Voting Agreement Shareholders have also delivered to Siebel irrevocable proxies with respect to the matters covered by the Scopus Voting Agreements. In addition, subject to certain de minimis exceptions, the Scopus Voting Agreement Shareholders have agreed not to Transfer any securities of Scopus owned by them unless and until the proposed transferee of such Scopus securities shall have: (i) executed a counterpart of the Scopus Voting Agreement and an irrevocable proxy and (ii) agreed to hold such Scopus securities subject to all of the terms and provisions of the Scopus Voting Agreement. The form of the Scopus Voting Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix C-1.

          Siebel Voting Agreements. Pursuant to the Siebel Voting Agreements, the Siebel Voting Agreement Stockholders, who beneficially own an aggregate of 9,587,300 outstanding shares of Siebel Common Stock (representing approximately 26.32% of the shares of Siebel Common Stock as of February 4, 1998) have agreed that, prior to the Expiration Date, they will vote their shares of Siebel Common Stock in favor: (i) of the issuance of the shares of Siebel Common Stock to be issued in the Merger and (ii) each of the other actions contemplated by the Reorganization Agreement. They have also agreed, in certain instances, to require any party to whom their shares of Siebel Common Stock may be sold, pledged, granted an option to purchase, or otherwise transferred to execute a counterpart of the Siebel Voting Agreement and agree to hold such Siebel securities subject to all the terms and provisions of the Siebel Voting Agreements. The form of the Siebel Voting Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix C-2.

AFFILIATE AGREEMENTS

          Scopus Affiliate Agreements. Scopus has agreed to deliver to Siebel a Scopus Affiliate Agreement executed by each person who is an "affiliate," as such term is defined in Rule 145 promulgated under the Securities Act, of Scopus (each a "Scopus Affiliate") whereby each Scopus Affiliate agrees not to effect any sale, transfer or other disposition of the Siebel Common Stock received by such Scopus Affiliate in the Merger unless: (i) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by the Scopus Affiliate (reasonably satisfactory in form and content to Siebel), each stating that such requirements have been met; (ii) legal counsel reasonably satisfactory to Siebel shall have advised Siebel in a written opinion letter (reasonably satisfactory in form and content to Siebel), upon which Siebel may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; (iii) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or (iv) an authorized representative of the Commission shall have rendered written advice to such Scopus Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the Commission shall have been delivered to Siebel.

          In addition, so as to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes, the Scopus Affiliate Agreements provide that during the period contemplated by the Commission's Staff Accounting Bulletin No. 65 until the earlier of: (i) Siebel's public announcement of financial results covering at least 30 days of combined operations of Siebel and Scopus or (ii) the Reorganization Agreement is terminated in accordance with its terms, no Scopus Affiliate shall sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivative's or otherwise) intended or having the effect, directly or indirectly, to reduce such Scopus Affiliate's risk relative to: (i) any Scopus Common Stock (except pursuant to and upon consummation of the Merger); or (ii) any Siebel Common Stock received by such Scopus Affiliate in the Merger or upon exercise of options assumed by Siebel in the Merger. Provided certain conditions are met, the Scopus Affiliate Agreements provide for certain exceptions to the foregoing restrictions on transfer relating to: (i) certain de minimis transfers; (ii) transfers in payment of the exercise price of options to purchase Scopus Common Stock or Siebel Common Stock; (iii) charitable donations; or (iv) transfers to trusts established for the benefit of members of such Scopus Affiliate's family or gifts to members of such Scopus Affiliate's family. The form of the Scopus Affiliate Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix D-1.

          Siebel Affiliate Agreements. Also in connection with the Reorganization Agreement, Siebel has agreed to deliver to Scopus a Siebel Affiliate Agreement executed by each person who is an "affiliate" of Siebel (each a "Siebel Affiliate") providing that, during the period contemplated by the Commission's Staff Accounting Bulletin No. 65 until the earlier of: (i) Siebel's public announcement of financial results covering at least 30 days of combined operations of Siebel and Scopus or (ii) the Reorganization Agreement is terminated in accordance with its terms, no Siebel Affiliate shall, subject to certain exceptions, sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivative's or otherwise) intended or having the effect, directly or indirectly, to reduce such Siebel Affiliate's risk relative to any Siebel Common Stock. Provided
                                         ---
certain conditions are met, the Siebel Affiliate Agreements provide for certain exceptions to the foregoing restrictions on transfer relating to: (i) certain de minimis transfers; (ii) transfers in payment of the exercise price of options to purchase Siebel Common Stock; (iii) charitable donations; or (iv) transfers to trusts established for the benefit of members of such Siebel Affiliate's family or gifts to members of such Siebel Affiliate's family. The form of the Siebel Affiliate Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix D-2.

STOCK OPTION AGREEMENT

          Pursuant to the Reorganization Agreement, Siebel and Scopus entered into the Option Agreement pursuant to which Scopus granted Siebel the right under certain conditions to purchase up to 3,493,879 shares of Scopus Common Stock (i.e., the Option Shares) at a purchase price of $20.00 per share (the "Option"). Subject to certain conditions, the option granted in the Option Agreement may be exercised, in whole or in part, on any one occasion, if a Triggering Event has occurred; provided, however, that in the event the Option becomes exercisable for this reason, the Option shall terminate upon the earliest to occur of: (i) the Effective Time of the Merger; (ii) 270 days after the first occurrence of a Triggering Event; and (iii) the valid termination of the Reorganization Agreement in accordance with its terms prior to the occurrence of a Triggering Event. In addition, if (i) the Scopus Special Meeting shall have been held and the Merger and the Reorganization Agreement shall not have been adopted and approved by the necessary vote of the Scopus shareholders, (ii) following the date of the Reorganization Agreement and prior to the Scopus Special Meeting, an Acquisition Proposal shall have been publicly announced, and (iii) on or prior to the first anniversary of the termination of the Reorganization Agreement, Siebel shall have entered into a definitive agreement providing for a "Scopus Acquisition" (as defined herein), then the Option may be exercised by Siebel, in whole or in part, on any one occasion and at any time following the date of such definitive agreement relating to a Scopus Acquisition (or the consummation of a Scopus Acquisition if there is no definitive agreement) and prior to the date 180 days following the date of such definitive agreement relating to a Scopus Acquisition (or 180 days after the consummation of a Scopus Acquisition if there is no definitive agreement).

          Siebel has agreed that in the event that the Option becomes exercisable and the Option or the Scopus Common Stock (or any rights therein) subject to the Option are sold, transferred or otherwise disposed of by Siebel at any time within the subsequent ten years, Siebel shall pay to Scopus the amount by which any "Proceeds" (as defined herein) from such transaction exceeds the "Aggregate Cost Amount" (as defined herein) of the Option or the Scopus Common Stock so transferred, as applicable (and including interest on the aggregate purchase price of the Scopus Common Stock if Scopus Common Stock is transferred). In addition, during the 180 day period commencing with the date 270 days following the acquisition by Siebel of any Scopus Common Stock issuable pursuant to the Option, Scopus may repurchase such Scopus Common Stock at a price equal to the aggregate exercise price plus interest from the date such Scopus Common Stock was acquired. Scopus has also granted Siebel certain rights to require Scopus to register the Scopus Common Stock acquired pursuant to the Option under the Securities Act. The form of the Option Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix E.

          The "Proceeds" of a sale, transfer or other disposition of the Option or any of the Option Shares or any rights therein (a "Sale") shall mean the aggregate amount of the proceeds (in cash or in kind) paid to Siebel or any of its affiliates pursuant to such Sale (with any non-cash proceeds being valued at the fair market value thereof).

          The "Aggregate Cost Amount" with respect to the Option shall be equal to the aggregate amount of all costs (including, without limitation, brokers fees and commissions, filing fees, legal fees, accounting fees, any amounts paid or payable by Siebel under Section 16(b) of the Exchange Act and any taxes) paid or payable as a result of the Sale by Siebel of the Option. The "Aggregate Cost Amount" with respect to any Option Shares shall be equal to the sum of (A) the aggregate dollar amount paid by Siebel or its affiliate(s) for such Option Shares, (B) the aggregate amount of all costs (including, without limitation, brokers fees and commissions, filing fees, legal fees, accounting fees, any amounts paid or payable by Siebel under Section 16(b) of the Exchange Act and any taxes) paid or payable as a result of the acquisition or Sale of such Option Shares, and (C) interest at the rate of 7% per annum on the dollar amount referred to in clause "(A)" of this sentence (for the period commencing as of the date such Option Shares were acquired by Siebel and ending on the date of the Sale of such Option Shares).

NONCOMPETITION AGREEMENTS

          Mr. Ori Sasson, the Chief Executive Officer of Scopus, and Mr. A. Aaron Omid, Scopus' Senior Vice President of Worldwide Operations, each has entered into a Principal Noncompetition Agreement. The Principal Noncompetition Agreements contain provisions restricting such employees from owning a substantial interest or participating in or providing any service or support (whether as an employee or consultant) to certain businesses competitive with Siebel for a period of time lasting from the Effective Time until the later of
(i) the third anniversary of the Effective Time and (ii) the first anniversary of such Principal's termination as an employee of Siebel.

          In addition, Scopus has agreed to use its best efforts to obtain the agreement of certain Key Employees to be identified mutually by Scopus and Siebel to agree to enter into Key Employee Noncompetition Agreement. The Key Employee Noncompetition Agreements contain provisions restricting such Key Employee from owning a substantial interest or participating in or providing any service or support (whether as an employee or consultant) to certain businesses competitive with Siebel for a period of time lasting from the Effective Time until the first anniversary of such Key Employee's termination as an employee of Siebel. Both the Principal Noncompetition Agreements and the Key Employee Noncompetition Agreements contain restrictions on (i) soliciting employees of Siebel or any subsidiary of Siebel to leave his or her employment with such company and (ii) interfering or attempting to interfere with any commercial relationship or prospective commercial relationship of Siebel or its subsidiaries.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Scopus Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Siebel, Scopus or the Scopus shareholders as described herein.

          Scopus shareholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular Scopus shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger).

          SCOPUS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

          Neither Siebel nor Scopus has requested or will request a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the Merger. As a condition to consummation of the Merger, Wilson Sonsini Goodrich & Rosati P.C., counsel to Scopus, and Cooley Godward LLP, counsel to Siebel, will each render an opinion (collectively, the "Tax Opinions") to Scopus and Siebel, respectively, that the Merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). Such Tax Opinions are, and will be, based on certain assumptions as well as representations, and will be subject to certain limitations. Moreover, such opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a reorganization, based upon the Tax Opinions.

          Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following U.S. federal income tax consequences should result:

          (i) No gain or loss will be recognized for federal income tax purposes by the holders of Scopus Common Stock upon the receipt of Siebel Common Stock solely in exchange for such Scopus Common Stock in the Merger (except to the extent, if any, of cash received in lieu of fractional shares);

          (ii) The aggregate tax basis of the Siebel Common Stock so received by Scopus shareholders in the Merger (including any fractional share of Siebel Common Stock not actually received) will be the same as the aggregate tax basis of Scopus Common Stock surrendered in exchange therefor;

          (iii) The holding period of Siebel Common Stock so received by each Scopus shareholder in the Merger will include the period for which Scopus Common Stock surrendered in exchange therefor was considered to be held, provided that Scopus Common Stock so surrendered is held as a capital asset at the Effective Time;

          (iv) Cash payments received by holders of Scopus Common Stock in lieu of a fractional share will be treated as if such fractional share of Siebel Common Stock had been issued in the Merger and then redeemed by Siebel. A Scopus shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that each such fractional share of Scopus Common Stock was held as a capital asset at the Effective Time; and

          (v) A shareholder of Scopus who exercises dissenters' rights under any applicable law with respect to a share of Scopus Common Stock and receives payments for such stock in cash should recognize capital gain or loss (if such stock was held as a capital asset at the Effective Time of the Merger) measured by the difference between the amount of cash received and the shareholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Scopus shares incident to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the dissenting stockholder owns no shares of Siebel Common Stock (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger; and

          (vi) Neither Siebel nor Scopus will recognize gain solely as a result of the Merger.

          The Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of Siebel, Merger Sub and Scopus including representations in certain certificates delivered to counsel by the respective managements of Siebel, Merger Sub and Scopus.

          A successful IRS challenge to the Reorganization status of the Merger would result in significant adverse tax consequences to the Scopus shareholders. A Scopus shareholder would recognize gain or loss with respect to each share of Scopus Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Siebel Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Siebel Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Closing Date.

          Certain noncorporate Scopus shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Siebel Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

          Each Scopus shareholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

ANTICIPATED ACCOUNTING TREATMENT

          The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with GAAP. This accounting method would permit the recorded assets and liabilities of Scopus to be carried forward to the consolidated financial statements of Siebel at their recorded historical amounts. Consummation of the Merger is conditioned upon (i) the receipt by Siebel of a letter from its independent accountants dated as of a date no earlier than the date three days prior to the Closing Date to the effect that such accountants concur with Siebel management's conclusion that pooling of interests accounting for the Merger is appropriate, and (ii) receipt by Scopus of a letter from its independent accountants dated as of a date no earlier than the date three day prior to the Effective Time to the effect that such accountants concur with Scopus management's conclusion that no conditions exist relating to Scopus that would preclude Siebel from accounting for the Merger as a pooling of interests.

REGULATORY MATTERS

          Antitrust. Siebel and Scopus have each filed the required pre-merger Notification and Report Forms pursuant to the HSR Act. To the extent required under the HSR Act, certain shareholders of Scopus will also file a pre-merger notification concerning their acquisition of Siebel Common Stock. In connection with the Merger, the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking to cause divestiture of significant assets of Siebel or Scopus or their subsidiaries. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, of what the result would be. Consummation of the Merger is conditioned upon, among other things, the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act and the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

          Filing with the California Secretary of State. An Agreement of Merger must be filed with the Secretary of State of the State of California in order to consummate the Merger.

          Securities Laws. Siebel and Scopus must comply with the federal securities laws and applicable securities laws of various states.

RIGHTS OF DISSENTING SHAREHOLDERS OF SCOPUS

          Holders of Scopus Common Stock are generally entitled to dissenters' rights with respect to the Merger under the CGCL if, and only if, the holders of 5% or more of the outstanding Scopus Common Stock elect to exercise dissenters' rights in respect of their shares. A person having a beneficial interest in shares of Scopus Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

          The following discussion is not a complete statement of the law pertaining to dissenters' rights under the CGCL and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, sections of which are reprinted in their entirety as Appendix F to this Joint Proxy
Statement/Prospectus and should be read carefully and in their entirety.

          If the Merger is approved by the affirmative vote of the holders of a majority of the outstanding Scopus Common Stock and is not terminated in accordance with the Reorganization Agreement (including termination at the election of Siebel if the aggregate number of Dissenting Shares is not less than 10% of the outstanding shares of Scopus Common Stock), Scopus' shareholders who vote against the Reorganization and who have fully complied with all applicable provisions of Chapter 13 of the CGCL and whose shares constitute Dissenting Shares, will, to the extent that their shares collectively aggregate 5% or more of the outstanding shares of Scopus Common Stock, have the right to require Scopus to purchase the shares of Scopus Common Stock held by them for cash at the fair market value thereof determined as of the date preceding the public announcement of the Merger, excluding any

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

appreciation or depreciation because of the Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. To qualify as Dissenting Shares, such shareholders must not only vote against the transaction but must also provide Scopus with a written demand (described below) prior to the Scopus Special Meeting. Under the CGCL, no shareholder of Scopus who is entitled to exercise dissenters' rights has any right at law or in equity to contest the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had legally been voted in favor of the Merger. "Dissenting Shares" means those shares of Scopus Common Stock with respect to which the holders have voted against the Merger and have perfected their purchase demand in accordance with the CGCL, except that no such shares will constitute Dissenting Shares unless either (i) holders of 5% or more of the outstanding shares of Scopus Common Stock file demands for payment as dissenting shares under the CGCL or (ii) the shares in question are subject to a restriction on transfer imposed by Scopus or by any law or regulation.

          Scopus is not aware of any restriction on transfer of any shares of Scopus Common Stock except restrictions that may be imposed upon shareholders who received shares in private transactions exempt from the registration requirements of the Securities Act, restrictions on transfer imposed on certain affiliates of Scopus in connection with the Merger and restrictions on transfer imposed on the Scopus Voting Agreement Shareholders pursuant to the Scopus Voting Agreements. Those shareholders who believe there is some such restriction affecting their shares should consult with their own legal counsel as to the nature and extent of any dissenters' rights they may have.

          For a holder of Scopus Common Stock to exercise dissenters' rights, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

          (1) The shareholder of record must have voted the shares against the Merger. It is not sufficient to abstain from voting. However, the shareholder may abstain as to part of his or her shares or vote part of those shares for the Merger without losing the right to exercise dissenters' rights as to other shares which were voted against the Merger.

          (2) Any such shareholder who votes against the Merger, and who wishes to have the shares that are being voted against the Merger purchased, must make a written demand to have Scopus purchase those shares for cash at their fair market value. The demand must include the information specified below and must be received by Scopus not later than the date of the Meeting. Merely voting or delivering a proxy directing a vote against the approval of the Merger does not constitute a demand for purchase. A written demand is essential.

          The written demand that the dissenting shareholder must deliver to Scopus must:

          (1) Be made by the person who was the shareholder of record on the Scopus Record Date (or such shareholder's duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a shareholder who acquired the shares subsequent to the Scopus Record Date;

          (2) State the number and class of dissenting shares held of record by the dissenting shareholder; and

          (3) Include a demand that Scopus purchase the shares at the dollar amount that the shareholder claims to be the fair market value of such shares on the last trading day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Scopus believes that this day is February 27, 1998. A shareholder may take the position in the written demand that a different date is applicable. The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to Scopus at such price.

          The written demand should be delivered to Scopus at the Scopus Principal Offices, Attention: Chief Financial Officer.

          A shareholder may not withdraw a demand for payment without the consent of Scopus. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by Scopus (or any transfer agent thereof).

          Within ten days after the approval of the Merger by Scopus' shareholders, Scopus must notify all holders of Dissenting Shares of the approval and must offer all of such shareholders a cash price for their shares which Scopus considers to be the fair market value of the shares. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL to dispute the price offered and attach a copy of the relevant provisions of the CGCL in order for a shareholder to exercise the right to have Scopus purchase his or her shares.

          Within 30 days after the date on which the notice of the approval of the Merger is mailed by Scopus to holders of Dissenting Shares, the shareholder's certificates, representing any shares which the shareholder demands be purchased, must be submitted to Scopus, at its principal office, or at the office of any transfer agent, to be stamped or endorsed with a statement that the shares are Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of those shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

          If Scopus and a holder of Dissenting Shares agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, such holder of Dissenting Shares is entitled to receive from Scopus the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of Dissenting Shares as between Scopus and the holders thereof must be filed with the Secretary of Scopus at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the Dissenting Shares shall be made within 30 days after the amount has been agreed upon or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the certificate therefor, unless provided otherwise by agreement.

          If Scopus and a holder of Dissenting Shares fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either such holder of Dissenting Shares or Scopus may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the respective notice of approval is mailed to Scopus shareholders. If a complaint is not filed within six months, the shares will lose their status as Dissenting Shares. Two or more holders of Dissenting Shares may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court must first decide that issue. If the fair market value of the shares is in dispute, the court must determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The cost of the action will be assessed or apportioned as the court considers equitable. If, however, the appraised value of the Dissenting Shares exceeds the price offered by Scopus, Scopus must pay the costs.

          Any demands, notices, certificates or other documents required to be delivered to Scopus may be sent to the Scopus Principal Offices, Attention:
Chief Financial Officer.

NO SIEBEL APPRAISAL RIGHTS

          Holders of Siebel Common Stock are not entitled to appraisal rights under the DGCL because Siebel is not a constituent corporation to the Merger under the DGCL.

RESALE OF SIEBEL COMMON STOCK

          Siebel Common Stock issued in connection with the Merger will be freely transferable, except that shares issued to any Scopus shareholder who is a Scopus Affiliate or who becomes an affiliate of Siebel are subject to certain restrictions on resale. An affiliate is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company. Pursuant to the terms of the Reorganization Agreement, Scopus has agreed that, prior to the date of the mailing of this Joint Proxy Statement/Prospectus to the Scopus shareholders and the Siebel stockholders, Scopus will deliver to Siebel Scopus Affiliate Agreements executed by the Scopus Affiliates that prohibit the sale, transfer or other disposition of Siebel Common Stock received by such Scopus Affiliates in the Merger, except under certain circumstances, in order to comply with the requirements of certain federal securities laws and to help ensure the Merger is treated as a pooling of interest for accounting and financial reporting purposes. See "Approval of the Merger and Related Transactions-Affiliate Agreements."

          Pursuant to the terms of the Reorganization Agreement, Siebel has agreed that, prior to the date of the mailing of this Joint Proxy Statement/Prospectus to the Siebel stockholders and the Scopus shareholders, Siebel will deliver to Scopus Siebel Affiliate Agreements executed by the Siebel Affiliates that restrict the sale, transfer or other disposition of Siebel Common Stock, except under certain circumstances, so as to help ensure that the Merger will be accounted for as a pooling of interests. See "Approval of the Merger and Related Transactions-Affiliate Agreements."

                          THE REORGANIZATION AGREEMENT

GENERAL

          The following is a summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. However, the following is not a complete statement of all provisions of the Reorganization Agreement and related agreements. Statements made in this Joint Proxy Statement/Prospectus with respect to the terms of the Reorganization Agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the Reorganization Agreement and such related agreements. Capitalized terms used in this summary but not defined in this Joint Proxy Statement/Prospectus shall have the meaning ascribed to them in the Reorganization Agreement.

          The Reorganization Agreement provides for the merger of Merger Sub with and into Scopus. As a result of the Merger, Merger Sub will cease to exist, Scopus will become a wholly owned subsidiary of Siebel and the former shareholders of Scopus will become stockholders of Siebel. Scopus, as the Surviving Corporation, will retain all of its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises unaffected by the Merger. Merger Sub has been formed solely for the purpose of effecting the Merger, and there will be no other activity in Merger Sub. The Merger will become effective at the Effective Time, which shall be upon the filing of an Agreement of Merger with the California Secretary of State or such later time as may be specified in the Agreement of Merger. The Effective Time shall occur no later than the second day after the satisfaction or waiver of all the conditions to closing set forth in the Reorganization Agreement. It is currently anticipated that the Effective Time will occur on or before May 29, 1998. There can be no assurance, however, that the required regulatory approvals will be obtained, that the other conditions to the Merger will be satisfied by such date, or at all, or that the Reorganization Agreement will not be terminated. See "-Conditions to the Merger."

MERGER CONSIDERATION

          Scopus Common Stock. At the Effective Time, each share of Scopus Common Stock then outstanding will be converted into the right to receive Siebel Common Stock based on the Exchange Ratio. The Exchange Ratio is currently
0.7281 after having given effect to the 100% dividend paid to the Siebel stockholders on March 20, 1998, and will be adjusted for any subsequent stock split, stock dividend, reverse stock splits reclassification, recapitalization or similar transaction.

          No Fractional Shares. No fractional shares of Siebel Common Stock will be issued in connection with the Merger, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any holder of Scopus Common Stock (after aggregating all fractional shares of Siebel Common Stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing Scopus Common Stock to the Exchange Agent, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Siebel Common Stock on Nasdaq on the "Closing Date" (as defined herein).

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

          Stock Options. At the Effective Time, all outstanding options with respect to Scopus Common Stock under Scopus' 1991 Stock Option Plan and 1995 Directors Stock Option Plan (collectively, "Scopus Options") shall be converted into and become rights with respect to Siebel Common Stock, and Siebel shall assume each such option in accordance with the terms (as in effect as of the date of the Reorganization Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Scopus Option assumed by Siebel may be exercised solely for shares of Siebel Common Stock, (ii) the number of shares of Siebel Common Stock subject to each such Scopus Option shall be equal to the number of shares of Scopus Common Stock subject to such Scopus Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Scopus Option shall be adjusted by dividing the per share exercise price under such Scopus Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Scopus Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Scopus Option shall otherwise remain unchanged.

          Employee Stock Purchase Plan. Pursuant to the terms of the Reorganization Agreement, Siebel and Scopus shall mutually agree as to the treatment of outstanding rights under Scopus Employee Stock Purchase Plan prior to the Effective Time.

STOCK OWNERSHIP FOLLOWING THE MERGER

          Based upon the number of shares of Scopus Common Stock issued and outstanding as of the Scopus Record Date, an aggregate of approximately _____________ shares of Siebel Common Stock will be issued to security holders of Scopus. Based upon the number of shares of Siebel Common Stock issued and outstanding as of the Siebel Record Date (assuming no exercise of outstanding options or other rights to purchase Siebel Common Stock), the former holders of Scopus Common Stock would hold and have voting power with respect to approximately ____% of Siebel's total issued and outstanding shares after consummation of the Merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

          As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Scopus Common Stock (i) a letter of transmittal and (ii) instructions for the use in effecting the surrender of the Scopus Stock Certificates in exchange for certificates representing Siebel Common Stock. Upon surrender of a Scopus Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent or Siebel, the holder of such Scopus Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of Siebel Common Stock that such holder has the right to receive. No fractional shares of Siebel Common Stock will be issued in connection with the Merger, and no certificates for any such fractional shares will be issued. See "-Merger Consideration-No Fractional Shares".

          If any Scopus Stock Certificate has been lost, stolen or destroyed, Siebel may require the owner of such lost, stolen or destroyed Scopus Stock Certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Exchange Agent, Siebel or Scopus with respect to such Scopus Stock Certificate.

          SCOPUS SHAREHOLDERS SHOULD NOT SURRENDER THEIR SCOPUS STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

EFFECT ON CERTIFICATES

          At the Effective Time, (i) all shares of Scopus Common Stock outstanding immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of Scopus Common Stock that were outstanding immediately prior to the Effective Time will cease to have any rights as shareholders of Scopus, and (ii) the stock transfer books of Scopus will be closed with respect to all shares of Scopus Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Scopus Common Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Scopus Stock Certificate is presented to the Exchange Agent (or to Scopus or Siebel), such Scopus Stock Certificate will be canceled and will be exchanged as provided above under the caption "-Conversion of Shares; Procedure for Exchange of Certificates;" and "-Merger Consideration."

CORPORATE MATTERS

          As of the Effective Time, the Articles of Incorporation of the Surviving Corporation will be amended and restated to conform to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time with the exception that the name of the Surviving Corporation shall be Scopus Technology, Inc., and the Bylaws of the Surviving Corporation will be amended and restated to conform to the Bylaws of the Merger Sub as in effect immediately prior to the Effective Time. Immediately after the Effective Time, the directors and officers of the Surviving Corporation shall be individuals to be mutually determined by Siebel and Scopus prior to the Effective Time.

CONDITIONS TO THE MERGER

          Siebel and Merger Sub. The obligations of Siebel and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing of conditions, among others, to the following general effect:

          (i) Each representation and warranty of Scopus contained in Reorganization Agreement shall be true and correct on and as of the date of the Reorganization Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a "Material Adverse Effect" (as defined herein) on Scopus, (B) for changes contemplated by the Reorganization Agreement, and (C) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Scopus as of such particular date, (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) subject to certain exceptions, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to Scopus' disclosure schedule delivered in connection with the Reorganization Agreement made or purported to have been made after the date of the Reorganization Agreement shall be disregarded).

          (ii) Each covenant or obligation that Scopus is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects.

          (iii) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement.

          (iv) The Reorganization Agreement and the Merger shall have been duly approved by the necessary vote of the Scopus shareholders, and the issuance of Siebel Common Stock in the Merger shall have been duly approved by the necessary vote of the Siebel stockholders.

          (v) Fewer than 10% of the outstanding shares of Scopus Common Stock shall be Dissenting Shares.

          (vi) Siebel shall have received the following agreements and documents, each of which shall be in full force and effect: (A) Affiliate Agreements from the Scopus Affiliates, except to the extent that any such individual has died or has become incapacitated; (B) Principal Noncompetition Agreements executed by certain Scopus shareholders, except to the extent that any such individual has died or has become incapacitated; (C) a letter from Coopers & Lybrand L.L.P., dated as of the Closing Date and addressed to Siebel, updating a letter delivered to Siebel in connection with the filing of the Registration Statement; (D) a statement from Scopus conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations; (E) a letter from Coopers & Lybrand L.L.P., dated as of a date no earlier than three days prior to the Closing Date, to the effect that Coopers & Lybrand L.L.P. is not aware of any fact concerning Scopus that could preclude Siebel from accounting for the Merger as a pooling of interests; (F) a letter from KPMG Peat Marwick LLP, dated as of a date no earlier than three days prior to the Closing Date, to the effect such firm concurs with the conclusion of Siebel's management that Siebel may account for the Merger as a pooling of interests; (G) a certificate executed on behalf of Scopus by its Chief Executive Officer confirming that the conditions set forth in items (i), (ii), (iv) and
(vii) have been duly satisfied.

          (vii) There shall have been no material adverse change in the business, financial condition, operations or financial performance of Scopus or any of its subsidiaries (the "Acquired Corporations") since the date of the Reorganization Agreement other than any change in the generation of revenue (and any corresponding change in the margins, profitability or financial condition of the Acquired Corporations) resulting from the public announcement or pendency of the Merger.

          (viii) Scopus shall have filed with the IRS a notification required under Section 1.897-2(h)(2) of the United States Treasure Regulations.

          (ix) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (x) The shares of Siebel Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

          (xi) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation or regulation enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

          (xii) There shall not be pending or threatened any action, suit or litigation brought by the United States government or the European Community, or any agency, commission, instrumentality, unit or body of the United States Government or the European Community: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Siebel or any of its subsidiaries any damages that may be material to Siebel; (c) seeking to prohibit or limit in any material respect Siebel's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Siebel, the Surviving Corporation or any subsidiary of Siebel to own the assets or operate the business of Scopus.

          (xiii) Siebel shall have received certain audited financial statements of Scopus for the year ended March 31, 1998 from the independent auditors of Scopus.

          Scopus. The obligations of Scopus to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing of conditions, among others, to the following general effect:

          (i) Each representation and warranty of Siebel and Merger Sub contained in Section 3 of the Reorganization Agreement shall be true and correct on and as of the date of the Reorganization Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Siebel and Merger Sub, (B) for changes contemplated by the Reorganization Agreement and (C) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Siebel and Merger Sub as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) subject to certain exceptions, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be and (ii) any update of or modification to the Siebel disclosure schedule delivered in connection with the Reorganization Agreement made or purported to have been made after the date of the Reorganization Agreement shall be disregarded).

          (ii) All of the covenants and obligations that Siebel and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          (iii) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement.

          (iv) This Agreement and the Merger shall have been duly approved by the necessary vote of the Scopus shareholders, and the issuance of Siebel Common Stock in the Merger shall have been duly approved by the necessary vote of the Siebel stockholders.

          (v) Scopus shall have received the following agreements and documents, each of which shall be in full force and effect: (A) Affiliate Agreements from each of the affiliates of Siebel, except to the extent that any such individual has died or has become incapacitated; (B) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Siebel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; (C) a legal opinion of Wilson Sonsini Goodrich & Rosati P.C., dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; (D) a letter from Coopers & Lybrand L.L.P., dated as of a date no earlier than three days prior to the Closing Date to the effect that Coopers & Lybrand L.L.P. is not aware of any fact concerning Scopus that could preclude Siebel from accounting for the Merger as a pooling of interests; (E) a letter from KPMG Peat Marwick LLP, dated as of a date no earlier than three days prior to the Closing Date to the effect that such firm concurs with Siebel's management's conclusion that Siebel may account for the Merger as a pooling of interests; and (F) a certificate executed on behalf of Siebel by an executive officer of Siebel, confirming that conditions set forth in (i), (ii), (iii) and (vi) have been satisfied.

          (vi) There shall have been no material adverse change in the business, financial condition, operations or financial performance of Siebel since the date of the Reorganization Agreement other than any change in the generation of revenue (and any corresponding change in the margins, profitability or financial condition of Siebel) resulting from the public announcement or pendency of the Merger.

          (vii) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (viii) The shares of Siebel Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

          (ix) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation or regulation enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

          For purposes of the Reorganization Agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a Material Adverse Effect on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on
(i) the business, financial condition, operations or financial performance of the Acquired Corporations taken as a whole, or (ii) Siebel's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Siebel if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, financial condition, assets, liabilities, operations or financial performance of Siebel and its subsidiaries taken as a whole.

REPRESENTATIONS AND WARRANTIES

          The Reorganization Agreement contains certain representations and warranties, including, without limitation, representations and warranties by Scopus as to: (i) due organization and subsidiaries; (ii) the Scopus Articles of Incorporation and the Scopus Bylaws; (iii) capitalization; (iv) filings with the Commission and financial statements; (v) absence of certain changes; (vi) real property, equipment and leaseholds; (vii) title to assets; (viii) receivables and significant customers; (ix) proprietary assets; (x) material contracts; (xi) year 2000 liabilities; (xii) compliance with legal requirements; (xiii) governmental authorizations; (xiv) tax matters; (xv) employee and labor matters and benefit plans; (xvi) environmental matters; (xvii) insurance; (xviii) transactions with affiliates; (xix) legal proceedings and orders; (xx) the authority and binding nature of the Reorganization Agreement and the inapplicability of certain anti-takeover statutes; (xxi) the absence of existing discussions or negotiations concerning other acquisition proposals; (xxii) accounting matters; (xxiii) the vote required to approve the Merger and Reorganization Agreement; (xxiv) non-contravention and consents; (xxv) the receipt of a fairness opinion from Morgan Stanley; (xxvi) brokers, finders, investment bankers or other fees or commissions; (xxvii) disclosure; and (xxviii) customs policies.

          The Reorganization Agreement contains further representations and warranties by Siebel and Merger Sub as to: (i) due organization, standing and power to conduct business; (ii) Siebel's and Merger Sub's certificate and articles of incorporation and bylaws; (iii) capitalization; (iv) filings with the Commission and financial statements; (v) disclosure; (vi) absence of certain changes; (vii) authority and binding nature of the Reorganization Agreement;
(viii) non-contravention and consents; (ix) proprietary assets; (x) material contracts; (xi) compliance with legal requirements; (xii) tax matters; (xiii) government authorizations (xiv) legal proceedings and orders; (xv) vote required to approve the issuance of Siebel Common Stock pursuant to the Merger; (xvi) valid issuance of the Siebel Common Stock to be issued pursuant to the Merger;
(xvii) accounting matters; and (xviii) receipt of a fairness opinion from NMS.

COVENANTS

          Conduct of Scopus' Business. The Reorganization Agreement requires that during the Pre-Closing Period, (i) Scopus shall use commercially reasonable efforts to conduct its business and operations (A) in the ordinary course, (B) in a commercially reasonable manner and (C) in compliance with all applicable legislation and regulations, except to the extent that any failure to comply with any applicable legislation or regulations would not have a Material Adverse Effect on the Acquired Corporations; and (ii) Scopus shall (to the extent requested by Siebel) cause its officers to report regularly to Siebel concerning the status of Scopus' business.

          During the Pre-Closing Period, Scopus shall not (without the prior written consent of Siebel), and shall not permit any of the other Acquired Corporations to:

          (i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than the repurchase of unvested shares at cost and below the then fair market value of Scopus Common Stock in connection with the termination of an employee of an Acquired Corporation pursuant to any existing employee plans and consistent with past practices;

          (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Scopus may (i) issue Scopus Common Stock upon the valid exercise of Scopus Options outstanding as of the date of this Agreement, (ii) grant Scopus Options to employees hired after the date of this Agreement consistent with past practices and subject to Siebel's consent not to be unreasonably withheld and (iii) grant Scopus Options exercisable for an aggregate number of shares of Scopus Common Stock not in excess of 200,000 shares, provided that such Scopus Options are granted on an annual basis, at exercise prices not less than the fair market value of Scopus Common Stock on the date of grant and in accordance with past practices to employees who are employees of the Acquired Corporation as of the date of this Agreement;

          (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Scopus' stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

          (iv) amend or permit the adoption of any amendment to the Scopus Articles of Incorporation or Scopus Bylaws or other charter or organizational documents, or, subject to the other terms of the Reorganization Agreement, effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (v) form any subsidiary or acquire any equity interest or other interest in any other entity (other than passive investments in equity interests of publicly traded securities as part of Scopus' cash management program);

          (vi) make any capital expenditures in excess of $1,500,000 in the aggregate;

          (vii)   acquire the business of any entity;

          (viii) incur any indebtedness for borrowed money (other than: (A) in connection with the financing of ordinary trade payables; (B) pursuant to existing credit facilities; (C) in connection with leasing activities in the ordinary course of business; or (D) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of any of the Acquired Corporations or guarantee any debt securities of others.

          (ix) establish, adopt or amend in any material respect any employee benefit plan ("Plan"), pay any bonus except in accordance with the terms of existing Plans or pursuant to commitments made prior to the date of this Agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, (A) any of its directors or executive officers, or
(B) with respect to non-executive officers and employees, other than normal periodic increases consistent with past practices;

          (x) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Siebel, or adopt any new severance plan;

          (xi) hire any new employee having an annual base salary in excess of $100,000, or engage any consultant or independent contractor for the payment of compensation in excess of $100,000 over the term of such engagement, provided such term is at least for a period of one year;

          (xii) transfer or license to any person or amend or modify in any material adverse respect any rights (including without limitation distribution rights) to the proprietary assets of the Acquired Corporations, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

          (xiii) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Scopus, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

          (xiv) change any of its methods of accounting or accounting practices in any respect other than as may be required under GAAP;

          (xv) make any material election with respect to taxes adverse to the Acquired Corporations;

          (xvi) except in connection with the Reorganization Agreement or the transactions contemplated hereby, file or settle any legal proceeding;

          (xvii) enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

          (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)."

          During the Pre-Closing Period, Scopus shall promptly notify Siebel in writing of: (i) the discovery by Scopus of any event, condition, fact or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification so given to Siebel shall limit or otherwise affect any representations, warranties, covenants or obligations of Scopus contained in the Reorganization Agreement.

          Conduct of Siebel's Business.   During the Pre-Closing Period, Siebel
shall not (without the prior written consent of Scopus) (i) declare, accrue, set aside or pay any extraordinary dividend or any other extraordinary distribution in respect of any shares of its capital stock, (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities in an extraordinary manner, (iii) amend or permit the adoption of any amendments to the Siebel Certificate of Incorporation, (iv) become a party to any recapitalization or (v) take any other action, if in such case the action would be materially adverse to the shareholders of Scopus compared to the stockholders of Siebel.

          Non-Solicitation. Pursuant to the Reorganization Agreement, Scopus has agreed that it will not, directly or indirectly, and will not authorize or permit any of the other Acquired Corporations or any representative of the Acquired Corporations to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could be reasonably expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding any of the Acquired Corporations to any person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) subject to certain exceptions, approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction. Scopus is not prevented, however, from furnishing non-public information regarding any of the Acquired Corporations to, entering into a confidentiality agreement with or entering into discussions with any person in response to a Superior Offer or engaging in discussions or negotiations with respect thereto if (A) the Scopus Board of Directors determines in good faith, after consultation with its outside counsel that such action is required in order for the Scopus Board of Directors to comply with its fiduciary duties under applicable law, (B) neither Scopus nor any representative of the Acquired Corporations has breached its obligations concerning non-solicitation, (C) prior to furnishing any nonpublic information to, or entering discussions with any person, Scopus gives Siebel written notice of the identity of such person and of Scopus' intention to furnish nonpublic information to, or enter into discussions with such person and Scopus receives from such person an executed confidentiality agreement containing customary limitation on the use and disclosure of all nonpublic written and oral information furnished to such person by Scopus, and (D) contemporaneously with furnishing any such nonpublic information to such person, Scopus furnishes such nonpublic information to Siebel (to the extent such nonpublic information has not been previously furnished by Scopus to Siebel). In addition to the foregoing, Scopus shall (a) provide Siebel with at least 24 hours prior notice (or such lesser prior notice as provided to the members of the Scopus Board of Directors but in no event less than eight hours) of any meeting of Scopus' Board of Directors at which Scopus' Board of Directors is reasonably expected to consider a Superior Offer and (b) provide Siebel with at least two business days or 48 hours prior written notice of a meeting of Scopus' Board of Directors at which the Scopus Board of Directors is reasonably expected to recommend a Superior Offer to its shareholders and together with such notice, a copy of such Superior Offer. Notwithstanding the foregoing, the Scopus Board of Directors may make a statement of position to its shareholders as contemplated by rules 14-d-9 and 14e-2(a) promulgated under the Exchange Act or make any disclosure to the Scopus shareholders if, in the good faith judgment of the majority of the members of the Scopus Board of Directors, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable laws.

          An "Acquisition Proposal" is any offer or proposal contemplating or otherwise relating to any "Acquisition Transaction." An "Acquisition Transaction" is any transaction or series of related transactions involving: (i) any acquisition or purchase from Scopus by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of Scopus or any of its material subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of Scopus or any of its material subsidiaries or any merger, consolidation, business combination or similar transaction involving Scopus pursuant to which the shareholders of Scopus immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of Scopus; or
(iii) any liquidation or dissolution of Scopus.

          A "Superior Offer" is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Scopus pursuant to which the shareholders of Scopus immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Scopus of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Scopus' business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Scopus), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Scopus, on terms that the Scopus Board of Directors determines, in its reasonable judgment, after consultation with its financial advisor, to be, if such offer is consummated, more favorable to the Scopus' shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Scopus Board of Directors to be obtained by such third party on a timely basis.

          Meetings of Shareholders and Stockholders. Pursuant to the Reorganization Agreement, Scopus will take all action necessary in accordance with applicable law to convene and hold the Scopus Special Meeting to vote upon the approval of the Reorganization Agreement and the Merger. Scopus' obligation to call, give notice of, convene and hold the Scopus Special Meeting will not be limited or otherwise affected by the commencement, disclosure announcement or submission to Scopus of an Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the Scopus Board of Directors with respect to the Merger, except as is required by applicable law. Pursuant to the Reorganization Agreement, Siebel will take all action necessary in accordance with applicable law to convert and hold the Siebel Special Meeting to vote upon the issuance of Siebel Common Stock in the Merger.

          Neither the board of directors of Scopus or Siebel nor any committee thereof is permitted to withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other party, its recommendations in favor of the Reorganization Agreement and the Merger in the case of Scopus, and the issuance of Siebel Common Stock in the care of Siebel. However, notwithstanding the foregoing, the Scopus Board of Directors will not be prevented from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to Scopus and is not withdrawn, (ii) neither Scopus nor any of its representatives has violated the covenants given by them concerning non-solicitation and (iii) the Scopus Board of Directors concludes in good faith after consultation with outside counsel, including a discussion of applicable legal standards, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Scopus Board of Directors to comply with its fiduciary obligations.

          Conditions Relating to Stock Options and Employee Stock Purchase Plan. For a description of the treatment of stock options to purchase Scopus Common Stock and Scopus' Employee Stock Purchase Plan, see the caption above entitled "-Stock Options and Employee Stock Purchase Plan."

          Form S-8. Pursuant to the Reorganization Agreement, Siebel has agreed to file a registration statement on Form S-8 for the shares of Siebel Common Stock issuable with respect to assumed Scopus Options as soon as reasonably practical after the Effective Time.

          Accounting Treatment; Tax Free Reorganization. Each of Scopus and Siebel has agreed (i) not to take any action during the Pre-Closing Period that would adversely affect the ability of Siebel to account for the Merger as a pooling of interests, (ii) to use all reasonable efforts to attempt to ensure that none of its affiliates (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of Siebel to account for the Merger as a pooling of interests and (iii) not to take any action either prior to or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code.

          Indemnification and Insurance. Pursuant to the Reorganization Agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of Scopus as of the date of the Reorganization Agreement for acts and omissions occurring prior to the Effective Time, as provided in the Scopus Articles of Incorporation or Scopus Bylaws and as provided in any indemnification agreements between Scopus and said directors and officers, shall survive the Merger and Siebel shall cause the Surviving Corporation to perform all of its obligations arising thereunder for a period of not less than eight years from the Effective Time. The Reorganization Agreement also provides that from the Effective Time until the third anniversary of the date on which the Reorganization Agreement occurs, Siebel will cause the Surviving Corporation to maintain in effect, for the benefit of the person serving as directors and officers of Scopus as of the date of the Reorganization Agreement with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Scopus as of the date of the Reorganization Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 150% of the last annual premium paid by Scopus for such insurance and shall be entitled to reduce the coverage of the Existing Policy to the amount of coverage that can be obtained for a premium equal to 150% of the last annual premium paid by Scopus.

          Certain Other Covenants. The Reorganization Agreement contains certain other covenants including covenants relating to: (i) information and access; (ii) preparation and filing of the Registration Statement; (iii) obtaining regulatory approvals; (iv) public announcements; (v) tax qualification and opinion back-up certificates; (vi) accountants' letters; (vii) FIRPTA;
(viii) affiliate agreements; (ix) Key Employee Noncompetition Agreements; (x) further action; and (xi) listing of the Siebel Common Stock to be issued pursuant to the Merger on Nasdaq.

TERMINATION

          The Reorganization Agreement may be terminated prior to the Effective Time (whether before or after approval of the Reorganization Agreement and the Merger by the Scopus shareholders);

          (i) by mutual written consent duly authorized by the Boards of Directors of the Siebel and Scopus;

          (ii) by either Siebel or Scopus if the Merger shall not have been consummated by September 1, 1998 (unless the failure to consummate the Merger is substantially attributable to an action or failure to act on the part of the party seeking to terminate the Reorganization Agreement and such action or failure to act constitutes a material breach of the Reorganization Agreement);

          (iii) by either Siebel or Scopus if a court of competent jurisdiction or other governmental body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (iv) by either Siebel or Scopus if (i) the Scopus Special Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) the Reorganization Agreement and the Merger shall not have been adopted and approved at such meeting by the necessary vote of the Scopus shareholders (provided that the right to terminate the Reorganization Agreement on this basis shall not be available to Scopus where the failure to obtain shareholder approval shall have been caused by the action or failure to act of Scopus and such action or failure to act constitutes a material breach by Scopus of the Reorganization Agreement);

          (v) by Siebel or Scopus (at any time prior to the adoption and approval of the Reorganization Agreement and the Merger by the necessary vote of the Scopus shareholders) if a Triggering Event shall have occurred, provided that the right of Scopus to terminate the Reorganization Agreement on this basis shall not be exercisable until May 30, 1998;

          (vi) by Siebel or Scopus (at any time prior to the adoption and approval of the Reorganization Agreement and the Merger by the necessary vote of the Scopus shareholders) if a Termination Event shall have occurred, provided that the right of Scopus to terminate the Reorganization Agreement on this basis shall not be exercisable until May 30, 1998;

          (vii) by either Siebel or Scopus if (i) the Siebel Special Meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) issuance of the Siebel Common Stock in the Merger shall not have been approved at such meeting by the necessary vote of the Siebel stockholders (provided that the right to terminate the Reorganization Agreement on this basis shall not be available to Siebel where the failure to obtain Siebel stockholder approval shall have been caused by the action or failure to act of the Siebel and such action or failure to act constitutes a material breach by the Siebel of the Reorganization Agreement);

          (viii) by Siebel if any of Scopus' representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate, or if any of Scopus' covenants contained in the Reorganization Agreement shall have been breached, in either case such that certain of the conditions precedent to Closing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in Scopus' representations and warranties or a breach of a covenant by Scopus is curable by Scopus prior to September 1, 1998 and Scopus is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Siebel may not terminate the Agreement on this basis on account of such inaccuracy or breach; or

          (ix) by Scopus if any of Siebel's representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate, or if any of Siebel's covenants contained in the Reorganization Agreement shall have been breached, in either case such that that certain of the conditions precedent to Closing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in Siebel's representations and warranties or a breach of a covenant by Siebel is curable by Siebel prior to September 1, 1998 and Siebel is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Scopus may not terminate the Reorganization Agreement on this basis on account of such inaccuracy or breach.

          A "Triggering Event" shall be deemed to have occurred if: (i) Scopus Board of Directors shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Siebel its unanimous recommendation in favor of, the adoption and approval of the Reorganization Agreement or the approval of the Merger; (ii) Scopus shall have failed to include in this Joint Proxy Statement/Prospectus the unanimous recommendation of the Scopus Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Scopus Board of Directors fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after Siebel requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Scopus Board of Directors shall have approved or publicly recommended any Acquisition Proposal;
(v) Scopus shall have entered into any letter of intent of similar document or any contract accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Scopus shall have been commenced by a person unaffiliated with Siebel and Scopus shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten business days after such tender or exchange offer is first published sent or given, a statement disclosing that Scopus recommends rejection of such tender or exchange offer.

          A "Termination Event" shall be deemed to occur if Scopus shall not have used reasonable efforts to hold the Scopus Special Meeting as promptly as practicable and in any event within the later of (i) 45 days after the Registration Statement is declared effective under the Securities Act or (ii) ten days after any amendments or supplement to this Joint Proxy
Statement/Prospectus are mailed to shareholders of Scopus.

EXPENSES AND TERMINATION FEES

          Pursuant to the Reorganization Agreement, all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Siebel and Scopus shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus and any amendments or supplements thereto.

          If the Reorganization Agreement is terminated by Siebel or Scopus pursuant to item (v) under the caption "-Termination" above, then Scopus shall pay to Siebel, in cash, a nonrefundable fee (the "Termination Fee") equal to the product of (i) the "Termination Fee Per Share" (as defined herein) and (ii) the "Fully Diluted Share Amount" (as defined herein), within three days of such termination. The "Termination Fee Per Share" shall be equal to the product of
(i) 0.025 multiplied by the Exchange Ratio and (ii) the average of the closing sales prices of a share of Siebel Common Stock as reported on Nasdaq for the ten trading days ending on and including the second trading day prior to the date of termination. The "Fully Diluted Share Amount" shall be equal to the sum of (i) the aggregate number of shares of Scopus Common Stock outstanding as of February 27, 1998 and (ii) the aggregate number of shares of Scopus Common Stock issuable upon exercise of all outstanding Scopus Options (based on the treasury method) as of February 27, 1998.

          If the Reorganization Agreement is terminated by Scopus or Siebel pursuant to item (iv) under the caption "-Termination" above and (i) a Scopus Acquisition is consummated or (ii) Scopus shall enter into a definitive agreement providing for a Scopus Acquisition, in either case at any time prior to the first anniversary of the date of the Reorganization Agreement, Scopus shall pay to Siebel the Termination Fee contemporaneously with the earlier of
(i) the consummation of such Scopus Acquisition and (ii) the public announcement by Scopus of its entry into a definitive agreement providing for a Scopus Acquisition.

          A "Scopus Acquisition" shall mean any of the following transactions (other than the transactions contemplated by the Reorganization Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Scopus pursuant to which the shareholders of Scopus immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or (ii) a sale or other disposition by Scopus of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the aggregate fair market value of Scopus' business immediately prior to such sale.

          If the Reorganization Agreement is terminated by Siebel or Scopus pursuant to item (vii) under the caption "-Termination" above, then Siebel shall pay to Scopus $12,600,000 in cash within three days of such termination.

                         SCOPUS PRINCIPAL SHAREHOLDERS


          The following table sets forth certain information, based on review of information on file with the Commission and Scopus stock records, with respect to beneficial ownership of Scopus' voting stock as of December 31, 1997, (i) by each person (or group of affiliated persons) who is known by Scopus to own beneficially more than five percent of Scopus' voting stock, (ii) by each of Scopus' directors, (iii) by the Chief Executive Officer of Scopus and the three other most highly compensated executive officers of Scopus whose total annual salary and bonus exceeds $100,000 (based on compensation for the fiscal year ending March 31, 1998), and (iv) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Scopus Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                                                 NUMBER OF
BENEFICIAL OWNER                                                                  SHARES               PERCENT OWNERSHIP
------------------------------------------------------------------------------  ------------           -----------------
Ori Sasson (1)(2)............................................................. 1,799,062                      8.74%
Michele L. Axelson (1)........................................................    72,658                      0.35%
A. Aaron Omid (1)(3).......................................................... 1,170,750                      5.69%
Jeffrey G. Bork (1)...........................................................    69,296                      0.34%
Sharam Sasson (4)(5).......................................................... 1,201,500                      5.84%
Bahram Nour-Omid (1)(6)....................................................... 1,194,118                      5.80%
General Atlantic Partners, LLC (7)............................................ 3,224,211                     15.66%
   3 Pickwick Plaza...........................................................
   Greenwich, CT 06830........................................................
   J. Michael Cline...........................................................
Christopher R. Gibbons (8)....................................................        --                          *
Ronald Abelmann (9)...........................................................        --                          *
Max D. Hopper (10)(11)........................................................    19,218                      0.09%
Massachusetts Financial Services.............................................. 2,070,800                     10.10%
All executive officers and directors as a group (13 persons) (12)............. 5,582,810                     27.12%

-------------------
*    Represents less than 1%.

(1) The shareholder's address is c/o Scopus Technology, Inc., Suite 700, 1900 Powell Street, Emeryville, CA 94608.

(2) Includes 435,000 shares subject to options held by General Atlantic Partners, LLC ("GAP LLC") or affiliates thereof and 170,312 shares issuable upon the exercise of options held by Mr. Ori Sasson which are exercisable within 60 days of March 31, 1998. Also includes 1,102,500 shares held by Mr. Ori Sasson and Ms. Susan Sasson as trustees of their own benefit and 525,000 shares held in trust by Mr. Ori Sasson as trustee for the benefit of Mr. Sharam Sasson's minor children. Excludes 525,000 shares held in trust for the benefit of Mr. Ori Sasson's minor children. Mr. Sharam Sasson is the trustee of such trust and Mr. Ori Sasson disclaims beneficial ownership of such shares.

(3) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof.

(4) The shareholder's address is c/o Extensity, Inc., 2200 Powell St., Suite 400, Emeryville, CA 94608.

(5) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof. Also includes 676,500 shares held in trust by Mr. Sharam Sasson and Ms. Fariba Sasson as trustees of their own benefit and 525,000 shares held in trust by Mr. Sharam Sasson as trustee for the benefit of Mr. Ori Sasson's minor children. Excludes 525,000 shares held in trust for the benefit of Mr. Sharam Sasson's minor children. Mr. Ori Sasson is the trustee of such trust and Mr. Sharam Sasson disclaims beneficial ownership of such shares.

(6) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof. Excludes 675,000 shares held in trust for the benefit of Dr. Nour-Omid's minor children. Mr. Iraj Barkohani is the trustee of such trust and Dr. Nour-Omid disclaims beneficial ownership of such shares.

(7) Includes 1,291,069 shares held by General Atlantic Partners 13, L.P. and 121,429 shares held by GAP Coinvestment Partners, L.P. Includes 1,800,000 shares transferable to GAP LLC or affiliates thereof upon the exercise of options held by partnerships affiliated with GAP LLC. The general partner of General Atlantic Partners 13, L.P. is GAP LLC, a Delaware limited liability company. The managing members of GAP LLC are Steven A. Denning, David C. Hodgson, Stephen P. Reynolds, J. Michael Cline, William O. Grabe and William E. Ford. The same individuals are the general partners of GAP Coinvestment Partners, L.P. Mr. Cline disclaims beneficial ownership of shares owned by General Atlantic Partners 13, L.P., GAP Coinvestment Partners, L.P. and the other GAP partnerships affiliated with GAP LLC except to the extent of his pecuniary interest therein.

(8) The shareholder's address is c/o Microsoft, 1 Microsoft Way, Redmond, WA 98052.

(9) The shareholder's address is c/o WindRiver Systems, 1010 Atlantic Avenue, Alameda, CA 94501.

(10) The shareholder's address is 1950 Stemmons Freeway, Suite 5001, Dallas, TX 75207.

(11) Includes 11,718 shares issuable upon the exercise of options held by Mr. Hopper which are exercisable within 60 days of March 31, 1997.

(12) Includes 299,216 shares issuable upon the exercise of options which are exercisable within 60 days of March 31, 1997 and 930,000 shares transferable to GAP LLC or affiliates thereof from shareholders of Scopus who are not officers or directors upon the exercise of options held by partnerships affiliated with GAP LLC.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

          In connection with the Merger, the Scopus shareholders will be converting their shares of Scopus Common Stock into shares of Siebel Common Stock. Siebel is a Delaware corporation and Scopus is a California corporation, and the Siebel Certificate of Incorporation and the Siebel Bylaws differ from the Scopus Articles of Incorporation and the Scopus Bylaws in several significant respects. Because of the differences between the DGCL and the CGCL, and the differences in the charter documents of Siebel and Scopus, the rights of a holder of Siebel Common Stock differ from the rights of a holder of Scopus Common Stock.

          Below is a summary of some of the important differences between the DGCL and the CGCL and the charter documents of Siebel and Scopus. It is not practical to summarize all of such differences in this Joint Proxy Statement/Prospectus, but some of the principal differences which could materially affect the rights of shareholders include the following:

SIZE OF THE BOARD OF DIRECTORS

          In accordance with the DCGL, the Siebel Certificate of Incorporation states that the number of directors will be set exclusively by the Siebel Board of Directors and authorizes the Siebel Board of Directors to change the number by resolution. The number of directors of Siebel is currently fixed at six. The Siebel Board of Directors acting without stockholder approval may change such number.

          Under the CGCL, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. The Scopus Bylaws, permit the Scopus Board of Directors to adjust the size of the Board from a minimum of five directors to a maximum of eight. The current number of directors is five.

CLASSIFIED BOARD OF DIRECTORS

          A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Siebel Certificate of Incorporation provides for a classified board of directors with three classes of directors.

          Under the CGCL, directors generally must be elected annually; however, as a "listed corporation" (shares of Scopus Common Stock are traded on Nasdaq) Scopus is permitted to adopt a classified board. However, the Scopus Bylaws do not provide for a classified board of directors. The Scopus Articles of Incorporation provide that directors shall be elected at each annual shareholders meeting for a term of one year.

CUMULATIVE VOTING

          In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided in the certificate of incorporation. The Siebel Certificate of Incorporation does not provide for cumulative voting.

          In contrast, under the CGCL and the Scopus Bylaws, any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so.

REMOVAL OF DIRECTORS

          Under the DGCL, if a corporation has a classified board, the stockholders may remove a director only for cause, unless the certificate of incorporation provides otherwise. The Siebel Certificate of Incorporation and the

Siebel Bylaws provide that any and all directors may only be removed with cause by a majority vote of the stockholders entitled to vote.

          Under the CGCL, any director or the entire board of directors may be removed, with or without cause, if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no director of a corporation may be removed if the number of votes cast against removal would be sufficient to elect the director under cumulative voting at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

          Under the DCGL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director so elected, may fill such vacancy. Under the Siebel Certificate of Incorporation and Siebel Bylaws, only a majority of directors then in offices (even though less than a quorum) may fill any newly created directorship on the Siebel Board of Directors (unless the Siebel Board of Directors determines by resolution that the newly created directorship shall be filled by the stockholders).

          Under the CGCL, any vacancy on the board of directors (other than one created by removal of a director) may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if the board is so authorized. The Scopus Bylaws allow a vacancy (other than one created by removal of a director) to be filled by the remaining members of the Scopus Board of Directors.

INTERESTED DIRECTOR TRANSACTIONS

          Under both the DGCL and CGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. Under the DGCL and CGCL the conditions are similar in that either (i) the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, and in California in the case of board approval, the contract or transaction must have been "just and reasonable" to the corporation, or (ii) the contract or transaction must have been just and reasonable (in California) or fair (in Delaware) as to the corporation at the time it was approved.

          Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his shares with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that uninterested directors may be counted for purposes of establishing a quorum).

          Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Siebel and Scopus provide for similar indemnification of directors, officers and employees. Siebel's Certificate of Incorporation, the Scopus Articles of Incorporation and both companies' Bylaws provide that such corporation shall, to the maximum extent and in the manner permitted by the law, indemnify each of its directors, officers and employees against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

          Under both the DGCL and the CGCL, other than an action brought by or in the right of the corporation, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification is limited to expenses actually and reasonably incurred and permitted only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses actually and reasonably incurred by him in connection with the action.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

          Under the DGCL, a corporation's certificate of incorporation can be amended by the affirmative vote of the board of directors and approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the shares. The Siebel Certificate of Incorporation requires approval by 66 2/3% of the outstanding shares entitled to vote in order to amend certain provisions of the Siebel Certificate of Incorporation relating to the election and removal of directors, amendment of the Siebel Bylaws or Siebel Certificate of Incorporation, actions by stockholders, the calling of special meetings and indemnification of directors.

          Under the CGCL, a corporation's articles of incorporation can be amended by the affirmative vote of the majority of the board of directors of the corporation and of the holders of a majority of the outstanding shares entitled to vote, unless the corporation's articles of incorporation require the vote of a larger portion of the shares. The Scopus Articles of Incorporation do not require a larger percentage affirmative vote than a majority of the shares entitled to vote thereon.

AMENDMENT OF BYLAWS

          Under the Siebel Certificate of Incorporation and Siebel Bylaws, the stockholders of Siebel may alter, amend or repeal the Siebel Bylaws by a vote of at least 66 2/3% of the outstanding shares entitled to vote thereon. Under the Siebel Certificate of Incorporation and Siebel Bylaws, the Siebel Board of Directors may amend the Siebel Bylaws or enact other bylaws by a majority vote.

          Under the Scopus Bylaws, the shareholders of Scopus may alter, amend or repeal the Scopus Bylaws by a majority vote of the outstanding shares entitled to vote. The Scopus Bylaws also authorize the Scopus Board of Directors to alter, amend or repeal the Scopus Bylaws. Under the CGCL, an amendment to the bylaws reducing the minimum number of directors below five cannot be adopted if the votes against the amendment exceed 16 2/3% of the outstanding shares entitled to vote thereon.

POWER TO CALL SPECIAL SHAREHOLDERS' MEETING; ACTION BY CONSENT

          Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Siebel Certificate of Incorporation and the Siebel Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Siebel Board of Directors, the Chief Executive Officer, or by a majority of the Siebel Board of Directors. The Siebel Certificate of Incorporation provides that any action taken by stockholders must be effected at an annual or special meeting and may not be effected by written consent without a meeting.

          Under the CGCL, a special meeting of shareholders may be called by the board of directors, the Chairman of the board of directors, the President, or by one or more shareholders holding ten percent or more of the votes entitled to vote thereon. In addition, the Scopus Bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of the requisite number of outstanding shares entitled to vote thereon. In the case of the election of Scopus directors (other than an election to fill a vacancy that has not been filled by the directors), however, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

INSPECTION OF SHAREHOLDERS' LIST

          Both the DGCL and the CGCL allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The CGCL provides, in addition, an absolute right to inspect and copy the corporation's shareholders' list by a person or persons holding 5% or more of a corporation's outstanding voting shares, or any shareholder or shareholders holding one percent 1% or more of such shares who has filed certain documents with the Commission relating to the election of directors. The DGCL does not provide for any such absolute right of inspection.

DIVIDENDS AND REPURCHASES OF SHARES

          The DGCL permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Siebel Certificate of Incorporation does not contain any such restrictions on Siebel's ability to declare and pay dividends. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

          Under the CGCL, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities or (1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under the CGCL, there are certain exceptions to the foregoing rules for repurchases of shares including in connection with certain rescission actions or pursuant to certain employee stock plans.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

          Under both the DGCL and the CGCL, with certain exceptions, any merger, consolidation or sale, lease or exchange of all or substantially all of the assets must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares entitled to vote. Under the CGCL, similar board and shareholder approval is also required in connection with certain additional acquisition transactions.

BUSINESS COMBINATION FOLLOWING A CHANGE OF CONTROL

          The DGCL prohibits certain business combinations between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested shareholder" for a period of three years following the time that such person became an "interested shareholder," without board approval, unless certain conditions are met and unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by such provisions. The Siebel Certificate of Incorporation does not contain such an election.

          The CGCL does not contain an analogous law. However, the CGCL does provide that (i) in connection with a sale of all or substantially all of the assets of a corporation where the buyer is in control of or under common control with the seller (control being ownership of shares possessing more than fifty percent of the voting power), the principal terms of the sale must be approved by at least 90% of the voting power unless the sale is in consideration of nonredeemable common shares of the purchasing corporation or its parent and (ii) in connection with a merger where one constituent corporation or its parent owns more than 50% of the voting power of another constituent corporation (but less than 90% of the voting power of each class) the common stock of a disappearing corporation may be converted only into nonredeemable common shares of the surviving corporation or parent unless all of the shareholders of the class consent or the transaction is determined to be fair by the California Commissioner of Corporations.

SHAREHOLDER DERIVATIVE SUITS

          Under the DCGL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPRAISAL RIGHTS

          Under the DGCL and the CGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder may otherwise receive in the transaction. The limitations on the availability of appraisal rights under the DGCL are different from those under the CGCL.

          Under the DGCL, appraisal rights are not available to: (i) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or
(ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

          Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right. See "Rights of Scopus Dissenting Shareholders." Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization shall own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent.

          The DGCL also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock: (i) in exchange for all or substantially all of the assets of the business to be acquired, (ii) in exchange for more than fifty percent of the outstanding shares of the corporation to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. The CGCL treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

          DISSENTERS' RIGHTS MAY BE AVAILABLE TO SHAREHOLDERS OF SCOPUS WITH RESPECT TO THE MERGER. SEE "RIGHTS OF DISSENTING SHARES OF SCOPUS."

DISSOLUTION

          Under the DGCL, unless approved by stockholders holding 100% of the total voting power of the corporation, a dissolution must be initiated by the Siebel Board of Directors and approved by the affirmative vote of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

          Under the CGCL, shareholders holding 50% or more of the voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the corporations' articles of incorporation.

                                    EXPERTS

          The consolidated financial statements and schedule of Siebel as of December 31, 1996 and 1997, and for each of the years in the three year period ended December 31, 1997, have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheets of Scopus as of March 31, 1996 and 1997, and the consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1997, incorporated by reference in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K, of Scopus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                               CERTAIN LITIGATION

          On March 2, 1998, a purported class action complaint was filed in the Superior Court of the State of California for the County of Alameda by a person claiming to be a Scopus stockholder. The complaint names both Scopus and Siebel as defendants, as well as the Scopus Board of Directors, and alleges that the Scopus Board of Directors breached its fiduciary duties in connection with its approval of the Merger. The complaint further alleges that Siebel aided and abetted the alleged breach of fiduciary duty. The complaint seeks monetary and other relief. Siebel and Scopus believe the lawsuit is without merit and intend to contest the matter vigorously.

                                 LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for Siebel by Cooley Godward LLP ("Cooley Godward"), Palo Alto, California. Cooley Godward and certain members and associates in such firm own an aggregate of approximately 111,249 shares of, and 94,000 options exercisable for shares of, Siebel Common Stock. James C. Gaither, a partner of Cooley Godward, is a director and the Secretary of Siebel.

          Certain legal matters in connection with the Merger will be passed upon for Scopus by Wilson Sonsini Goodrich & Rosati, Palo Alto, California. Certain attorneys is such firm own an aggregate of approximately 1,000 shares of Scopus Common Stock.

                                                                      APPENDIX A


                                                                  CONFORMED COPY
                                                                  --------------



--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER
                                      AND
                                 REORGANIZATION


                                     AMONG


                             SIEBEL SYSTEMS, INC.,
                            A DELAWARE CORPORATION;


                        SYRACUSE ACQUISITION SUB, INC.,
                           A CALIFORNIA CORPORATION;


                                      AND


                            SCOPUS TECHNOLOGY, INC.
                            A CALIFORNIA CORPORATION



                  ------------------------------------------

                           DATED AS OF MARCH 1, 1998

                  ------------------------------------------

--------------------------------------------------------------------------------

Section 1.  DESCRIPTION OF TRANSACTION................................................  2
       1.1  Merger of Merger Sub into the Company.....................................  2
       1.2  Effect of the Merger......................................................  2
       1.3  Closing; Effective Time...................................................  2
       1.4  Certificate of Incorporation and Bylaws; Directors and Officers...........  2
       1.5  Conversion of Shares......................................................  3
       1.6  Stock Options.............................................................  4
       1.7  Closing of the Company's Transfer Books...................................  4
       1.8  Exchange of Certificates..................................................  4
       1.9  Dissenting Shares.........................................................  5
      1.10  Tax Consequences..........................................................  6
      1.11  Accounting Consequences...................................................  6
      1.12  Further Action............................................................  6
Section 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................  6
       2.1  Due Organization; Subsidiaries; Etc.......................................  6
       2.2  Articles of Incorporation and Bylaws......................................  7
       2.3  Capitalization, Etc.......................................................  7
       2.4  SEC Filings; Financial Statements.........................................  8
       2.5  Absence of Changes Since the Date of the Company Balance Sheet............  9
       2.6  Absence of Changes Since the Date of the Unaudited Interim Balance Sheet..  9
       2.7  Leasehold; Equipment...................................................... 11
       2.8  Title to Assets........................................................... 11
       2.9  Receivables; Significant Customers........................................ 12
      2.10  Proprietary Assets........................................................ 12
      2.11  Contracts................................................................. 15
      2.12  Year 2000 Liabilities..................................................... 17
      2.13  Compliance with Legal Requirements........................................ 17
      2.14  Governmental Authorizations............................................... 18
      2.15  Tax Matters............................................................... 18

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
      2.16  Employee and Labor Matters; Benefit Plans..........................................  19
      2.17  Environmental Matters..............................................................  21
      2.18  Insurance..........................................................................  22
      2.19  Transactions with Affiliates.......................................................  22
      2.20  Legal Proceedings; Orders..........................................................  22
      2.21  Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement..  23
      2.22  No Existing Discussions............................................................  23
      2.23  Accounting Matters.................................................................  23
      2.24  Vote Required......................................................................  23
      2.25  Non-Contravention; Consents........................................................  23
      2.26  Fairness Opinion...................................................................  24
      2.27  Financial Advisor..................................................................  24
      2.28  Disclosure.........................................................................  25
      2.29  Customs............................................................................  25
Section 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................  25
       3.1  Organization, Standing and Power...................................................  26
       3.2  Certificate of Incorporation and Bylaws............................................  26
       3.3  Capitalization, Etc................................................................  26
       3.4  SEC Filings; Financial Statements..................................................  26
       3.5  Disclosure.........................................................................  27
       3.6  Absence of Certain Changes or Events...............................................  27
       3.7  Authority; Binding Nature of Agreement.............................................  28
       3.8  Non-Contravention; Consents........................................................  28
       3.9  Proprietary Assets.................................................................  28
      3.10  Contracts..........................................................................  29
      3.11  Compliance with Legal Requirements.................................................  29
      3.12  Tax Matters........................................................................  29
      3.13  Governmental Authorizations........................................................  30
      3.14  Legal Proceedings..................................................................  30

                                      ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                PAGE
      3.15  Vote Required.......................................  30
      3.16  Valid Issuance......................................  31
      3.17  Accounting Matters..................................  31
      3.18  Fairness Opinion....................................  31
Section 4.  CERTAIN COVENANTS OF THE COMPANY....................  31
       4.1  Access and Investigation............................  31
       4.2  Operation of the Company's Business.................  31
       4.3  Operation of the Parent's Business..................  34
       4.4  No Solicitation.....................................  34
       4.5  Financial Statements................................  35
Section 5.  ADDITIONAL COVENANTS OF THE PARTIES.................  35
       5.1  Registration Statement; Prospectus/Proxy Statement..  35
       5.2  Company Shareholders' Meeting.......................  36
       5.3  Parent Stockholders' Meeting........................  37
       5.4  Regulatory Approvals................................  38
       5.5  Stock Options.......................................  39
       5.6  Form S-8............................................  39
       5.7  Indemnification of Officers and Directors...........  40
       5.8  Pooling of Interests; Tax Free Reorganization.......  40
       5.9  Additional Agreements...............................  40
      5.10  Confidentiality.....................................  41
      5.11  Disclosure..........................................  41
      5.12  Affiliate Agreements................................  41
      5.13  Tax Matters.........................................  41
      5.14  Letter of the Company's Accountants.................  42
      5.15  Noncompetition Agreements...........................  42
      5.16  Nasdaq Listing......................................  42
      5.17  FIRPTA Matters......................................  42
Section 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND
            MERGER SUB..........................................  42

                                     iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE
       6.1  Accuracy of Representations...................................  42
       6.2  Performance of Covenants......................................  43
       6.3  Effectiveness of Registration Statement.......................  43
       6.4  Stockholder Approval..........................................  43
       6.5  Agreements and Documents......................................  43
       6.6  No Material Adverse Change....................................  44
       6.7  FIRPTA Compliance.............................................  44
       6.8  HSR Act.......................................................  44
       6.9  Listing.......................................................  44
      6.10  No Restraints.................................................  44
      6.11  No Governmental Litigation....................................  44
      6.12  1998 Audited Financial Statements.............................  44
Section 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.............  44
       7.1  Accuracy of Representations...................................  45
       7.2  Performance of Covenants......................................  45
       7.3  Effectiveness of Registration Statement.......................  45
       7.4  Stockholder Approval..........................................  45
       7.5  Agreements and Documents......................................  45
       7.6  No Material Adverse Change....................................  46
       7.7  HSR Act.......................................................  46
       7.8  Listing.......................................................  46
       7.9  No Restraints.................................................  46
Section 8.  TERMINATION...................................................  46
       8.1  Termination...................................................  46
       8.2  Notice of Termination; Effect of Termination..................  48
       8.3  Expenses; Termination Fees....................................  48
Section 9.  MISCELLANEOUS PROVISIONS......................................  49
       9.1  Amendment.....................................................  49
       9.2  Waiver........................................................  49
       9.3  No Survival of Representations and Warranties.................  49

                                      iv.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                          PAGE
      9.4  Entire Agreement; Counterparts.................  50
      9.5  Applicable Law; Jurisdiction...................  50
      9.6  Disclosure Schedules...........................  50
      9.7  Attorneys' Fees................................  50
      9.8  Assignability; Third Party Beneficiaries.......  50
      9.9  Notices........................................  50
     9.10  Cooperation....................................  51
     9.11  Liability......................................  51
     9.12  Construction...................................  51

                                      v.

                               AGREEMENT AND PLAN
                                       OF
                           MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of March 1, 1998, by and among: SIEBEL SYSTEMS, INC., a Delaware corporation ("PARENT"); SYRACUSE ACQUISITION SUB, INC., a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and SCOPUS TECHNOLOGY, INC., a California corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub with and into the Company in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Merger.

     D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the affiliate shareholders of the Company listed on Exhibit B-1 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-1; and as a condition and inducement to the Company's willingness to enter into this Agreement, the affiliate stockholder of Parent listed on Exhibit B-2 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-2.

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company is entering into an Option Agreement substantially in the form attached hereto as Exhibit D.

                                      1.

                                   AGREEMENT

          The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION.

       1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

       1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

       1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward llp, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of the CGCL (the "AGREEMENT OF MERGER") shall be filed with the Secretary of State of the State of California. The Merger shall take effect at (a) the time the Agreement of Merger is filed with the Secretary of State of the State of California or (b) at such later time as may be as agreed by the parties and as may be specified in the Agreement of Merger (the "EFFECTIVE TIME").

       1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

            (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Scopus Technology, Inc.;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be as mutually determined by Parent and Company prior to the Effective Time, and shall serve until their respective successors are elected and qualified or duly appointed, as the case may be.

                                      2.

     1.5  CONVERSION OF SHARES.

          (a) Subject to Section 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

              (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled;

              (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled;

              (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Section 1.5(b), each share of Company Common Stock then outstanding shall be converted into the right to receive 0.36405 of a share of Parent Common Stock; and

              (iv) each share of the common stock, no par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

          (b) The fraction of a share of Parent Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "EXCHANGE RATIO." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

          (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.7), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq on the Closing Date.

                                      3.

     1.6 STOCK OPTIONS. At the Effective Time, all Company Options (as defined in Section 2.3(b)) and rights to acquire shares of Company Common Stock under the Purchase Plan (as defined in Section 2.3(b)) shall be assumed by Parent in accordance with Section 5.5.

     1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.8) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  EXCHANGE OF CERTIFICATES.

          (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent
(i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

          (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing customary provisions (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(d), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) together with any cash in lieu of fractional share(s) pursuant to the provisions of Section 1.5(d), and
(B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the

                                      4.

issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section
1.8 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

            (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Parent (or its successor, if any) for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

       1.9 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that are or may become "dissenting shares" within the meaning of Section 1300(b) of the CGCL ("DISSENTING SHARES") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such

                                      5.

shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock in accordance with Section 1.5(a)(iii) (and cash in lieu of any fractional share in accordance with Section 1.5(d)) and any dividends or other distributions to which such holder is entitled in accordance with Section 1.8.

      1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.11 ACCOUNTING CONSEQUENCES. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

      1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed on behalf of the Company by the President of the Company (the "COMPANY DISCLOSURE SCHEDULE"):

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

          (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule, except for passive investments in equity interests of public companies as part of the cash management program of the Company. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "ACQUIRED CORPORATIONS".) None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

          (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is

                                      6.

currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on the Acquired Corporations.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. None of the Acquired Corporations is in violation of any of the provisions of its articles of incorporation or bylaws or equivalent governing instruments.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, $0.001 par value, of which, as of February 27, 1998, 20,601,838 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,500,000 shares of preferred stock, $0.01 par value per share, of which no shares are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held in treasury by the Company or by any of the other Acquired Corporations. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract to which the Company is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract. None of the Acquired Companies is under any obligation to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

          (b) As of February 27, 1998: (i) 3,283,613 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock; and (ii) 77,079 shares of Company Common Stock are reserved for future issuance under the Company's Employee Stock Purchase Plan (the "PURCHASE PLAN"). (Stock options granted by the Company pursuant to the Company's stock option plans are referred to in this Agreement as

                                      7.

"COMPANY OPTIONS.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted stock options that are currently outstanding and the form of all stock option agreements evidencing such options. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger.

          (c) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract or circumstance under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities other than shares of Company Common Stock which may be issued pursuant to Company Options outstanding under any Plan.

          (d) All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) All of the outstanding shares of capital stock of each of the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances other than as would not have a Material Adverse Effect on the Acquired Corporations.

     2.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 1997 and will make available to Parent accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Company SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the

                                      8.

date of such filing and any Company SEC Documents filed after the date hereof will so comply; and (ii) none of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents filed with the SEC (the "COMPANY FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which in the case of the Company's SEC Documents already filed as of the date hereof are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby. The audited consolidated balance sheet of the Company and its Subsidiaries included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997 is sometimes referred to herein as the "COMPANY BALANCE SHEET" and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 is sometimes referred to herein as the "UNAUDITED INTERIM BALANCE SHEET." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in (i), (ii) and (iii) of this Section 2.4(b).

          (c) The Company has recognized revenues in accordance with GAAP and Statement of Position 91-1 entitled "Software Revenue Recognition," dated December 12, 1991 ("91-1"), issued by the American Institute of Certified Public Accountants. The Company has recognized (i) initial license fee revenues only after delivery of software products and upon satisfaction of all significant post-delivery obligations; (ii) revenues associated with the grant of additional licenses to the Company's existing customers upon shipment and upon satisfaction of all significant post-delivery obligations; (iii) maintenance revenues ratably over the term of the maintenance period; and (iv) consulting and training revenues when the services were performed.

     2.5 ABSENCE OF CHANGES SINCE THE DATE OF THE COMPANY BALANCE SHEET. Since the date of the Company's Financial Statements and until the date of this Agreement, there has not been any Material Adverse Effect on the Acquired Corporations.

     2.6 ABSENCE OF CHANGES SINCE THE DATE OF THE UNAUDITED INTERIM BALANCE SHEET. Since the date of the Unaudited Interim Balance Sheet and until the date of this Agreement:

          (a) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

                                      9.

          (b) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) other than pursuant to existing Plans repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (c) none of the Acquired Corporations has sold, issued, granted or authorized the issuance or grant of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule and except for Company Options that have expired), or (iii) any instrument convertible into or exchangeable for any capital stock or other security of the Acquired Corporations;

          (d) the Company has not amended or waived any of its material rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (e) there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) none of the Acquired Corporations has made any capital expenditures which exceed $5,000,000 in the aggregate;

          (h) except in the ordinary course of business and consistent with past practices or as would not have a Material Adverse Effect on the Acquired Corporations, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Major Contract (as defined in Section 2.11), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Major Contract;

          (i) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $100,000 with respect to any single matter, or in excess of $500,000 in the aggregate;

          (j) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except as would not have a Material Adverse Effect on the Acquired Corporations;

          (k) other than routine travel or relocation advances made to employees in the ordinary course of business, none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                                      10.

          (l) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.16(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, either (A) its directors and executive officers in any material respect or (B), except in the ordinary course of business consistent with past practice, its employees (taken as a whole);

          (m) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect unless required by GAAP;

          (n) none of the Acquired Corporations has made any material election with respect to Taxes;

          (o) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

          (p) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

          (q) none of the Acquired Corporations has agreed or legally committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.7 LEASEHOLD; EQUIPMENT. None of the Acquired Corporations owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.7 of the Company Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on the Acquired Corporations. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.

     2.8 TITLE TO ASSETS. The Acquired Corporations own, and have good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, necessary to enable the Acquisition Corporations to conduct their business in the manner in which such business has been and is being conducted, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; and (ii) all other tangible assets reflected in the books and records of the Acquired Corporations as being owned or leased by the Acquired Corporations. All of said assets are owned or leased by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of

                                      11.

the Acquired Corporations. It is understood that no representation is being made in this Section 2.8 regarding Proprietary Assets or rights therein.

     2.9  RECEIVABLES; SIGNIFICANT CUSTOMERS.

          (a) Part 2.9(a) of the Company Disclosure Schedule provides a schedule and aging of all accounts receivable of the Acquired Corporations as of the date of the Unaudited Interim Balance Sheet. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions.

          (b) Part 2.9(b) of the Company Disclosure Schedule contains a list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor of such Acquired Corporation, other than routine travel or relocation advances made to employees in the ordinary course of business.

          (c) Part 2.9(c) of the Company Disclosure Schedule sets forth a list of all Significant Customers. For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the forty (40) largest customers of the Company that have effected the most purchases, as measured in terms of fees payable under Contracts to which an Acquired Corporation is a party as of the date hereof and pursuant to which an Acquired Corporation has licensed or transferred any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset to any Person during the period of the past seven (7) fiscal quarters None of the Company's Significant Customers has canceled, returned or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel, return or substantially reduce, any legally binding commitments (which commitments exist as of the date hereof) with respect to any material purchases from, orders to or services provided by the Company, which cancellation, return or substantial reduction or attempt or threat to cancel, return or substantially reduce would have a Material Adverse Effect on the Acquired Corporations. The Company has not experienced any pattern of material customer complaints concerning the Acquired Corporations' products and/or services, nor have any of the Acquired Corporations' products returned by a customer or is aware that any customer may return any products, except for returns for which adequate reserves have been made and which would not result in a reversal of any material revenue.

     2.10  PROPRIETARY ASSETS.

           (a) Part 2.10(a) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been registered or filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.10(a) of the Company Disclosure
Schedule identifies Contracts providing for any ongoing royalty or payment obligations payable by an Acquired Corporation in excess of $100,000 annually with respect to,

                                      12.

each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired Corporations. The Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets identified in Part 2.10(a) of the Company Disclosure Schedule, and all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations taken as a whole, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) any Encumbrances that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations and (iii) any Contract to which an Acquired Corporation is a party and pursuant to which an Acquired Corporation has licensed or transferred any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset to any Person. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.10(a) of the Company Disclosure Schedule to the extent necessary to the conduct of the business of the Acquired Corporations as currently conducted. Part 2.10(a) of the Company Disclosure Schedule sets forth a list of each Contract providing for the joint development of any Acquired Corporation Proprietary Asset.

          (b) Part 2.10(b)(i) of the Company Disclosure Schedule sets forth a complete copy of the Company's standard form of license agreement (the "COMPANY'S STANDARD LICENSE AGREEMENT"). Part 2.10(b)(ii) of the Company Disclosure Schedule identifies (i) each Contract to which an Acquired Corporation is a party as of the date hereof and pursuant to which an Acquired Corporation has licensed or transferred any material right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset to any Person (other than those Contracts entered into in the ordinary course of business on terms that do not deviate in any material respects from the Company's Standard License Agreement (except as provided in (ii) below)) and (ii) each Contract which deviates from the Company's Standard License Agreement with respect to (A) continuing obligations, including, without limitation, service or post-contract customer support transactions, (B) delivery of additional product (including, without limitation, additional versions, features, functions and language) and separate rights to upgrade and (C) amendments, arrangements, agreements or side deals not described in such Contract, in a manner which individually or in the aggregate is materially adverse to the business of the Acquired Corporations.

          (c) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired in any material respect by disclosure). Without limiting the generality of the foregoing, (i) all current employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that at the time of execution was in the form of the Company's then existing Confidential Information and Invention Assignment Agreement, and (ii) all current consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement that at the time of execution was in the form of the Company's then existing Consultant Confidential Information

                                      13.

and Invention Assignment Agreement. The Company has made available to Parent the current forms of the Company's Confidential Information and Inventions Agreements for employees and consultants. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest, including, without limitation, any moral rights, in or with respect to any Acquired Corporation Proprietary Asset.

          (d) Except as set forth in Part 2.10 (d) of the Company Disclosure Schedule, to the knowledge of the Company: (i) all patents, trademarks, tradenames, service marks, maskwork rights, copyrights and trade secrets held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations or any of their Representatives has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

          (e) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.10(e) of the company disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, (ii) entered into any covenant not to compete or (iii) entered into any Contract limiting its ability to transact business in any market or geographical area or with any Person.

          (f) Part 2.10(f)(i) of the Company Disclosure Schedule sets forth a complete copy of the Company's standard form of source code escrow agreement (the "COMPANY'S STANDARD SOURCE CODE ESCROW AGREEMENT"). Part 2.10(f)(ii) of the Company Disclosure Schedule identifies each Contract to which an Acquired Corporation is a party as of the date hereof and pursuant to which an Acquired Corporation has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion of the source code of any Acquired Corporation Proprietary Asset (other than those Contracts entered into in the ordinary course of business on terms that do not deviate in any material respect from the Company's Standard Source Code Escrow Agreement). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the required disclosure or delivery by the Acquired Corporations or any of their escrow agents to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Acquired Corporation Proprietary Asset. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby would

                                      14.

reasonably be expected to result in the required release or disclosure by the Acquired Corporations or any of their escrow agents of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Acquired Corporation Proprietary Asset.

          (g) All software (and related Acquired Corporation Proprietary Assets) that is sold, licensed or transferred by any Acquired Corporation to any Person ("PRODUCTS") are designed to be used prior to, during and after the year 2000 ("YEAR 2000"), and are Year 2000 Compliant (as defined below). To the knowledge of the Company, each of the Acquired Corporations has taken adequate steps to ensure that all software (and related Proprietary Assets) used in its operations are Year 2000 Compliant (as defined below). For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that the Products can, individually, and in combination and in conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to the Products, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

     2.11  CONTRACTS.

           (a) Part 2.11 of the Company Disclosure Schedule identifies each Acquired Corporation Contract as of the date of this Agreement that constitutes a "Major Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "MAJOR CONTRACT":

               (i) (A) any written Contract relating to the employment of, or the performance of services by, any employee other than at will employment or a Contract required solely on the basis of any Legal Requirement, (B) any Contract pursuant to which any of the Acquired Corporations is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary or bonus paid in the ordinary course consistent with past practices) to any current or former employee or director of any of the Acquired Corporations and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which would be accelerated as a result of the Merger;

               (ii) any material written Contract (A) providing for the acquisition, transfer, development, sharing, license (to or by any of the Acquired Corporations), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally

                                      15.

available to the public); or (B) with respect to the distribution or marketing of any products of the Acquired Corporations;

          (iii) any Contract which provides for indemnification of any officer, director, employee or agent of any of the Acquired Corporations;

          (iv) any Contract (not otherwise disclosed in Part 2.11 of the Company Disclosure Schedule) imposing any restriction on the right or ability of any Acquired Corporation (A) to license any of the Acquired Corporation Proprietary Assets to any Person, (B) to compete or (C) to transact business in any market or geographic area or with any Person;

          (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities (other than under any Plan);

          (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

          (vii) any Contract (not otherwise identified in Part 2.11 of the Company Disclosure Schedule) that contemplates or involves payment or delivery of cash or other consideration by or to the Company for goods or services in an aggregate amount in excess of $250,000 in any one year or $500,000 over the term of such Contract;

          (viii) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (ix) any joint marketing or development Contract currently in force under which an Acquired Corporation has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of thirty (30) days or less, or any Major Contract pursuant to which an Acquired Corporation has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by an Acquired Corporation and which may not be canceled without penalty upon notice of ninety (90) days or less; and

          (x) any Contract currently in force to disclose or deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion of the source code of any Acquired Corporation Proprietary that is material to the Acquired Corporations taken as a whole, except for any Contract that does not differ from the Company's Standard Source Code Escrow Agreement in any material respect.

                                      16.

          (b) Each Major Contract, to the knowledge of the Company, is valid and in full force and effect, and is enforceable by an Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Except as set forth in Part 2.11 of the Company Disclosure Schedule and except as would not individually or in the aggregate have a Material Adverse Effect on the Acquired Corporations: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach by the Acquired Corporations of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract; (iii) none of the Acquired Corporations or any of their Representatives has received any written notice regarding any actual or possible violation or breach by the Acquired Corporations of, or default under, any Acquired Corporation Contract; and (iv) each of the Acquired Corporations has obtained all necessary export licenses related to the export of its products.

          (d) There is no Acquired Corporation Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations.

     2.12 YEAR 2000 LIABILITIES. Except as would not have a Material Adverse Effect on the Acquired Corporations, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, relating to costs associated with insuring that the computer systems, or any software utilized by the Acquired Corporations or other components of the Acquired Corporations' information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

     2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since March 31, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Since March 31, 1995, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations.

                                      17.

     2.14 GOVERNMENTAL AUTHORIZATIONS. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect.

     2.15  TAX MATTERS.

           (a) All Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "ACQUIRED CORPORATION RETURNS") if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

           (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

           (c) Since March 31, 1995, no Acquired Corporation Return has been examined or audited by any Governmental Body. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

           (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                                      18.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

           (a) Part 2.16 of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations.

           (b) Except as set forth in Part 2.16of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of any of the Acquired Corporations (a "PENSION PLAN"). None of the Plans identified in Part 2.16 of the Company Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

           (c) Except as set forth in Part 2.16 of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of any employees or former employees of any of the Acquired Corporations (a "WELFARE PLAN"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Section 2.16 of the Company Disclosure Schedule is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

           (d) With respect to each Plan, the Company has made available to
Parent: (i) a copy of such Plan (including all amendments thereto); (ii) a copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) a copy of the most recent summary plan description, together with each Summary of Material Modifications thereto, if required under ERISA, with respect to such Plan; (iv) if such Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) copies of all material Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) a copy of the most recent determination letter received from the Internal

                                      19.

Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) None of the Acquired Corporations has any commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of any of the Acquired Corporations.

          (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of any of the Acquired Corporations after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Balance Sheet, (iii) benefits the full cost of which are borne by current or former employees of any of the Acquired Corporations (or the employees' beneficiaries), (iv) death or retirement benefits under any Pension Plan, (v) disability benefits under any Welfare Plan,
(vi) benefits arising in connection with a separation or severance program, plan or arrangement and (vii) life insurance benefits for employees who died while in service).

          (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) To the knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, advisory or notification letter from the Internal Revenue Service or has an application currently pending, and the Company is not aware of any material reason why any such letter should be revoked.

          (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any

                                      20.

acceleration of the time of payment or vesting of any such benefits (unless the Parent causes a partial or full termination to occur under a Pension Plan).

          (l) Part 2.16 of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

          (m) Each Plan complies in all material respects with all applicable Legal Requirements. Each of the Acquired Corporations is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (n) Each of the Plans in effect as of the Closing Date shall be maintained in effect with respect to current employees, consultants, directors, officers and other individuals who are covered by any such Plan immediately prior to the Closing Date (the "AFFILIATED EMPLOYEES") until Parent otherwise determines after the Closing Date; provided, however, that Parent or its Subsidiary shall provide benefits to the Affiliated Employees for a period of not less than one (1) year following the Closing Date which are no less favorable in the aggregate than those provided under the Company's Pension Plans and Welfare Plans. Without limitation of the foregoing, each employee of the Company or Merger Sub immediately prior to the Closing Date who is participating in any Plan shall receive credit for pre-Closing service with the Company and its Subsidiaries or predecessor entities for all purposes under the Company's Pension Plans and Welfare Plans or any successor plans to such plans offered by Parent or its Subsidiaries or affiliates including (without limitation) eligibility to participate, vesting and waiting periods under any benefit plan of Parent or any of its Subsidiaries or affiliates.

     2.17 ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect on the Acquired Corporations: each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; none of the Acquired Corporations has received any notice whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that will prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future; to the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any written notice whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law; to the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material illegal environmental contamination. (For purposes of this Section 2.17: (i) "ENVIRONMENTAL LAW" means any federal, state, local or

                                      21.

foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.18 INSURANCE. The Company has delivered to Parent a copy of each insurance policy and each self insurance program relating to the business, assets or operations of any of the Acquired Corporations. Each such insurance policy is in full force and effect as of the date of this Agreement. Since December 31, 1997, except as set forth in Part 2.18 of the Company Disclosure Schedule and except as would not have a Material Adverse Effect on the Acquired Corporations, none of the Acquired Corporations has received any written notice regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred as of the date of this Agreement that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

     2.20  LEGAL PROCEEDINGS; ORDERS.

           (a) As of the date hereof, except as set forth in Part 2.20 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and no Person has, to the knowledge of the Company, overtly threatened in writing to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, including, without limitation, any Acquired Company Proprietary Asset; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions
contemplated by this Agreement.   As of the date hereof, to the knowledge of the
Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of any of the Acquired Corporations to seek indemnification from any of the Acquired Corporations.

           (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets material to the business of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that

                                      22.

prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.21 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the corporate power and authority to enter into and, subject to obtaining shareholder approval, to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) (a) unanimously determined that the Merger is fair and in the best interests of the Company and its shareholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger and (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NO EXISTING DISCUSSIONS. As of the date of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal other than the Merger.

     2.23 ACCOUNTING MATTERS. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

     2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholder Meeting (the "REQUIRED COMPANY SHAREHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger.

     2.25 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.25 of the Company's Disclosure Schedule, neither (1) the Company's execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger will directly or indirectly (with or without notice or lapse of time):

           (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

           (b) contravene, conflict with or result in a violation of any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets material to the business the Acquired Corporations, is subject;

                                      23.

           (c) contravene, conflict with or result in a violation of any of the material terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by and is material to any of the Acquired Corporations or that otherwise relates to and is material to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

           (d) contravene, conflict with or result in a violation or breach of or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Major Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

           (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

           (f) result in the disclosure or delivery to any escrow holder or other Person (other than Parent or Merger Sub) of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any material Acquired Corporation Proprietary Asset, or the transfer of any material asset of any of the Acquired Corporations to any Person (other than Parent or Merger Sub).

Except as may be required by the Exchange Act, the CGCL, the HSR Act and the rules of the National Association of Securities Dealers, Inc. ("NASD") (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement, as defined in Section 2.28(b)), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body or any industry regulatory body in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.26 FAIRNESS OPINION. The Company's Board of Directors has received the opinion of Morgan Stanley & Co. Incorporated, financial advisor to the Company, dated at or about the date of this Agreement, to the effect that the Exchange Ratio is fair to the shareholders of the Company from a financial point of view. The Company will provide a copy of the written opinion to Parent upon its request.

     2.27 FINANCIAL ADVISOR. Except for Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Morgan

                                      24.

Stanley & Co. Incorporated and all fees, commissions and other amounts that may become payable to Morgan Stanley & Co. Incorporated by the Company if the Merger is consummated have been communicated to Parent and the amounts to be paid shall not exceed the amounts so communicated. Upon the request of Parent, the Company will deliver to Parent copies of all written agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of Morgan Stanley & Co. Incorporated.

     2.28 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the S-4 Registration Statement (the "PROSPECTUS/PROXY STATEMENT"), will, at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company or Parent, at the time of the Company Shareholders' Meeting or Parent Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     2.29  CUSTOMS.    The Acquired Corporations have acted with reasonable care
to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that the Acquired Corporations import into the United States or any other country (the "IMPORTED GOODS"). To the Company's knowledge, there are currently no claims for material amounts pending against any of the Acquired Corporations by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marking of the Imported Goods. To the Company's knowledge, since January 1, 1995 there have not been any material penalties assessed or claimed by the U.S. Customs Service or foreign customs authorities with respect to the Imported Goods. To the Company's knowledge, the Acquired Corporations have paid to the U.S. Customs Service and relevant foreign customs authorities, with such exceptions as are not material, all duties, tariffs and excise taxes assessed, due and payable with such exceptions as would not result, in any individual case or series of related cases in a Material Adverse Effect on the Acquired Corporations.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

          Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule that has been prepared by Parent in accordance with the requirements of

                                      25.

Section 9.6 and that has been delivered to the Company on the date of this Agreement and signed on behalf of Parent by the President of Parent (the "PARENT DISCLOSURE SCHEDULE"):

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

     3.2  CERTIFICATE OF INCORPORATION AND BYLAWS.    Parent has delivered to
the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent, including all amendments thereto. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. Parent has delivered to the Company accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of Merger Sub, including all amendments thereto. Merger Sub is not in violation of any of the provisions of its articles of incorporation or bylaws.

     3.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of Parent consists of: (i) 200,000,000 shares of Parent Common Stock, $0.001 par value, of which, as of February 4, 1998, 35,522,785 shares were issued and outstanding (which amount does not materially differ from the amount issued and outstanding as of the date hereof); and (ii) 2,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are outstanding as of the date of this Agreement. As of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights to acquire shares of Parent Common Stock other than pursuant to stock issuance or stock option plans or other arrangements disclosed in the Parent SEC Documents. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock ("Merger Sub Common Stock"), no par value, all of which have been issued and are outstanding as of the date of this Agreement and are held by Parent. As of the date of this Agreement, there are no shares of Parent Common Stock held in treasury by Parent. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right.

     3.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1997 and the date of this Agreement and will make available to the Company accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Date (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Parent SEC Documents filed with the SEC complied in all material respects with the applicable

                                      26.

requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any company SEC Documents filed after the date hereof and prior to the Effective Time will so comply; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which in the case of the Parent's SEC Documents already filed as of the date hereof are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. The audited consolidated balance sheet of Parent and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is sometimes referred to herein as the "PARENT BALANCE SHEET." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in
(i), (ii) and (iii) of this Section 3.4(b).

          (c) The Company has recognized revenues in accordance with 91-1.

     3.5 DISCLOSURE. None of the information to be supplied by or on behalf of Parent for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company or Parent, at the time of the Company Shareholders' Meeting or the Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

     3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Part 3.6 of the Parent Disclosure Schedule between the date of the Parent Balance Sheet and the date of this Agreement: (i) there has not been any event that has had or would reasonably be expected to

                                      27.

have a Material Adverse Effect on Parent; (ii) Parent has not declared, accrued, set aside or paid any dividend; and (iii) the Company has not incurred any liabilities other than in the ordinary course of business and consistent with past practices.

     3.7 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.8 NON-CONTRAVENTION; CONSENTS. Neither (i) Parent or Merger Sub's execution, delivery or performance of this Agreement or any of the other agreements contemplated by this Agreement nor (ii) the consummation of the Merger will directly or indirectly (with or without the lapse of time) (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, or (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CGCL, the HSR Act and the rules of the NASD (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger.

     3.9  PROPRIETARY ASSETS.

          (a) Parent has good, valid and marketable title to all Proprietary Assets owned by Parent that are material to the business of the Parent taken as a whole, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) any Encumbrances that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent and (iii) any Contract to which Parent is a party and pursuant to which Parent has licensed or transferred any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset to any Person. Parent has a valid right to use, license and otherwise exploit all Proprietary Assets of Parent to the extent necessary to the conduct of the business of Parent as currently conducted.

          (b) To the knowledge of Parent: (i) all patents, trademarks, tradenames, service marks, maskwork rights, copyrights and trade secrets held by any of Parent are valid, enforceable and subsisting; (ii) none of Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes,

                                      28.

misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and neither Parent nor any of its Representatives has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

     3.10  CONTRACTS.  Except as would not have a Material Adverse Effect on
Parent: (i) Parent has not violated or breached, or committed any default under, any Contract to which the Parent is a party and which is material to the conduct of the Parent's business as currently conducted, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any such Contract; (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach by Parent of any of the provisions of any such Contract, (B) give any Person the right to declare a default or exercise any remedy under any such Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (D) give any Person the right to accelerate the maturity or performance of any such Contract, or (E) give any Person the right to cancel, terminate or modify any such Contract;
(iii) neither Parent nor its Representatives has received any written notice or other communication regarding any actual or possible violation or breach by Parent of, or default under, any such Contract; and (iv) Parent has obtained all necessary export licenses related to the export of its products.

     3.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times since December 31, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Since December 31, 1996, Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, which failure to comply has had a Material Adverse Effect on Parent.

     3.12  TAX MATTERS.

           (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "PARENT RETURNS") if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                                      29.

          (b) Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

          (c) Since December 31, 1996, no Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any of Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

          (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Parent, has been threatened against or with respect to Parent in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Parent has not been, nor will it be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Parent is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     3.13 GOVERNMENTAL AUTHORIZATIONS. Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect.

     3.14 LEGAL PROCEEDINGS. As of the date of this Agreement, there is no pending Legal Proceeding, and no Person has, to the knowledge of Parent, overtly threatened in writing to commence any Legal Proceeding that would have a Material Adverse Effect on Parent.

     3.15 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote prescribed by rules of the NASD (the "REQUIRED PARENT STOCKHOLDER VOTE").

                                      30.

     3.16 VALID ISSUANCE. The Parent Common Stock to be issued by virtue of the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.17 ACCOUNTING MATTERS. To the best of the knowledge of Parent, Parent has not taken and has not agreed, and does not plan, to take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

     3.18  FAIRNESS OPINION.    Parent's Board of Directors has received the
opinion of NationsBanc Montgomery Securities LLC, financial advisor to Parent, dated at or about the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view. Upon request of the Company, Parent will deliver a copy of the written opinion to the Company.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY.

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the earlier of the Effective Time and the termination of this Agreement (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

     4.2  OPERATION OF THE COMPANY'S BUSINESS.

          (a) During the Pre-Closing Period: (i) the Company shall use commercially reasonable efforts to conduct its business and operations (A) in the ordinary course, (B) in a commercially reasonable manner and (C) in compliance with all applicable Legal Requirements, except to the extent that any failure to comply with any applicable Legal Requirements would not have a Material Adverse Effect on the Acquired Corporations; and (ii) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

              (i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than the repurchase of unvested shares at cost and below the then fair market value of the Company Common Stock in connection with the termination of an employee of an Acquired Corporation pursuant to any Plan and consistent with past practices;

                                      31.

              (ii)   sell, issue, grant or authorize the issuance or grant of
(i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (A) issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement, (B) grant Company Options to employees hired after the date of this Agreement consistent with past practices and subject to Parent's consent not to be unreasonably withheld and
(C) grant Company Options exercisable for an aggregate number of shares of Company Common Stock not in excess of 200,000 shares, provided that such Company Options are granted on an annual basis, at exercise prices not less than the fair market value of the Company Common Stock on the date of grant and in accordance with past practices to employees who are employees of the Acquired Corporation as of the date of this Agreement;

              (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

              (iv) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or, subject to the other terms of this Agreement, effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (v) form any subsidiary or acquire any equity interest or other interest in any other Entity (other than passive investments in equity interests of publicly traded securities as part of the Company's cash management program);

              (vi) make any capital expenditures in excess of $1,500,000 in the aggregate;

              (vii)  acquire the business of any Entity;

              (viii) incur any indebtedness for borrowed money (other than: (i) in connection with the financing of ordinary trade payables; (ii) pursuant to existing credit facilities; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of any of the Acquired Corporations or guarantee any debt securities of others.

              (ix) establish, adopt or amend in any material respect any Plan, pay any bonus except in accordance with the terms of existing Plans or pursuant to commitments made prior to the date of this Agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to,
(A) any of its directors or executive officers, or (B) with respect to non-executive officers and employees, other than normal periodic increases consistent with past

                                      32.

practices (it being understood that Company Options shall not be included in compensation for purposes of this Section 4.2(b)(ix));

          (x) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

          (xi) hire any new employee having an annual base salary in excess of $100,000, or engage any consultant or independent contractor for the payment of compensation in excess of $100,000 over the term of such engagement, provided such term is at least for a period of one year;

          (xii) transfer or license to any Person or amend or modify in any material adverse respect any rights (including without limitation distribution rights) to the Proprietary Assets of the Acquired Corporations, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

          (xiii) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

          (xiv) change any of its methods of accounting or accounting practices in any respect other than as may be required under GAAP;

          (xv) make any material election with respect to Taxes adverse to the Acquired Corporations;

          (xvi) except in connection with this Agreement or the transactions contemplated hereby, file or settle any Legal Proceeding;

          (xvii) enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

          (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

      (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any representations, warranties, covenants or obligations of the Company contained in this Agreement.

                                      33.

     4.3 OPERATION OF THE PARENT'S BUSINESS. During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company) (i) declare, accrue, set aside or pay any extraordinary dividend or any other extraordinary distribution in respect of any shares of its capital stock, (ii) repurchase, redeem or otherwise reacquire any shares of as capital stock or other securities in an extraordinary manner, (iii) amend or permit the adoption of any amendments to its certificate of incorporation, (iv) become a party to any recapitalization or (v) take any other action, if in such case the action would be materially adverse to the shareholders of the Company compared to the stockholders of the Parent.

     4.4  NO SOLICITATION.

          (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8, the Company shall not, and shall not authorize or permit any Subsidiary of the Company or any Representative of any of the Acquired Corporations (including for purposes of this Section 4.4(a) each of the affiliate shareholders of the Company listed on Exhibit B-1) to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, entering into a confidentiality agreement with or entering into discussions with, any Person in response to a Superior Offer submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.4 with respect to such Superior Offer, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) contemporaneously with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.4 by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least 24 hours prior notice (or such lesser prior notice as provided to the members of the

                                      34.

Company's Board of Directors but in no event less than eight hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least two (2) business days or forty-eight (48) hours prior written notice of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Superior Offer to its shareholders and together with such notice a copy of such Superior Offer (pursuant to Section 4.4(b) below).

          (b) The Company shall promptly notify Parent of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to the status of any such Acquisition Proposal and any material modification thereto.

          (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

          (d) Nothing contained in this Section 4.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable laws.

       4.5 FINANCIAL STATEMENTS. The Company shall use commercially reasonable efforts to cause its independent auditors to deliver to Parent on or prior to April 30, 1998 the audited consolidated balance sheet of the Company and its subsidiaries at March 31, 1998 and its audited consolidated statement of results of operations for the fiscal year ended March 31, 1998, except that such balance sheet and statement of operations need not contain footnotes (collectively, the "1998 AUDITED FINANCIAL STATEMENTS"). The Company shall use commercially reasonable efforts to cause its independent auditors to deliver to Parent on or prior to May 31, 1998 the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES.

       5.1  REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

            (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the S-4 Registration Statement, together with the Prospectus/Proxy Statement and any other documents required by the Securities Act, the Exchange Act or any other Federal, foreign or Blue Sky or related laws in connection with the Merger and the transactions contemplated by this Agreement ("OTHER FILINGS"). Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement, the Prospectus/Proxy Statement or any Other Filings or for additional information and will supply the other with copies of all correspondence between such party or

                                      35.

any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4 Registration Statement, the Prospectus/Proxy Statement, any Other Filings or the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Prospectus/Proxy Statement) and any Other Filings to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to Parent's stockholders and the Company will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company and the stockholders of Parent.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) file a general consent to service of process in any jurisdiction.

     5.2  COMPANY SHAREHOLDERS' MEETING.

          (a) The Company shall take all action necessary and permitted under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "COMPANY SHAREHOLDERS' MEETING") to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and in any event, if permitted under applicable law, within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding the anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Shareholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed,

                                      36.

convened, held and conducted, and subject to Section 5.2(c) that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

          (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

          (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.4, and (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law (and, in any such case, to the extent it does so, the Company may refrain from soliciting proxies to secure the vote of its shareholders as may otherwise be required hereby). Subject to applicable laws, nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

     5.3  PARENT STOCKHOLDERS' MEETING.

          (a) Parent shall take all action necessary and permitted under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "PARENT STOCKHOLDERS' MEETING"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event, if permitted under applicable law, within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding the anything to the contrary contained in this

                                      37.

Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Parent's stockholders in advance of a vote on the issuance of Parent Common Stock in the Merger or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting.

          (b) (i) The board of directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of Parent has unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's board of directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     5.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document,

                                      38.

opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.5  STOCK OPTIONS.

          (a) At the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time,
(i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this
Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. It is the intention of the parties that Company Options assumed by Purchaser qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options immediately prior to the Effective Date.

          (b) The Company shall take all action that, subject to pooling restrictions, may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this
Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

          (c) Promptly following the Effective Date, Parent will issue to each holder of an assumed or replaced Company Option a document evidencing the foregoing assumption or replacement of such Company Option by Parent.

          (d) The Parent and the Company shall mutually agree as to the treatment of the Purchase Plan.

     5.6  FORM S-8.    Parent agrees to file a registration statement on Form S-
8 for the shares of Parent Common Stock issuable with respect to assumed Company Options, as soon as reasonably practical after the Effective Time.

                                      39.

     5.7  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) All rights to indemnification existing in favor of the directors and officers of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's Articles of Incorporation or Bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said officers and directors (as in effect at the Effective Time), shall survive the Merger and shall be the obligation of and observed by Parent and the Surviving Corporation for a period of not less than eight (8) years from and after the Effective Time.

          (b) From the Effective Time until the third anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 150% of the amount of the last annual premium paid by the Company prior to the date of this Agreement for the Existing Policy (the "PAST PREMIUM AMOUNT"). In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds 150% of the Past Premium Amount, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the Past Premium Amount.

          (c) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, each person entitled to indemnification pursuant hereto and each such person's or entity's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     5.8 POOLING OF INTERESTS; TAX FREE REORGANIZATION. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests" and (c) not to take any action either prior to or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. The Company and Parent each agrees to provide Coopers & Lybrand L.L.P. and KPMG Peat Marwick L.L.P. such letters as may be reasonably requested by either of them with respect to the letters referred to in Sections 6.5(e) and 6.5(f) or any other letters relating to such matters and delivered to the Company and Parent prior to the letters referred to in Sections 6.5(e) and 6.5(e).

     5.9  ADDITIONAL AGREEMENTS.

          (a) Subject to the terms hereof, Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger

                                      40.

and make effective the other transactions contemplated by this Agreement as expeditiously as reasonably practicable. Without limiting the generality of the foregoing, but subject to the terms hereof, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

          (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement (i) to dispose or cause any of its Subsidiaries to dispose of any material assets, or to commit to cause any of the Acquired Corporations to dispose of any material assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any material product, or to commit to cause any of the Acquired Corporations to discontinue offering any material product;
(iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any material technology or software or other material Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any material technology or software or other material Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any material assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any material assets or operations; or (v) to make or cause any of its Subsidiaries make any material commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

     5.10  CONFIDENTIALITY.    The parties acknowledge that the Company and
Parent have previously executed a Mutual Non-Disclosure Agreement, dated as of February 25, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     5.11  DISCLOSURE.   The parties have agreed to the text of a joint press
release announcing the signing of this Agreement. To the extent reasonably practicable, Parent and the Company shall consult with each other before issuing any further press release and shall confer with each other promptly after the date hereof regarding a plan with respect to public statements made with respect to the Merger.

     5.12 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified in Exhibit F-1 to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's shareholders and Parent's Stockholders, Affiliate Agreements in the form of Exhibit E-1. Parent shall use all reasonable efforts to cause each Person identified on Exhibit F-2 to execute and deliver to Parent and the Company, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's shareholders and Parent's stockholders, Affiliate Agreements in the form of Exhibit E-2.

     5.13 TAX MATTERS. At or prior to the Closing, the Company, Parent and Merger Sub shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati tax

                                      41.

representation letters in substantially the forms attached as Exhibit G-1 or G-2, as applicable, or any other letter reasonably requested by such law firms. Parent, Merger Sub and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code.

     5.14 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Coopers & Lybrand L.L.P., dated no more than two (2) business days before the date on which the S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     5.15 NONCOMPETITION AGREEMENTS. The Company shall use all reasonable efforts to obtain and deliver to Parent at the Closing the Noncompetition Agreements in the form of Exhibit H, executed by the individuals identified on
Exhibit I.

     5.16  NASDAQ LISTING.    Parent shall use all reasonable efforts to have
the shares of Parent Common Stock issuable to the shareholders of the Company pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger authorized for listing on Nasdaq upon official notice of issuance.

     5.17 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

     6.1 ACCURACY OF REPRESENTATIONS. Each representation and warranty of the Company contained in Section 2 of this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Acquired Corporations, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on the Company as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be

                                      42.

disregarded except with respect to Section 2.4(a) and 2.4(b), the second sentence of Section 2.9(c), Section 2.10(a) and 2.10(b) and Section 2.12, and
(ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     6.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote. Fewer than 10% of the outstanding shares of Company Common Stock shall be Dissenting Shares.

     6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit E-1, executed by each individual identified on Exhibit F-1, except to the extent that any such individual has died or has become incapacitated;

          (b) Noncompetition Agreements in the form of Exhibit J, executed by the individuals listed in Exhibit K, except to the extent that any such individual has died or has become incapacitated;

          (c) a letter from Coopers & Lybrand L.L.P., dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.14;

          (d) the statement referred to in Section 5.17(a), executed by the Company; and

          (e) a letter from Coopers & Lybrand L.L.P., dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent, the Company and KPMG Peat Marwick L.L.P., reasonably satisfactory in form and substance to Parent and KPMG Peat Marwick L.L.P., to the effect that, after reasonable investigation, Coopers & Lybrand L.L.P. is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (f) a letter from KPMG Peat Marwick L.L.P., dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent and the Company,

                                      43.

reasonably satisfactory in form and substance to Parent, to the effect such firm concurs with the conclusion of Parent's management that Parent may account for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

          (g) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2,
6.4 (with respect to the Required Company Shareholder Vote) and 6.6 have been duly satisfied.

      6.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition, operations or financial performance of the Acquired Corporations since the date of this Agreement other than any change in the generation of revenue (and any corresponding change in the margins, profitability or financial condition of the Acquired Corporations) resulting from the public announcement or pendency of the Merger.

      6.7 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.17.

      6.8 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      6.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

     6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any action, suit or litigation brought by the United States government or the European Community, or any agency, commission, instrumentality, unit or body of the United States Government or the European Community: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     6.12 1998 AUDITED FINANCIAL STATEMENTS. Parent shall have received the 1998 Audited Financial Statements.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the

                                      44.

Closing, of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

     7.1 ACCURACY OF REPRESENTATIONS. Each representation and warranty of Parent and Merger Sub contained in Section 3 of this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Parent and Merger Sub as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded except with respect to Sections 3.4(a) and (b) and 3.9(a) and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

     7.5 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents:

          (a) Affiliate Agreements in the form of Exhibit E-2, executed by each individual identified on Exhibit F-2, except to the extent that any such individual has died or has become incapacitated;

          (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.13);

          (c) a legal opinion of Wilson Sonsini Goodrich & Rosati, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Wilson Sonsini

                                      45.

Goodrich & Rosati may rely upon tax representation letters including those referred to in Section 5.13);

          (d) a letter from Coopers & Lybrand L.L.P., dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent, the Company and KPMG Peat Marwick L.L.P., reasonably satisfactory in form and substance to the Company, to the effect that, after reasonable investigation, Coopers & Lybrand L.L.P. is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (e) a letter from KPMG Peat Marwick L.L.P., dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to the Company, to the effect that such firm concurs with Parent's management's conclusion that Parent may account for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

          (f) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.3 and
7.6 have been duly satisfied.

       7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition, operations or financial performance of Parent since the date of this Agreement other than any change in the generation of revenue (and any corresponding change in the margins, profitability or financial condition of Parent) resulting from the public announcement or pendency of the Merger.

       7.7 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

       7.8 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

       7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8.  TERMINATION.

     8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the
Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Parent and the Company;

                                      46.

          (b) by either Parent or the Company if the Merger shall not have been consummated by September 1, 1998 (unless the failure to consummate the Merger is substantially attributable to an action or failure to act on the part of the party seeking to terminate this Agreement and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Company Shareholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Company Shareholder Vote (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain Company shareholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

          (e) by Parent or the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the Company Required Shareholder
Vote) if a Triggering Event shall have occurred, provided that the right of the Company under this Section 8.1(e) shall not be exercisable until May 30, 1998;

          (f) by Parent or the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the Company Required Shareholder
Vote) if a Termination Event shall have occurred, provided that the right of the Company under this Section 8.1(f) shall not be exercisable until May 30, 1998;

          (g) by either Parent or the Company if (i) the Parent Stockholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) issuance of the Parent Common Stock in the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote (provided that the right to terminate this Agreement under this Section 8.1(g) shall not be available to the Parent where the failure to obtain Parent shareholder approval shall have been caused by the action or failure to act of the Parent and such action or failure to act constitutes a material breach by the Parent of this Agreement);

          (h) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached, in either case such that the conditions set forth in Section 6.1 or
6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company prior to September 1, 1998 and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then

                                      47.

Parent may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach; or

          (i) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached, in either case such that the conditions set forth in Section 7.1 or
7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent prior to September 1, 1998 and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach.

     8.2  NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination under
Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2,
Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of this Agreement and (iii) no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3  EXPENSES; TERMINATION FEES.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees, incurred in connection with (i) the printing and filing of the S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

          (b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash, a nonrefundable fee equal to the product of (i) the "TERMINATION FEE PER SHARE" (as defined below) and (ii) the "FULLY DILUTED COMPANY SHARE AMOUNT" (the "TERMINATION FEE"), within three (3) days of such termination. The "TERMINATION FEE PER SHARE" shall be equal to the product of (A) 0.025 multiplied by the Exchange Ratio and (B) the average of the closing sales prices of a share of Parent Common Stock as reported on Nasdaq for the ten (10) trading days ending on and including the second trading day prior to the date of termination specified in the termination notice provided for in Section 8.1(e) (or, for purposes of using this definition in calculating the Termination Fee due under
Section 8.3(c) below, as provided for in Section 8.1(d)). The "FULLY DILUTED COMPANY SHARE AMOUNT" shall be equal to the sum of (x) the aggregate number of shares of Company Common Stock outstanding as of February 27, 1998 and (y) the aggregate number of shares of

                                      48.

Company Common Stock issuable upon exercise of all outstanding Company Options (based on the treasury method) as of February 27, 1998.

          (c) If this Agreement is terminated by Company or Parent pursuant to
Section 8.1(d) and (i) a Company Acquisition is consummated or (ii) the Company shall enter into a definitive agreement providing for a Company Acquisition, in either case at any time prior to the first anniversary of the date of this Agreement, Company shall pay to Parent the Termination Fee contemporaneously with the earlier of (i) the consummation of such Company Acquisition and (ii) the public announcement by the Company of its entry into a definitive agreement providing for a Company Acquisition.

          (d) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(g), then Parent shall pay to the Company $12,600,000 in cash within three (3) days of such termination.

SECTION 9. MISCELLANEOUS PROVISIONS.

       9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the shareholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that
(i) after any such approval of this Agreement and the Merger by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of the issuance of Parent Company Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

                                      49.

     9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     9.5 APPLICABLE LAW; JURISDICTION. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
(a) each of the parties irrevocably and unconditionally consent in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the law, no party shall object to the removal of such action to any federal court located in the State of California; (c) each of the parties irrevocably waivers the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

     9.6 DISCLOSURE SCHEDULES. The Company Disclosure Schedule and Parent's Disclosure Schedule shall each be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 or 3 as the case may be, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or 3 as the case may be, as well as other sections of this Agreement to which any such disclosures are clearly appropriate.

     9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 ASSIGNABILITY; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as set forth in Sections 5.5 and 5.7 with respect to the directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express

                                      50.

delivery service or by facsimile (confirmation obtained)) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:         Siebel Systems, Inc.
                                1855 South Grant Street
                                San Mateo, CA  94402
                                Fax: (650) 295-5117

          if to Merger Sub:     Syracuse Acquisition Sub, Inc.
                                1855 South Grant Street
                                San Mateo, CA  94402
                                Fax: (650) 295-5117

          if to the Company:    Scopus Technology, Inc.
                                1900 Powell Street
                                Emeryville, CA  94608
                                Fax: (510) 397-5964

     9.10  COOPERATION.   Subject to the terms of this Agreement, the Company
agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11 LIABILITY. Notwithstanding anything to the contrary in this Agreement or any of the agreements attached hereto as exhibits (collectively, the "MERGER AGREEMENTS"), the parties hereto agree that no officer, director or shareholder of any of the parties hereto shall be personally liable with respect to any of the Merger Agreements or any of the transactions contemplated thereby, other than with respect to their personal obligations under the Merger Agreements.

     9.12  CONSTRUCTION.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                                      51.

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                      52.

          IN WITNESS WHEREOF, the parties have caused this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION to be executed as of the date first above written.

                                    SIEBEL SYSTEMS, INC.


                                    By:  /s/ Howard H. Graham
                                        ________________________________________

                                    Title: Senior Vice President, Finance and
                                           Administration and Chief Financial
                                           Officer
                                           _____________________________________



                                    SYRACUSE ACQUISITION SUB, INC.


                                    By:  /s/ Howard H. Graham
                                        ________________________________________

                                    Title: President and Chief Financial Officer
                                           _____________________________________



                                    SCOPUS TECHNOLOGY, INC.


                                    By:  /s/ Michelle Axelson
                                        ________________________________________

                                    Title: Senior Vice President and Chief
                                           Financial Officer
                                           _____________________________________

                                 EXHIBITS INDEX


Exhibit A...... Certain Definitions

Exhibit B-1.... Company Shareholders who have executed Voting Agreements

Exhibit B-2.... Parent Stockholder who has executed Voting Agreement

Exhibit C-1.... Form of Voting Agreement for Company Shareholders

Exhibit C-2.... Form of Voting Agreement for Parent Stockholder

Exhibit D...... Form of Option Agreement

Exhibit E-1.... Form of Affiliate Agreement for Company Affiliates

Exhibit E-2.... Form of Affiliate Agreement for Parent Affiliates

Exhibit F-1.... Individuals executing Affiliate Agreement in Form of Exhibit E-1

Exhibit F-2.... Individuals executing Affiliate Agreement in Form of Exhibit E-2

Exhibit G-1.... Form of Tax Representation Letter to be delivered by Parent and
                Merger Sub

Exhibit G-2.... Form of Tax Representation Letter to be delivered by Company

Exhibit H...... Form of Noncompetition Agreement

Exhibit I...... Individuals to execute Noncompetition Agreement in Form of
                Exhibit H

Exhibit J...... Form of Noncompetition Agreement

Exhibit K...... Individuals to execute Noncompetition Agreement in Form of
                Exhibit J

                                      i.

                                   EXHIBIT A


                              CERTAIN DEFINITIONS

          For purposes of the Agreement (including this Exhibit A):

          ACQUIRED CORPORATION CONTRACT. "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party;
(b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

          ACQUIRED CORPORATION PROPRIETARY ASSET. "ACQUIRED CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

          ACQUISITION PROPOSAL. "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction.

          ACQUISITION TRANSACTION. "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

          (a) any acquisition or purchase from the Company by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any of its material Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of the Company or any of its material Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction;

          (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of the Company; or

          (c) Any liquidation or dissolution of the Company.

     AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     COMPANY ACQUISITION. "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger,

                                     A1-1
consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale.

          COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall mean the Common Stock, $0.001 par value per share, of the Company.

          CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

          CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

          ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

          ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

          GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit or body and any court or other

                                     A2-1
tribunal), in each case with jurisdiction over Parent, the Acquired Corporations or the material assets of the Acquired Corporations.

          HSR ACT. "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

          LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

          MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, operations or financial performance of the Acquired Corporations taken as a whole or (ii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, financial condition, operations or financial performance of Parent and its Subsidiaries taken as a whole.

          NASDAQ.  "NASDAQ" shall mean the Nasdaq National Market.

          PARENT COMMON STOCK. "PARENT COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of Parent.

          PERSON. "PERSON" shall mean any individual, Entity or Governmental
Body.

          PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

                                     A3-1

          REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

          SEC. "SEC" shall mean the United States Securities and Exchange Commission.

          SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body.

          SUPERIOR OFFER. "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company, on terms that the board of directors of the Company determines, in its reasonable judgment, after consultation with its financial advisor, to be, if such officer is consummated, more favorable to the Company's shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Company's board of directors to be obtained by such third party on a timely basis.

          TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

          TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                     A4-1

          TERMINATION EVENT. A "TERMINATION EVENT" shall be deemed to occur if the Company shall not have used reasonable efforts to hold the Company Shareholders' Meeting as promptly as practicable and in any event within the later of (A) forty-five (45) days after the Form S-4 Registration Statement is declared effective under the Securities Act or (B) ten (10) days after any amendments or supplement to the Prospectus/Proxy Statement are mailed to shareholders of the Company.

          TRIGGERING EVENT. A "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the board of directors of the Company shall have approved or publicly recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent of similar document or any Contract accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

                                 A5-1

                                                                   APPENDIX B-1

March 1, 1998

Board of Directors
Scopus Technology, Inc.
1900 Powell St., 7th Floor
Emeryville, California 94608

Members of the Board:

  We understand that Siebel Systems, Inc. ("Siebel"), Scopus Technology, Inc. ("Scopus") and Syracuse Acquisition Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of Siebel, have entered into an Agreement and Plan of Merger and Reorganization, dated as of March 1, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Scopus. Pursuant to the Merger, Scopus will become a wholly-owned subsidiary of Siebel and each issued and outstanding share of common stock, par value $0.001 per share (the "Scopus Common Stock"), of Scopus, other than shares held in treasury or held by Siebel or any subsidiary of Siebel or Scopus, shall be converted into the right to receive 0.36405 shares (the "Exchange Ratio") of common stock, par value $0.001 per share (the "Siebel Common Stock"), of Siebel. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Scopus Common Stock.

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of Siebel and Scopus, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning Scopus prepared by the management of Scopus;

    (iii) discussed the past and current operations and financial condition and the prospects of Siebel, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Siebel;

    (iv) discussed the past and current operations and financial condition and the prospects of Scopus, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Scopus;

    (v) reviewed the pro forma impact of the Merger on the earnings per share of Siebel;

    (vi) reviewed the reported prices and trading activity for the Siebel Common Stock and the Scopus Common Stock;

    (vii) compared the financial performance of Siebel and Scopus and the prices and trading activity of the Siebel Common Stock and the Scopus Common Stock with that of certain other publicly-traded companies and their securities;

    (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (ix) reviewed and discussed with the senior managements of Siebel and Scopus the strategic rationale for the Merger and certain alternatives to the Merger;

    (x) participated in discussions and negotiations among representatives of Siebel and Scopus and their financial and legal advisors;

    (xi) reviewed the Merger Agreement and certain related agreements; and

    (xii) considered such other factors as we have deemed appropriate.

                                     B1-1

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and/or other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Scopus and Siebel, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Siebel and Scopus, respectively. We have relied upon the assessment by the managements of Siebel and Scopus of their ability to retain key employees of both Siebel and Scopus. We have also relied upon, without independent verification, the assessment by the managements of Siebel and Scopus of the strategic and other benefits expected to result from the Merger. We have also relied upon, without independent verification, the assessment by the managements of Siebel and Scopus of Siebel's and Scopus' technologies and products, the timing and risks associated with the integration of Scopus with Siebel, and the validity of, and risks associated with, Siebel's and Scopus' existing and future products and technologies. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Siebel or Scopus, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles, will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Scopus in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Scopus and have received fees for the rendering of these services.

  In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Scopus.

  It is understood that this letter is for the information of the Board of Directors of Scopus and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Scopus with respect to the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Siebel Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of Scopus Common Stock should vote at the shareholders' meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Scopus Common Stock.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                    /s/ Charles R. Cory
                                          By:__________________________________
                                                      Charles R. Cory
                                                     Managing Director

                                     B1-2

                                                                   APPENDIX B-2

February 28, 1998

Board of Directors
Siebel Systems, Inc.
1855 South Grant Street
San Mateo, CA 94402

Gentlemen:

  We understand that Scopus Technology, a California corporation ("Seller"), Siebel Systems, Inc., a Delaware corporation ("Parent") and Syracuse Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization, a draft of which has been provided to us by management of Parent dated February 26, 1998 (the "Merger Agreement") pursuant to which Acquisition Sub will be merged with and into Seller, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Parent, we understand that each outstanding share of the common stock, $0.001 par value per share ("Seller Common Stock"), of Seller other than shares held in Treasury or held by Parent, Syracuse Acquisition Sub or any other subsidiary of Parent or as to which dissenters' rights have been perfected will be converted into and exchangeable for 0.36405 shares of the common stock $0.001 par value per share ("Parent Common Stock"), of Parent, subject to certain adjustments (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Parent pursuant to the Merger is fair to Parent from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to Seller and Parent, including the consolidated financial statements for recent years and interim periods to December 31, 1997 in the case of Seller and September 30, 1997 in the case of Parent and certain other relevant financial and operating data relating to Seller and Parent made available to us from published sources and from the internal records of Seller and Parent; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Parent Common Stock, (iv) compared Seller and Parent from a financial point of view with certain other companies in the enterprise resource planning and customer relationship management software industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the customer relationship management and enterprise resource planning software industries which we deemed to be comparable, in whole or in part, to the Merger; (vi) analyzed the effects of the Merger on the Parent's pro forma earnings per share; (vii) reviewed and discussed with representatives of the management of Seller and Parent certain information of a business and financial nature regarding Seller and Parent, including financial forecasts for Parent and Seller obtained by us from NationsBanc Montgomery Securities LLC and third party research reports; (viii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Parent's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Parent and Seller obtained by us from NationsBanc Montgomery Securities LLC and third party research reports, we have prepared projections based on such financial forecasts, provided them to you and with your consent we have relied solely upon such projections for our analysis. We have also assumed that there have been no material changes in Seller's or Parent's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on

                                     B2-1
advice of counsel and independent accountants to Parent as to all legal and financial reporting matters with respect to Parent and Acquisition Sub, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Parent, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles and will be treated as a tax free reorganization pursuant to the Internal Revenue Code of 1986, as amended. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Parent of any of the conditions to its obligations thereunder.

  We have acted as financial advisor to Parent in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Seller and Parent and performed various investment banking services for Parent.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Parent pursuant to the Merger is fair to Parent from a financial point of view, as of the date hereof.

  This opinion is directed to the board of directors of Parent in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to Parent and does not address the relative merits of the Merger and any alternatives to the Merger, Parent's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. This opinion may not be used or referred to by Parent, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                      Very truly yours,

                                      /s/ NationsBanc Montgomery Securities LLC


                                      NATIONSBANC MONTGOMERY SECURITIES LLC

                                     B2-2

                                                                    APPENDIX C-1


                               VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of March _, 1998, by and between SIEBEL SYSTEMS, INC., a Delaware corporation ("PARENT") and __________________ ("SHAREHOLDER").

                                   RECITALS

     WHEREAS, Shareholder is a shareholder of SCOPUS TECHNOLOGY, INC., a California corporation. (the "COMPANY").

     WHEREAS, Parent, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

     NOW, THEREFORE, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Shareholder), Shareholder hereby covenants and agrees as follows:

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS.

     For purposes of this Agreement:

          (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

          (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 8 thereof, or (ii) the date upon which the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

          (c) Shareholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security by virtue of Shareholder, directly or indirectly, having or sharing voting power over such security.

          (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.   TRANSFER OF SUBJECT SECURITIES.

     2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless such Transfer is in accordance with any affiliate agreement between Shareholder and Parent contemplated by the Merger Agreement ("AFFILIATE AGREEMENT") to which Shareholder is bound and each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement. Notwithstanding the foregoing, during the period from the date of this Agreement through the Expiration Date, Shareholder may effect a Transfer or Transfers of no more than an aggregate of 75,000 shares of Company Common Stock without fulfilling the obligations set forth in (a) or (b) above, provided that such Transfer or Transfers are in accordance with any Affiliate Agreement to which Shareholder is bound.

     2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Subject Securities.

3.   VOTING OF SHARES.

     3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date:

          (a) at any meeting of shareholders of the Company, however called, and at every adjournment thereof, Shareholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the

Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

          (b) in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Shareholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

     3.2  PROXY; FURTHER ASSURANCES.

          (a) Contemporaneously with the execution of this Agreement: (i) Shareholder shall deliver to Parent a proxy executed by Shareholder in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by Shareholder.

          (b) From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments (at Parent's expense, except with respect to any act that may be required of Shareholder by Parent as the result of a Transfer), and shall (at Shareholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

4.   WAIVER OF DISSENTERS' RIGHTS.

     Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that Shareholder may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder

5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

     Shareholder hereby represents and warrants to Parent as follows:

     5.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.2  NO CONFLICTS OR CONSENTS.

          (a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

     5.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date except that Shareholder's beneficial or record ownership of securities as represented in Section 5.3 hereof may differ as of the Expiration Date in the event of acquisitions or Transfers of securities not prohibited by the terms of this Agreement.

6.   MISCELLANEOUS.

     6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Shareholder in this Agreement shall survive the Expiration Date.

     6.2 INDEMNIFICATION. Shareholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to any inaccuracy in or breach of any representation, warranty, covenant or obligation of Shareholder contained in this Agreement or in the Proxy.

     6.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     6.4 NOTICES. Any notice or other communication required or permitted to be delivered to Parent or Shareholder under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation obtained) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

        IF TO SHAREHOLDER:

        at the address or facsimile phone number set forth below Shareholder's signature on the signature page hereof

        WITH A COPY TO:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA 94304
        Attention: Howard Zeprun, Esq.
        Fax:  (650) 493-6811

        IF TO PARENT:

        Siebel Systems, Inc.
        1885 South Grant Street
        San Mateo, CA  94402
        Attn:  Vice President Legal Affairs
        Fax:   (650) 295-5116

        WITH A COPY TO:

        Cooley Godward LLP
        3000 Sand Hill Road
        Building 3, Suite 230
        Menlo Park, CA 94025
        Attention: Eric C. Jensen
        Fax:   (650) 854-2691

     6.5 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     6.6 ENTIRE AGREEMENT. This Agreement, the Proxy, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     6.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. This Agreement shall be binding upon any Person to whom any Subject Securities are transferred to the extent provided in Section 2 hereof. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Company and their successors and assigns) any rights or remedies of any nature.

     6.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     6.9 NON-EXCLUSIVITY. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Agreement.

     6.10 GOVERNING LAW. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     6.11 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     6.12 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the undersigned have caused this VOTING AGREEMENT to be executed as of the date first written above.

                                        SIEBEL SYSTEMS, INC.



                                        By:_____________________________________

                                        Title:__________________________________



                                        SHAREHOLDER




                                        ________________________________________
                                        Name:

                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile:______________________________


                                                           Additional Securities
Shares Held of Record       Options and Other Rights         Beneficially Owned
---------------------       ------------------------       ---------------------








                                SIGNATURE PAGE

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

          The undersigned shareholder of SCOPUS TECHNOLOGY, INC., a California corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Thomas M. Siebel, Howard H. Graham and SIEBEL SYSTEMS, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "SHARES," and capitalized terms used but not defined herein shall have the meanings set forth in the Voting Agreement, dated as of the date hereof, between Parent and Shareholder (the "VOTING AGREEMENT").) Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that the undersigned shall not grant any subsequent proxy at any time prior to the Expiration Date.

          This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Syracuse Acquisition Sub, Inc. and the Company (the "MERGER AGREEMENT").

          The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the shareholders of the Company, however called, or in connection with any solicitation of written consents from shareholders of the Company, in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement.

          The undersigned may vote the Shares on all other matters.

          This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

          If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this


                               VOTING AGREEMENT
proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

          This proxy shall terminate upon the Expiration Date.

Dated: March 1, 1998

                                    _________________________________________
                                    Name:


                                    Number of shares of common stock of the
                                    Company owned of record as of the date of this proxy:


                                    _________________________________________

                                                                    APPENDIX C-2


                               VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of March 1, 1998, by and between SCOPUS TECHNOLOGY, INC. a California corporation ("COMPANY"), SIEBEL SYSTEMS, INC., a Delaware corporation, and ___________________________ ("SHAREHOLDER").

                                    RECITALS

     WHEREAS, Shareholder is a stockholder of Parent.

     WHEREAS, Parent, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

     NOW, THEREFORE, in order to induce Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Shareholder), Shareholder hereby covenants and agrees as follows:

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS.

     For purposes of this Agreement:

          (a) "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

          (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 8 thereof, or (ii) the date upon which the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

          (c) Shareholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security by virtue of Shareholder, directly or indirectly, having or sharing voting power over such security.

          (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                                       1.

          (e) "SUBJECT SECURITIES" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.   TRANSFER OF SUBJECT SECURITIES.

     2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless (i) such Transfer is in accordance with any affiliate agreement between Shareholder of even date herewith to which such Shareholder is bound ("AFFILIATE AGREEMENT") and (ii) in the case of any transfer, directly or indirectly, to any member of Shareholder's family, trust for the benefit of Shareholder or any member of Shareholder's family or and any entity beneficially owned by any such Persons, each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement (with such modifications as Company may reasonably request); and
(b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

     2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Subject Securities.

3.   VOTING OF SHARES.

     3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date:

          (a) at any meeting of shareholders of Parent, however called, and at every adjournment thereof, Shareholder shall (unless otherwise directed in writing by Company) cause all outstanding shares of Parent Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the issuance of Parent Common Stock in connection with the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

                                       2.

          (b) in the event written consents are solicited or otherwise sought from shareholders of Parent with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Shareholder shall (unless otherwise directed in writing by Company) cause to be executed, with respect to all shares of Parent Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

4.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

     Shareholder hereby represents and warrants to Company as follows:

     4.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.2  NO CONFLICTS OR CONSENTS.

          (a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

     4.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder

                                       3.

does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     4.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date except that Shareholder's beneficial or record ownership of securities as represented in Section 6.3 hereof may differ as of the Expiration Date in the event of acquisitions or Transfers of securities not prohibited by the terms of this Agreement.

5.   MISCELLANEOUS.

     5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Shareholder in this Agreement shall survive the Expiration Date.

     5.2 INDEMNIFICATION. Parent shall hold harmless and indemnify Company and Company's affiliates from and against, and shall compensate and reimburse Company and Company's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Company or any of Company's affiliates, or to which Company or any of Company's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to any inaccuracy in or breach of any representation, warranty, covenant or obligation of Shareholder contained in this Agreement or in the Proxy.

     5.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     5.4 NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation obtained) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

       IF TO SHAREHOLDER:

       at the address or facsimile phone number set forth below Shareholder's signature on the signature page hereof

       WITH A COPY TO:

       Cooley Godward LLP

                                       4.

       3000 Sand Hill Road
       Building 3, Suite 230
       Menlo Park, CA 94025
       Attention: Eric C. Jensen
       Fax:  (650) 854-2691

       IF TO COMPANY:

       SCOPUS TECHNOLOGY, INC.
       1900 Powell Street
       Emeryville, CA  94608
       Attn:  Ori Sasson
       Fax:  (510) 597-8821

       WITH A COPY TO:

       Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304
       Attention: Howard Zeprun, Esq.
       Fax:  (650) 493-6811

     5.5 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     5.6 ENTIRE AGREEMENT. This Agreement, the Proxy, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     5.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Company and its successors and assigns. This Agreement shall be binding upon any Person to whom any Subject Securities are transferred to the extent provided in Section 2

                                       5.

hereof. Nothing in this Agreement is intended to confer on any Person (other than Company and its successors and assigns) any rights or remedies of any nature.

     5.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     5.9 NON-EXCLUSIVITY. The rights and remedies of Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Company, under any Affiliate Agreement between Company and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Company, under this Agreement.

     5.10 GOVERNING LAW. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     5.11 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     5.12 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     5.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     5.14 WAIVER. No failure on the part of Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Company shall not be deemed to have waived any claim available to Company arising out of this Agreement, or any power, right, privilege or remedy of Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Company;

                                       6.

and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       7.

       IN WITNESS WHEREOF, the undersigned have caused this VOTING AGREEMENT to be executed as of the date first written above.

                                        SCOPUS TECHNOLOGY, INC.


                                        By:_____________________________________

                                        Title:__________________________________



                                        SIEBEL SYSTEMS, INC.


                                        By:_____________________________________

                                        Title:__________________________________



                                        SHAREHOLDER


                                        ________________________________________
                                        Name:

                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile:______________________________




                                                           Additional Securities
Shares Held of Record      Options and Other Rights          Beneficially Owned
---------------------      ------------------------        ---------------------





                                SIGNATURE PAGE

                                                                  APPENDIX D-1


                          COMPANY AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of ______________, 1998, by and between SIEBEL SYSTEMS, INC., a Delaware corporation ("PARENT"), SCOPUS TECHNOLOGY, INC., a California corporation ("COMPANY"), and ("AFFILIATE").

     WHEREAS, Affiliate is a shareholder [and an officer and director] of the Company.

     WHEREAS, Parent, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of March 1, 1998 (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into the Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of the Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) the Company will become a wholly-owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

     WHEREAS, Affiliate understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4 and that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used (i)for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (ii) in the SEC's Accounting Series Releases 130 and 135, and, as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

     WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered the written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

     NOW, THEREFORE, in order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

                                       1.

          (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Company Common Stock set forth under Affiliate's signature below (the "COMPANY SHARES"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature with the exception of any option to purchase shares of Company Common Stock owned by Affiliate that is held by General Atlantic Partners 17, L.P. or GAP Coinvestments Partners, L.P. as of the date of this Agreement.

          (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "PARENT SHARES"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

          (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

     SECTION 2. PROHIBITION AGAINST TRANSFER. In addition to the restrictions set forth elsewhere herein, Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of the Parent Shares unless:

          (a) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (reasonably satisfactory in form and content to Parent), each stating that such requirements have been met;

          (b) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act;

          (c) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

                                       2.

     SECTION 3. STOP TRANSFER INSTRUCTIONS; LEGEND. Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares of Parent Common Stock or any substitutions thereof shall bear a legend (together with any other legend or legends required by applicable state securities laws or otherwise), stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF _______, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND SIEBEL SYSTEMS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SIEBEL SYSTEMS, INC..

     SECTION 4. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and the Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to: (i) any shares of Company Common Stock, except pursuant to and upon the consummation of the Merger; or (ii) any shares of Parent Common Stock received by Affiliate in the Merger or any shares of Parent Common Stock received by Affiliate upon exercise of options assumed by Parent in connection with the Merger. Parent may, at its discretion, cause a restrictive legend covering the restrictions referred to in this Section 4 to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the restrictions referred to in this Section 4 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

     SECTION 5. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate (i) may transfer Affiliate's pro rata portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" number of shares of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "DE MINIMIS POOL") contingent upon confirmation and approval by legal counsel for Company and independent auditors to the Company and Parent that such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and does not otherwise adversely affect the Parent's ability to account for the Merger as a "pooling of interests" (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Company Common Stock or Parent Common Stock to the Company in payment of the exercise

                                       3.

price of options to purchase Company Common Stock; (B) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (C) transfer shares of Company Common Stock or Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (D) transfer shares of Company Common Stock or shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of shares of Common Stock of the Company or shares of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause
(C) or (D), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

     SECTION 6. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     SECTION 7. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     SECTION 8. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          IF TO PARENT:         SIEBEL SYSTEMS, INC.
                                1885 South Grant Street
                                San Mateo, CA  94402
                                Attn:  Vice President Legal Affairs
                                Fax:  (650) 295-5116

          WITH A COPY TO:       COOLEY GODWARD LLP
                                3000 Sand Hill Road
                                Building 3, Suite 230
                                Menlo Park, CA  94025
                                Attn:  Eric C. Jensen, Esq.

                                       4.

          IF TO COMPANY:        SCOPUS TECHNOLOGY, INC.
                                1900 Powell Street
                                Emeryville, CA  94608
                                Attn:  Chief Financial Officer
                                Fax:  (510) 597-5964

          WITH A COPY TO:       WILSON, SONSINI, GOODRICH & ROSATI
                                650 Page Mill Road
                                Palo Alto, CA  94304
                                Attn:  Howard Zeprun, Esq.
                                Fax:  (650) 493-9311

          IF TO AFFILIATE:

          at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

          WITH A COPY TO:       WILSON, SONSINI, GOODRICH & ROSATI
                                650 Page Mill Road
                                Palo Alto, CA  94304
                                Attn:  Howard Zeprun, Esq.
                                Fax:  (650) 493-9311

     SECTION 9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     SECTION 10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     SECTION 11. WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent or the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy

                                       5.

under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party deemed to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     SECTION 12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     SECTION 13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent or the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

     SECTION 14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and any Voting Agreement or Noncompetition Agreement between Affiliate and Parent or Irrevocable Proxy executed by Affiliate in favor of Parent constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     SECTION 15. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or the Company, under any Voting Agreement (including any Irrevocable Proxy contained therein) or Noncompetition Agreement between Parent and Affiliate; and nothing in any such Voting Agreement (including any Irrevocable Proxy) or Noncompetition Agreement shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent, under this Agreement.

     SECTION 16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Affiliate.

     SECTION 17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of the Company, Parent and their respective successors and assigns.

     SECTION 18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     SECTION 19. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. The Company or Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

                                       6.

     SECTION 20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

                                       7.

        The undersigned have executed this Agreement as of the date first set forth above.


                                        SIEBEL SYSTEMS, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        SCOPUS TECHNOLOGY, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        AFFILIATE:


                                        ________________________________________


                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile:______________________________


                                        SCOPUS TECHNOLOGY, INC.
                                        STOCK BENEFICIALLY OWNED BY AFFILIATE:


                                        _________________________________shares
                                        of Common Stock

                                        _________________________________shares
                                        of Common Stock issuable upon exercise
                                        of outstanding options




                      AFFILIATE AGREEMENT SIGNATURE PAGE

                                                                 APPENDIX D-2


                          PARENT AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of March 1, 1998, by and between SIEBEL SYSTEMS, INC., a Delaware corporation ("PARENT"), SCOPUS TECHNOLOGY, INC., a California corporation ("Company") and ___________________ ("AFFILIATE").

     WHEREAS, Affiliate is a shareholder and an officer and director of Parent.

     WHEREAS, Parent, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of March 1, 1998 (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into the Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of the Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) the Company will become a wholly-owned subsidiary of Parent.

     WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered the written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

     NOW, THEREFORE, intending to be legally bound, in order to induce the Company and Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration, the receipt and sufficiently of which are hereby acknowledged by Affiliate, Affiliate hereby covenants and agrees as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

          (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Parent Common Stock set forth under Affiliate's signature below (the "PARENT SHARES"), and Affiliate has good and valid title to the Parent Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock. Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

                                       1.

          (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

     SECTION 2. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and the Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any Parent Common Stock. Parent may, at its discretion, place a stock transfer notice consistent with the restrictions referred to in this
Section 2 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

     SECTION 3. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate may (i) transfer Affiliate's pro rata portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" amount of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "DE MINIMIS POOL") contingent upon confirmation by legal counsel for Parent and independent auditors for Parent and the Company as to whether such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (B) transfer shares of Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (C) transfer shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (B) or (C), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

     SECTION 4. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

                                       2.

     SECTION 5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and Parent or the Company , on the other. The existence of any claim or cause of action by Affiliate against Parent or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     SECTION 6. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          IF TO PARENT:         SIEBEL SYSTEMS, INC.
                                1885 South Grant Street
                                San Mateo, CA  94402
                                Attn:  Vice President Legal Affairs
                                Fax:  (650) 295-5116

          WITH A COPY TO:       COOLEY GODWARD LLP
                                3000 Sand Hill Road
                                Building 3, Suite 230
                                Menlo Park, CA  94025
                                Attn:  Eric C. Jensen, Esq.

          IF TO THE COMPANY:    SCOPUS TECHNOLOGY, INC.
                                1900 Powell Street
                                Emeryville, CA 94608
                                Attn: Chief Financial Officer
                                Fax:  (510) 597-5964

          WITH A COPY TO:       WILSON, SONSINI GOODRICH & ROSATI
                                650 Page Mill Road
                                Palo Alto, CA 94304
                                Attn:  Howard S. Zeprun, Esq.
                                (650) 493-6811

          if to Affiliate:

          at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

     SECTION 7. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part

                                       3.

thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     SECTION 8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     SECTION 9. WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     SECTION 10. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     SECTION 11. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent and the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

     SECTION 12. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and any Voting Agreement between Affiliate and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     SECTION 13. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or the Company under any Voting Agreement between Company, Parent and Affiliate and nothing in such Voting Agreement shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement.

                                       4.

     SECTION 14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Affiliate.

     SECTION 15. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent, the Company and their respective and its successors and assigns.

     SECTION 16. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     SECTION 17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent or the Company may freely assign any or all of its rights under this Affiliate Agreement in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     SECTION 18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

                                       5.

        The undersigned have executed this Agreement as of the date first set forth above.


                                        SIEBEL SYSTEMS, INC.

                                        By:_____________________________________

                                        Title:__________________________________



                                        AFFILIATE:


                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile:______________________________


                                        SIEBEL SYSTEMS, INC.
                                        STOCK BENEFICIALLY OWNED BY AFFILIATE AS
                                        OF JANUARY 31, 1998:


                                        __________ shares of Common Stock

                                        __________ shares of Common Stock
                                        issuable upon exercise of outstanding
                                        options


                                        SCOPUS TECHNOLOGY, INC.

                                        By:_____________________________________

                                        Title:__________________________________




                      AFFILIATE AGREEMENT SIGNATURE PAGE

                                                                      Appendix E


                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of March __, 1998 (this "Agreement"), by and between SCOPUS TECHNOLOGY, INC., a California corporation (the "Company"), and SIEBEL SYSTEMS, INC., a Delaware corporation ("Parent").

                                   RECITALS

     A. The Company, Parent and Syracuse Acquisition Sub, a California corporation ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company as the surviving corporation in the Merger.

     B. As a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to grant Parent the Option.

     C. Terms not defined herein shall have the meanings set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Company and Parent agree as follows:

     1.  Grant of Option.  Subject to the terms and conditions set forth herein,
         ---------------
the Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 3,493,879 shares of the common stock of the Company (such shares, subject to adjustment under Section 4 below, being referred to as the "Option Shares"), at a purchase price of $20.00 (subject to adjustment as set forth under Section 4 below) per Option Share (the "Purchase Price").

     2.  Exercise of Option.
         ------------------

     (a) The Option shall become exercisable, and Parent may exercise the Option, in whole or in part, on any one occasion at any time following the occurrence of a Triggering Event; provided, however, that if the Option shall have become exercisable under this Section 2(a), then the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 270 days after the first occurrence of a Triggering Event, and (iii) the valid termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Triggering Event.

     (b) If (i) the Company Shareholders' Meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and the Merger Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Company Shareholder Vote, (ii) following the date hereof and at or prior to the time of the Company Shareholders' Meeting, an Acquisition Proposal shall have been publicly announced, and (iii) on or prior to the first anniversary of the termination of the Merger Agreement, the Company shall have entered into a definitive agreement providing for a Company Acquisition or a Company Acquisition shall have been consummated, then the Option shall become exercisable, and Parent may exercise the Option, in whole or in part, on any one occasion at any time following the date of such definitive agreement (or if there is no definitive agreement, the consummation of such Company Acquisition);

provided, however, that if the Option shall have become exercisable under this
Section 2(b), then the Option shall terminate and be of no further force and effect 180 days after the date of such definitive agreement (or if there is no definitive agreement, 180 days after the consummation of such Company Acquisition).

     (c) Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option shall not affect any rights hereunder which do not by their terms terminate or expire prior to or as of such termination.

     (d) In the event that Parent wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") to that effect which notice also specifies a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of the purchase of the Option Shares to be purchased (the "Option Closing Date"); provided, however, that (i) if the closing of the purchase of such Option Shares pursuant to the Option (the "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The place of the Option Closing shall be at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306, and the time of the Option Closing shall be 10:00 a.m. (West Coast Time) on the Option Closing Date (as it may be extended pursuant to this Section 2(d)).

     3.  Payment and Delivery of Certificates.
         ------------------------------------

     (a) At the Option Closing, Parent shall pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares being acquired by Parent.

     (b) At the Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), the Company shall deliver to Parent a certificate or certificates representing the Option Shares to be purchased at the Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever other than those created by Parent or created under applicable securities laws.

     (c) Certificates for the Option Shares delivered at the Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE

REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO BUY-BACK PROVISIONS IN FAVOR OF THE ISSUER."

It is understood and agreed that the foregoing legend with respect to securities laws shall be removed by delivery of substitute certificate(s) without such legend upon the sale of any Option Shares pursuant to (i) a registered public offering or (ii) Rule 144 under the Securities Act or any other sale as a result of which such legend is no longer required (upon the receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that the conditions for removal of such legend have been satisfied).

     4.  Adjustment upon Changes in Capitalization, Etc.
         ----------------------------------------------

     (a) In the event of any stock dividend or extraordinary cash or other distribution, split-up, merger, consolidation, recapitalization, combination, sale of all or substantially all of the Company's assets, exchange of shares, or similar transaction involving the Company or any Company Stock, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) If at any time from the date the Option becomes exercisable through the tenth anniversary of such date, Parent or any of Parent's affiliates effects a sale, transfer or other disposition of the Option or any of the Option Shares or any rights therein (a "Sale"), then Parent shall cause to be paid to the Company (in cash or in the form of the other consideration, if any, received by Parent pursuant to the Sale), the amount by which: (i) the Proceeds of such Sale, exceeds (ii) the Aggregate Cost Amount with respect to the Option or the Option Shares (as the case may be) subject to such Sale. For purposes of this Section 4:

        (i) The "Proceeds" of a Sale shall mean the aggregate amount of the proceeds (in cash or in kind) paid to Parent or any of its affiliates pursuant to such Sale (with any non-cash proceeds being valued at the fair market value thereof).

        (ii) The "Aggregate Cost Amount" with respect to the Option shall be equal to the aggregate amount of all costs (including, without limitation, brokers fees and commissions, filing fees, legal fees, accounting fees, any amounts paid or payable by Parent under Section 16(b) of the Exchange Act and any taxes) paid or payable as a result of the Sale by Parent of the Option. The "Aggregate Cost Amount" with respect to any Option Share shall be equal to the sum of (A) the aggregate dollar amount paid by Parent or its affiliate(s) for such Option Shares, (B) the aggregate amount of all costs (including, without limitation, brokers fees and commissions, filing fees, legal fees, accounting fees, any amounts paid or payable by Parent under Section 16(b) of the Exchange Act and any taxes) paid or payable as a result of the acquisition or Sale of such Option Shares, and (C) interest at the rate of 7% per annum on the dollar amount referred to in clause "(A)" of this sentence (for the period commencing as of the date such Option Shares were acquired by Parent and ending on the date of the Sale of such Option Shares).

     (c) During the 180-day period commencing 270 days after the acquisition, if any, by Parent of the Option Shares, the Company may (to the extent lawfully permitted) elect to repurchase any or all of the Option Shares held by Parent or any other Person at a price equal to the Aggregate Cost Amount with respect to the Option Shares to be repurchased; provided, however, that such 180-day period shall be extended to the extent necessary to allow any applicable governmental notification period to expire or be terminated and any required governmental approval to be obtained.

     (d) Notwithstanding anything to the contrary contained in this Agreement, a Sale shall not be deemed to have taken place in connection with any conversion or exchange of the Option as contemplated by Section 4(b) hereof.

     5.  Listing.  If Company Stock or any other securities to be acquired upon
         -------
exercise of the Option are then listed on any national securities exchange or national securities quotation system, the Company, upon the request of Parent, shall promptly file an application to list the shares of Company Stock or other securities to be acquired upon exercise of the Option on such national securities exchange or national securities quotation system and shall use reasonable efforts to obtain approval of such listing as promptly as practicable.

     6.  Registration Rights.  The Company shall, if requested by Parent at any
         -------------------
time and from time to time within five years after the date of exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other orderly disposition of any or all securities that have been acquired by exercise by Parent of the Option, in accordance with the intended method of sale or other disposition stated by Parent, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use its reasonable efforts to qualify such securities under any applicable state securities laws; provided, however, that the Company shall not be required to qualify to do business in or consent to general service of process in, any jurisdiction by reason of this sentence. Parent agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 90 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate (in any 180 day period) with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would adversely affect the Company. In the event of any suspension of any registration statement, the Company agrees that the period of time during which the Company is obligated to maintain the effectiveness of such registration statement shall be extended for a period of time equal to the period during which such suspension was in place. Any registration statement prepared and filed under this Section, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commission, brokers' fees and the fees and disbursements of Parent's counsel related thereto. Parent shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section, the Company effects an underwritten registration under the Securities Act of the Company's equity securities for its own account or for any other of its stockholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow Parent the right to participate in such registration; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, priority shall be given to the securities intended to be included therein by the Company for its own account and, thereafter, the Company shall include the securities requested to be included therein by Parent pro rata with the securities intended to be included therein by other stockholders of the Company not having agreements giving them priority in such registration. In connection with any registration pursuant to this Section, Parent and the Company shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     7.  Miscellaneous.
         -------------

     (a) Fees and Expenses.  Except as otherwise provided in the Merger
         -----------------
Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

     (b) Amendment.  This Agreement may not be amended except by an instrument
         ---------
in writing signed on behalf of each of the parties.

     (c) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
         -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

     (d) Notices.  All notices or other communications under this Agreement
         -------
shall be in writing nd shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

        Scopus Technology, Inc.
        1900 Powell Street
        Emeryville, CA 94608
        Fax: (510) 397-5964

        With a copy to:

        Wilson, Sonsini, Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA 94304
        Attn:  Howard Zeprun, Esq.
        Fax:  (650) 493-9300

     If to Parent:

        Siebel Systems, Inc.
        1885 South Grant Street
        San Mateo, CA 94402
        Attn:  Vice President Legal Affairs
        Fax:  (650) 295-5116


     With a copy to:

        Cooley Godward, LLP
        3000 Sand Hill Road
        Menlo Park, CA 94025
        Attn:  Eric C. Jensen, Esq.
        Fax:  (650) 854-2691

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     (e) Assignment; Binding Effect.  This Agreement and Parent's rights,
         --------------------------
interests and obligations may by assigned by Parent (by operation of law or otherwise) without the consent of any other Person. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (f) Further Assurances.  In the event of any exercise of the Option by
         ------------------
Parent, the Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (g) ENFORCEMENT.  THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD
         -----------
OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF CALIFORNIA OR ANY CALIFORNIA STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OR A CALIFORNIA STATE COURT.

     (h) Counterparts.  This Agreement may be executed by the parties hereto in
         ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        Scopus Technology, Inc.


                                        By:_______________________

                                        Siebel Systems, Inc.


                                        By:________________________

                                                                     APPENDIX F

                      CALIFORNIA GENERAL CORPORATION LAW

                         CHAPTER 13 DISSENTERS' RIGHTS

SEC. 1300. CORPORATE PURCHASE OF DISSENTING SHARES.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for enforcement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

SEC. 1301. NOTICE TO DISSENTING SHAREHOLDERS; DEMAND FOR PURCHASE OF SHARES.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SEC. 1302. SHAREHOLDER CERTIFICATES OR NOTICE; TIME LIMIT FOR SUBMISSION.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SEC. 1303. AGREED PRICE; INTEREST; FILING OF AGREEMENTS; TIME FOR PAYMENT.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SEC. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING OR TO DETERMINE FAIR MARKET VALUE.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SEC. 1305. APPRAISER'S REPORT.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

SEC. 1306. HOLDERS OF DISSENTING SHARES AS CREDITORS.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SEC. 1307. DIVIDENDS ON DISSENTING SHARES AFTER APPROVAL DATE.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SEC. 1308. RIGHTS IN DISSENTING SHARES PRIOR TO DETERMINATION OF FAIR MARKET VALUE.

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SEC. 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SEC. 1310. LITIGATION; SUSPENSION OF PROCEEDINGS.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SEC. 1311. SHARES SPECIFYING AMOUNT IN EVENT OF MERGER OR REORGANIZATION.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SEC. 1312. ATTACK ON VALIDITY OF MERGER OR REORGANIZATION.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding.

          The Registrant's Amended and Restated Certificate of Incorporation, as amended and Bylaws provide for indemnifications to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended eliminates the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

          THE REGISTRANT HAS OBTAINED DIRECTORS' AND OFFICERS' LIABILITY INSURANCE THAT COVERS CERTAIN LIABILITIES, INCLUDING LIABILITIES TO THE REGISTRANT AND ITS STOCKHOLDERS.

          Pursuant to the Reorganization Agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of Scopus as of the date of the Reorganization Agreement for acts and omissions occurring prior to the Effective Time, as provided in the Scopus Articles of Incorporation and the Scopus Bylaws (as in effect as of the date of the Reorganization Agreement) and as provided in the indemnification agreements between Scopus and said directors and officers (as in effect as of the date of the Reorganization Agreement), shall survive the Merger and the Registrant shall cause the Surviving Corporation to perform all of its obligations arising thereunder for a period of not less than eight years from the Effective Time. The Reorganization Agreement also provides that from the Effective Time until the third anniversary of the Effective Time, the Registrant will cause the Surviving Corporation to maintain in effect, for the benefit of the persons serving as directors and officers of Scopus as of the date of the Reorganization Agreement with respect to acts or omissions occurring prior to the Effective Time, the Existing Policy; provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 150% of the annual premium currently paid by Scopus for such insurance. The Reorganization Agreement further provides that in the event any future annual premium for the Existing Policy (or any substitute policies) exceeds 150% of the annual premium currently paid by Scopus for such insurance, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the annual premium currently paid by Scopus for such insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) EXHIBITS

EXHIBIT
NUMBER                        EXHIBIT
------    ----------------------------------------------------------------------

2.1 Agreement and Plan of Merger and Reorganization dated as of March 1, 1998, by and among Siebel Systems, Inc., a Delaware corporation ("Siebel"), Syracuse Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Siebel, and Scopus Technology, Inc., a California corporation ("Scopus") (See Appendix A to the Joint Proxy Statement/Prospectus).
5.1       Legal Opinion of Cooley Godward LLP.
8.1       Tax Opinion of Cooley Godward LLP.
8.2       Tax Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
11.1 Statement of Computation of Earnings (Loss) per Share for Siebel Systems Inc. (1)
11.2 Statement of Computation of Earnings (Loss) per Share for Scopus Technology, Inc. (2)
23.1      Consent of KPMG Peat Marwick LLP.
23.2      Consent of Coopers & Lybrand LLP.
23.3      Consent of NationsBanc Montgomery Securities LLC.
23.4      Consent of Morgan Stanley & Co. Incorporated.
23.5      Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).
23.6      Consent of Wilson Sonsini Goodrich & Rosati, P.C. (See Exhibit 8.2).
24.1      Power of Attorney (See page II-4).
99.1      Form of Scopus Voting Agreement (Incorporated by reference to Exhibit
          99.2 of the Current Report on Form 8-K filed by Siebel on
          March 16, 1998).
99.2      Form of Siebel Voting Agreement (Incorporated by reference to Exhibit
          99.3 of the Current Report on Form 8-K filed by Siebel on
          March 16, 1998).
99.3 Form of Scopus Affiliate Agreement (See Appendix D-1 of the Joint Proxy Statement/Prospectus).
99.4 Form of Siebel Affiliate Agreement (See Appendix D-2 of the Joint Proxy Statement/Prospectus).
99.5 Stock Option Agreement (See Appendix E of the Joint Proxy Statement/Prospectus).
99.6      Form of Siebel Proxy Card.
99.7      Form of Scopus Proxy Card.
------------------
(1) Incorporated by reference to the Siebel Annual Report on Form 10-K for the year ended December 31, 1997.
(2) Incorporated by reference to the Scopus Annual Report on form 10-K for the year ended March 31, 1997 and the Scopus Form 10-Q for the nine-month period ended December 31, 1997.

   (b) FINANCIAL STATEMENT SCHEDULES

          All schedules have been omitted because they are not applicable or not required or the information required to be set forth therein is included in the Annual Reports on Form 10-K of Siebel and Scopus incorporated by reference into the Joint Proxy Statement/Prospectus.

   (c) ITEM 4(B) REPORTS

          See Appendices B-1 and B-2 to the Joint Proxy Statement/Prospectus.

ITEM 22. UNDERTAKINGS.

         (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (2) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Bylaws (the "Bylaws") of the Registrant and the Delaware General Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) (A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, County of San Mateo, State of California on the 16th day of March, 1998.

                                          By: /s/  Thomas M. Siebel
                                              ---------------------
                                          Thomas M. Siebel
                                          Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Howard H. Graham and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the require of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                                  TITLE                              DATE
          ---------                                  -----                              ----
    /s/ Thomas M. Siebel                Chairman, Chief Executive                  March 16, 1998
-----------------------------           Officer and Director
     Thomas M. Siebel                   (Principal Executive Officer)


    /s/ Howard H. Graham                Senior Vice President, Finance             March 16, 1998
-----------------------------           and Administration, and Chief
      Howard H. Graham                  Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

    /s/ Eric E. Schmidt                 Director                                   March 16, 1998
-----------------------------
      Eric E. Schmidt

    /s/ James C. Gaither                Director                                   March 16, 1998
-----------------------------
      James C. Gaither

    /s/ George T. Shaheen               Director                                   March 16, 1998
-----------------------------
      George T. Shaheen

    /s/ Charles R. Schwab               Director                                   March 16, 1998
-----------------------------
      Charles R. Schwab

    /s/ A. Michael Spence               Director                                   March 16, 1998
-----------------------------
      A. Michael Spence

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                  EXHIBIT
------ -------------------------------------------------------------------------
2.1    Agreement and Plan of Merger and Reorganization dated as of March 1,
       1998, by and among Siebel Systems, Inc., a Delaware corporation
       ("Siebel"), Syracuse Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Siebel, and Scopus Technology, Inc., a
       California corporation ("Scopus") (See Appendix A to the Joint Proxy
       Statement/Prospectus).
5.1    Legal Opinion of Cooley Godward LLP.
8.1    Tax Opinion of Cooley Godward LLP.
8.2    Tax Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
11.1   Statement of Computation of Earnings (Loss) per Share for Siebel Systems Inc. (1)
11.2   Statement of Computation of Earnings (Loss) per Share for Scopus Technology, Inc. (2)
23.1   Consent of KPMG Peat Marwick LLP.
23.2   Consent of Coopers & Lybrand LLP.
23.3   Consent of NationsBanc Montgomery Securities LLC.
23.4   Consent of Morgan Stanley & Co. Incorporated.
23.5   Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).
23.6   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (See Exhibit 8.2).
24.1   Power of Attorney (See page II-4).
99.1   Form of Scopus Voting Agreement (Incorporated by reference to Exhibit
       99.2 of the Current Report on Form 8-K filed by Siebel on
       March 16, 1998).
99.2   Form of Siebel Voting Agreement (Incorporated by reference to Exhibit
       99.3 of the Current Report on Form 8-K filed by Siebel on March 16, 1998).
99.3   Form of Scopus Affiliate Agreement (See Appendix D-1 of the Joint
       Proxy Statement/Prospectus).
99.4   Form of Siebel Affiliate Agreement (See Appendix D-2 of the Joint
       Proxy Statement/Prospectus).
99.5   Stock Option Agreement (See Appendix E of the Joint Proxy Statement/Prospectus).
99.6   Form of Siebel Proxy Card.
99.7   Form of Scopus Proxy Card.

-------------------
(1) Incorporated by reference to the Siebel Annual Report on Form 10-K for the year ended December 31, 1997.
(2) Incorporated by reference to the Scopus Annual Report on form 10-K for the year ended March 31, 1997 and the Scopus Form 10-Q for the nine-month period ended December 31, 1997.